Exhibit 10.28

FRANCHISE DISCLOSURE DOCUMENT

La Rosa Franchising, LLC
a Florida limited liability company
1420 Celebration Blvd., Suite 20
Celebration, FL 34747
Phone: 321-939-3748

Fax: 407-566-2017

Info@larosafranchising.com
www.JoinLaRosa.com

La Rosa Franchising, LLC offers franchises for the operation of a business offering real estate brokerage services to both residential and commercial real property purchasers and sellers. The franchisee can elect to operate under either the brand name La Rosa Realty or Better Homes Realty.

The total investment necessary to begin operation of a franchise ranges from $23,700.00 to $278,000.00. This includes an Initial Franchise Fee of $10,000 that must be paid to the Franchisor. If you desire to open one or more Branch Offices within your Territory, your investment for each additional Branch Office you open may be similar, less the Initial Franchise Fee since there is no additional franchise fee for a Branch Office.

This disclosure document summarizes certain provisions of your franchise agreement and other information in plain English. Read this disclosure document and all accompanying agreements carefully. You must receive this disclosure document at least 14 calendar-days before you sign a binding agreement with, or make any payment to, the Franchisor or a Franchisor Affiliate in connection with the proposed franchise sale. Note, however, that no governmental agency has verified the information contained in this document.

You may wish to receive your disclosure document in another format that is more convenient for you. To discuss the availability of disclosures in different formats, contact Mark Gracy at 1420 Celebration Blvd., Suite 200, Celebration, FL 34747, and call 321-939-3748.

The terms of your contract will govern your franchise relationship. Don’t rely on the disclosure document alone to understand your contract. Read all of your contract carefully. Show your contract and this disclosure document to an advisor, like a lawyer or an accountant.

Buying a franchise is a complex investment. The information in this disclosure document can help you make up your mind. More information on franchising, such as “A Consumer’s Guide to Buying a Franchise,” which can help you understand how to use this disclosure document, is available from the Federal Trade Commission. You can contact the FTC at 1-877-FTC-HELP or by writing to the FTC at 600 Pennsylvania Avenue, NW, Washington, D.C. 20580. You can also visit the FTC’s home page at www.ftc.gov for additional information. Call your state agency or visit your public library for other sources of information on franchising.

There may also be laws on franchising in your state. Ask your state agencies about them.

The issuance date: March 2, 2020

How to Use This Franchise Disclosure Document

Here are some questions you may be asking about buying a franchise and tips on how to find more information:

QUESTION	WHERE TO FIND INFORMATION
How much can I earn?	Item 19 may give you information about outlet sales, costs, profits or losses. You should also try to obtain this information from others, like current and former franchisees. You can find their names and contact information in Item 20.
How much will I need to invest?	Items 5 and 6 list fees you will be paying to the franchisor or at the franchisor’s direction. Item 7 lists the initial investment to open. Item 8 describes the suppliers you must use.
Does the franchisor have the financial ability to provide support to my business?	Item 21 or Exhibit B includes financial statements. Review these statements carefully.
Is the franchise system stable, growing, or shrinking?	Item 20 summarizes the recent history of the number of company-owned and franchised outlets.
Will my business be the only La Rosa Realty or Better Homes Realty business in my area?	Item 12 and the “territory” provisions in the franchise agreement describe whether the franchisor and other franchisees can compete with you.
Does the franchisor have a troubled legal history?	Items 3 and 4 tell you whether the franchisor or its management have been involved in material litigation or bankruptcy proceedings.
What’s it like to be a La Rosa Realty or Better Homes Realty franchisee?	Item 20 lists current and former franchisees. You can contact them to ask about their experiences.
What else should I know?	These questions are only a few things you should look for. Review all 23 Items and all Exhibits in this disclosure document to better understand this franchise opportunity. See the table of contents.

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What You Need to Know About Franchising Generally

Continuing responsibility to pay fees. You may have to pay royalties and other fees even if you are losing money.

Business model can change. The franchise agreement may allow the franchisor to change its manuals and business model without your consent. These changes may require you to make additional investments in your franchise business or may harm your franchise business.

Supplier restrictions. You may have to buy or lease items from the franchisor or a limited group of suppliers the franchisor designates. These items may be more expensive than similar items you could buy on your own.

Operating restrictions. The franchise agreement may prohibit you from operating a similar business during the term of the franchise. There are usually other restrictions. Some examples may include controlling your location, your access to customers, what you sell, how you market, and your hours of operation.

Competition from franchisor. Even if the franchise agreement grants you a territory, the franchisor may have the right to compete with you in your territory.

Renewal. Your franchise agreement may not permit you to renew. Even if it does, you may have to sign a new agreement with different terms and conditions in order to continue to operate your franchise business.

When your franchise ends. The franchise agreement may prohibit you from operating a similar business after your franchise ends even if you still have obligations to your landlord or other creditors.

Some States Require Registration

Your state may have a franchise law, or other law, that requires franchisors to register before offering or selling franchises in the state. Registration does not mean that the state recommends the franchise or has verified the information in this document. To find out if your state has a registration requirement, or to contact your state, use the agency information in Exhibit A.

Your state also may have laws that require special disclosures or amendments be made to your franchise agreement. If so, you should check the State Specific Addendum. See the Table of Contents for the location of the State Specific Addendum.

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Special Risks to Consider About This Franchise

Certain states require that the following risk(s) be highlighted:

Out-of-State Dispute Resolution. The franchise agreement requires you to resolve disputes with the franchisor by mediation, arbitration and/or litigation only where La Rosa Franchising LLC has its principal business office. Out-of-state mediation, arbitration, or litigation may force you to accept a less favorable settlement for disputes. It may also cost more to mediate, arbitrate, or litigate with the franchisor in California than in your own state.

Certain states may require other risks to be highlighted. Check the “State Specific Addendum” to see whether your state requires other risks to be highlighted.

Short Operating History. The franchisor is at an early stage of development and has limited operating history. This franchise is likely to be a riskier investment than a franchise in a system with a longer operating history.

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EXHIBITS:

Exhibit A:	Financial Statements
Exhibit B:	Franchise Agreement
Exhibit C:	List of Current Franchisees
Exhibit D:	List of State Agencies and Agents for Service
Exhibit E:	State-Specific Addendum
Exhibit F:	Nondisclosure and Noncompetition Agreement
Exhibit G:	Statement of Franchisee
Exhibit H:	General Release
Exhibit I.	APSA Purchase Agreement
Exhibit J:	Receipt

ITEM 1: THE FRANCHISOR AND ANY PARENTS, PREDECESSORS, AND AFFILIATES

To simplify the language in this Franchise Disclosure Document the words “we”, “us” “our” and “Franchisor” means La Rosa Franchising, LLC. “You”, “your” or “Franchisee” means the person, corporation, partnership or other business entity that buys the Franchise. If you are a business entity, “you” includes your owners.

The Franchisor, Predecessor and Affiliates

La Rosa Franchising, LLC is a Florida limited liability company formed on November 11, 2017. We do not do business under any other name. Our principal business address is 1420 Celebration Blvd., Suite 200, Celebration, FL34747. We began offering franchises for La Rosa Realty and Better Homes Realty offices in 2019. We have not offered franchises in other lines of business. While we do not operate a La Rosa Realty or Better Homes Realty office, some of our Affiliates (described below) operate La Rosa Realty offices located in the states of California, Florida, Georgia, New York, South Carolina and North Carolina. Currently, twenty-eight (28) Affiliate-owned locations are in operation. We do not have a parent.

Better Homes Realty franchised offices had been offered by Better Homes Realty, Inc., a Nevada corporation. It currently has 28 franchised offices in operation, principally in California but also in Pennsylvania, New Jersey and Texas. As more fully discussed in Item 13 below, in 2019 Better Homes Realty, Inc. licensed us to sell franchises for Better Homes Realty franchises throughout United Stated, Canada and elsewhere. We will also oversee and administer the offices we sell, no matter their brand. While Better Homes Realty, Inc. continues to have the right under our license agreement to continue to sell franchises, it currently does not plan to actively do so and has let its various franchise registrations expire.

We currently have the following affiliates (“Affiliates”).

La Rosa Development Corp. (“Development Corp”) is a Florida corporation formed on July 9, 2004 by Joseph La Rosa and Michael La Rosa (Joseph La Rosa’s brother). Development Corp develops and owns separate properties and does not operate a La Rosa Realty or Better Homes Realty business.

La Rosa Realty, LLC (“Realty LLC”) is a Florida limited liability company formed on August 18, 2004. Realty LLC is a real estate brokerage business operating in the state of Florida similar to the business you will operate.

La Rosa Coaching, LLC (“Coaching LLC”) is a Florida limited liability company formed on January 18, 2017. Coaching LLC provides real estate brokerage training and related services to real estate brokerage businesses, including our franchisees.

Advantage International Title, LLC (“Title LLC”) is a Florida limited liability company formed on February 18, 2014. Title LLC is a title agency. Title LLC provides title, escrow and related services to real estate brokerage businesses, including our franchisees.

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La Rosa CRE, LLC (“CRE”) is a Florida limited liability company formed on May 2, 2019.CRE provides commercial real estate brokerage services and related commercial training and management services to real estate brokerage businesses, including our franchisees.

La Rosa Insurance, LLC (“Insurance LLC”) is a Florida limited liability company, formed December 27, 2012. Insurance LLC provides homeowner’s, auto, and health insurance and related services to real estate brokerage businesses, including our franchisees.

La Rosa Property Management LLC (“Property Management LLC”) is a Florida limited liability company, formed September 5, 2014. Property Management LLC provides residential and commercial property management.

Next Generation Advanced Commissions, LLC (“Next Generation”) is a Florida limited liability company formed July 23, 2015. Next Generation provides Agents the opportunity to request an advance on upcoming commissions from future transactions and related services to real estate brokerage businesses, including our franchisees.

La Rosa Realty Network, LLC (“Realty Network”) is a Florida limited liability company formed July 21, 2005. Realty Network holds licensed real estate Sales Associates licenses in Florida to maintain active status in the State of Florida and ancillary services to real estate brokerage businesses, including our franchisees.

La Rosa Realty New York, LLC (“Realty New York”) is a New York limited liability company formed June 1st 2012. Realty New York operates a real estate brokerage business in the State of New York substantially similar to the business you will operate.

La Rosa Realty California, LLC (“Realty California”) is a California limited liability company formed April 10, 2017. Realty California operates a real estate brokerage business in the State of California substantially similar to the business you will operate.

La Rosa Realty South Carolina, LLC (“Realty South Carolina”) is a South Carolina limited liability company formed January 31, 2018. Realty South Carolina operates a real estate brokerage business in the State of South Carolina substantially similar to the business you will operate.

La Rosa Realty Georgia, LLC (“Realty Georgia”) is a Georgia limited liability company formed July 10, 2018. Realty Georgia operates a real estate brokerage business in the State of Georgia substantially similar to the business you will operate.

We share an address with all of our Affiliates.

The Business

We offer franchises for the use of the “La Rosa Realty” and “Better Homes Realty” trademarks, trade names, service marks, logos and other trademarks and service marks from time to time included within the System (“Marks”). When you sign your Franchise Agreement you select the brand under which you will operate. You cannot have an office that uses both brands. The Franchise Agreement that governs your use of one of the brands is virtually the same no matter the brand that you chose, except for the provisions that pertain to the specific brand you are licensed to use.

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The franchises we sell operate under a business format, and a unique system, including our valuable know-how, information, Trade Secrets, methods, Operations Manual, standards, designs, methods of trademark usage, copyrights, sources and specifications, confidential electronic and other communications, methods of Internet usage, marketing programs, and research and development connected with the operation and promotion of the our system of real estate brokerage offices (“System”). We reserve the right to change or otherwise modify the System at any time. Each franchised office offers residential and commercial real property purchasers and sellers a variety of services in the real estate industry.

You must operate your franchised office per our standard business operating practices and sign our standard franchise agreement (“Franchise Agreement”). We reserve the right to add, modify, or delete any Services that you must offer or sell at your office at any time. You must also obtain all necessary permits, licenses and approvals to operate your office, including a license to operate as a real estate broker as required by each state in which your office is located.

You will be permitted to open branch offices (“Branch Offices”) in your Territory as part of your franchise. As such, unless stated otherwise, the fees listed below apply to all offices opened under your Franchise Agreement rather than separate fees for each Branch Office.

Regulations

There are specific regulations pertaining to operating in the commercial and residential real estate industry and you must comply with all local codes, regulations and licensing requirements. Local and state authorities may require you to obtain a real estate broker’s license to operate a real estate office. Some states also require franchised real estate brokers to identify themselves as franchised real estate brokers when offering Services to the public. You should consult with local agencies and/or your attorney. You must obtain all required licenses and permits and ensure that your employees, agents, and others providing commercial and residential real estate services to customers on behalf of your business have all required licenses and permits. The failure to maintain the proper licensing is a material breach of the Franchise Agreement. You should familiarize yourself with these laws before deciding to purchase a franchise from us.

Market Competition

The System presently focuses on providing real estate services to the public. You will have to compete with other real estate brokerage businesses including franchised operations, national chains, independent real estate brokers and agents and independently owned real estate companies offering real estate services to residential and commercial customers. You will also face normal business risks that could have an adverse effect on your business.

The success of the System is dependent on key personnel, the loss of whom could have an adverse effect on us. Our ability to fulfill our obligations under our Franchise Agreement depends in part on our present and future financial condition. Litigation risks also exist, which may not be foreseeable.

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Existing La Rosa Realty, LLC Business Locations

It is our intention to initially offer franchises to exiting real estate brokers now working for our affiliate, La Rosa Realty, LLC. If you purchase an existing office from our affiliate, you will be required to purchase the furniture, fixtures and equipment then existing at that office. The location will be sold, leased, subleased or otherwise transferred and assigned to you in conjunction with you entering into a Franchise Agreement with us. The form of the purchase agreement with La Rosa Realty, LLC is attached hereto as Exhibit J. Such form is provided as a general guide since each existing business is unique and there are variables that may require divergent terms and conditions.

ITEM 2: BUSINESS EXPERIENCE

President and Founder — Joseph La Rosa

Mr. La Rosa has been our President and Founder since our formation on January 18, 2017. Additionally, he has been President of La Rosa, LLC in Celebration, Florida, since its formation on August 8, 2004. Mr. La Rosa is also the President or Vice President of each of the Affiliates listed in ITEM 1, other than Advantage International Title, LLC, which is independently managed and operated by Graciela La Rosa. Mr. La Rosa is also a manager of both of the Affiliates, Realty New York and Realty California.

Vice President-Operations and Development - Mark Gracy

Mr. Gracy has held his current positions since August, 2019. From June, 2017, until he assumed his current position he was a Team Leader, Education Coordinator and Regional Director for South Florida for La Rosa Realty, LLC. From 2014 until June, 2017, Mr. Gracy was a Partner and Team Leader with KW Real Estate Partners at Keller Williams Realty in Topsfield and Newburyport, Massachusetts.

Director of Marketing - Brian David Kirkwood

Mr. Kirkwood is the current Director of Marketing for Realty LLC since July 2016. Prior to that Mr. Kirkland worked as a Production Assistant and Tour Facilitator for the Disney Institute from August 2012 through February 2015 and as a Guest Correspondence and Billing Associate for Walt Disney World from July 2013 through August 2014. He has also worked as a freelance Social Media and Blog Content Specialist since September of 2010.

Chief Financial Officer - Stacey H. Stuck

Ms. Stuck has been the Controller for Realty LLC since September of 2018; was the Accounting Manager for Magic Development LLC from July 2017 until September 2018; and was the Business Manager of New Castle, PA Community YMCA from September 2015 to April 2017. Prior to that Ms. Stuck was an Accounting Specialist and Accounts Payable/Receivable Supervisor for Contessa Premium Foods from July 2012 through March 2016.

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Vice President — Professional Advancement — Veronica Malolos

Ms. Malolos assumed her position with us in October, 2019. Since 2014 she has also been a commercial real estate agent with NAI Realvest in Orlando, Florida. She was the 2014 District Vice President for Florida Realtors, 2018 Chair of the Housing Opportunity Committee is the 2020 Chair of the Smart Growth Advisory Board of the National Association of Realtors.

ITEM 3: LITIGATION

No litigation is required to be disclosed in this Item.

ITEM 4: BANKRUPTCY

No bankruptcy information is required to be disclosed in this Item.

ITEM 5: INITIAL FEES

You must pay us an initial franchise fee (“Initial Franchise Fee”) of $10,000 for your first office, which is payable when you sign a Franchise Agreement and is not refundable under any circumstances. We will negotiate with you before you sign your Franchise Agreement regarding the size of your Territory and the number of Branch Offices you may open in the Territory. During our last fiscal year, no franchised outlets were opened and we collected no Initial Franchise Fees.

ITEM 6: OTHER FEES

Type of Fee	Amount	Due Date	Remarks
Royalty Fees (Notes 1 & 2) †

The Royalty Fee you pay us if you are a Large Office Franchisee is calculated as the greater of: (i) $75.00 per transaction per Agent (but not exceeding $1,800.00 per Agent per calendar year); or (ii) $500 per month.

The Royalty Fee you pay us if you are a Small Office Franchisee is calculated as the greater of: (i) $120.00 per transaction per Agent (but not exceeding $1,800.00 per Agent per calendar year); or (ii) $1,000 per month.

Payable monthly in arrears on or before the 10th of the following month.

Calculated as to each Agent on a per closed transaction basis capped for each individual Agent at $1,800.00 per calendar year.

Large Office Franchisees are defined as Franchisees having more than 20 Agents associated with your Office(s).

Small Office Franchisees are defined as Franchisees having not more than 20 Agents associated with your Office(s).

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Type of Fee	Amount	Due Date	Remarks
Where the Gross Commission Income (Note 1) from a transaction is less than $1,500.00, a reduced Royalty Fee will be payable calculated at five percent (5%) of the Gross Commission Income received, subject to the $1,800.00 annual contribution cap.
Annual Membership Fee (Note 3) †	Annual Membership Fee of $50 (prorated for any partial year) to be paid by each of your Agents, but we reserve the right to increase this amount by no more than $10 per Agent per year.	Due annually on or before the 10th day of January (prorated for any partial year and payable within 10 days after each Agent commences his or her association with you if other than January 10th.	We reserve the right to increase the Annual Membership Fee annually, but such increase will not exceed $10 per year. If any Agent fails to pay an Annual Membership Fee when due, then you will pay such fee on demand from us.
La Rosa Coaching Fee †	20% of Gross Commission Income of an Agent on 1st three (3) Real Estate Transactions	At Closing of Transactions	Paid by Franchisee’s Agents either to Franchisor or to Franchisee, whichever party has provided La Rosa Coaching to Agents.
Technology Fee (Note 4) †

Small Office Franchisees will pay $50.00 per Agent per month.

Large Office Franchisees will pay (a) $35.00 per Agent per month if Franchisee has less than 99 Agents, or (b) $25.00 per Agent per month if Franchisee has 100 or more Agents

		Payable monthly on or before the 10th of each month.	We reserve the right to increase the Technology Fee during each year of the franchise term.
Additional Assistance (Note 5) †	$500-$1000 per person per day plus travel expenses, lodging and meals.	Payable 10 days after billing.	If requested, we can provide additional assistance on site.
Cooperative Fees (Note 6)	As determined by Cooperative	As determined by Cooperative	If and when Cooperative is formed to which you must belong.

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Type of Fee	Amount	Due Date	Remarks
Training for Administrative Personnel (Note 7) †	$250 - $500 per person.	Payable before the beginning of the Initial Training Program.	Training for two (2) people is included in the Initial Franchise Fee. Franchisees administrative personal may attend the Initial Training and will be charged $500 per person for a full week of attendance and/or $250 per person attending training 3 days or less. For all subsequent trainings during the Initial Term and/or Successor Terms of the Agreement at Franchisor's training facility, each person in attendance will be charged at a rate of $500 per person for 4 days or more and $250 per person for 3 days or less.
Transfer Fee †	$1,000.	Before acceptance of transfer.	Payable before you transfer your franchise.
Successor Franchise Fee †	$5,000.	Upon signing the Successor Franchise Agreement.	For each renewal option.
Audit †	Cost of audit plus late fee of 5% interest per month on understated amount.	30 days after billing.	Payable only if audit shows an under-statement of at least $1,000.00 of Gross Commission Income for any month.
Indemnification †	Will vary under circumstances.	As incurred.	You must reimburse us if we are held liable for claims arising from your activities or negligence.
Cost of Enforcement or Defense †	All costs including accounting and attorney’s fees.	Upon settlement or conclusion of claim or action.	You must reimburse us if we are required to incur any expenses in enforcing our rights against you under the Franchise Agreement.
Late Fee†	5% of the amount of any late payments.	As incurred.	Applies after any payments are due and unpaid.
Interest †	1½% per month on the late amount.	As incurred.	Begins to accrue after any payments are due and unpaid.
Late Report Fee †	The higher of 5% of the reported amount or $100 per violation.	As incurred.	Payable only if a required report or financial statement is not delivered when due.

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Type of Fee	Amount	Due Date	Remarks
Commercial Real Estate Transaction Fee †	Currently $10 per month per Agent for all Agents generating a commercial transaction, plus a current $300 per transaction, plus 10% of the GCI on each transaction	Payable monthly and/or at the close of a transaction	Payable to our Affiliate, La Rosa CRE, LLC, which fees may be increased or otherwise modified as determined by La Rosa CRE, LLC
MLS/RETS Fee †	Estimated at $250 per MLS Per calendar quarter for each Central and Branch Office operated by you.	Payable each calendar quarter on or before the 10th of each calendar quarter.	Payable for each calendar quarter from and after the Opening Date as defined in the Franchise Agreement.
Local Advertising (Note 8)	Will vary under circumstances	As incurred.	You must agree to spend moneys for local advertising and promotions in the Territory in accordance with local marketing standards and practices.
Domain Name Fee †	Equal to our expense in securing and maintaining your franchise specific domain name.	Payable annually or per domain registration terms.	We will only charge you what we pay to secure and maintain your domain name.
Additional Computer Training	Will vary based on length and type of course.	Prior to training.	You must take a computer training class at a local computer school (which may be an Affiliate of ours) if we determine that you do not have sufficient skills to operate your computer, understand how to use the software, and access email and the Internet.
Seminars, Conventions or Programs (Note 9) †	The estimated range of costs is $500-$1,000 plus materials estimated at $100.	As incurred.	We reserve the right to conduct periodic meetings of all Franchisees.

† Denotes fees that are imposed and payable to us or our Affiliates, vendors and suppliers. All fees paid to us or our Affiliates are non-refundable under any circumstances once paid except as provided. Fees paid to vendors or other suppliers may or may not be refundable depending on your vendors and suppliers. We reserve the right to require you to pay fees and other amounts due to us via electronic funds transfer or other similar means, as described in the Franchise Agreement. If payments are required in this method, you must comply with our procedures and perform all acts and deliver and sign all documents, including authorization (in the form attached to the Franchise Agreement as Attachment 6 or any other form that we may accept) for direct debits from your business bank operating account, which may be necessary to assist in or accomplish payment by this method. Under this procedure, you will authorize us to initiate debit entries and/or credit correction entries to a designated checking or savings account for payments of fees and other amounts payable to us and any interest that may be owed. You must make the funds available to us for withdrawal by ACH electronic transfer no later than the payment due date. If you have not timely reported your Gross Commission Income to us for any reporting period, then we will be authorized, at our option, to debit your account for (a) the fees transferred from your account for the last reporting period for which a report of your business’s Gross Commission Income was provided to us, or (b) the amount due based on information retrieved from the electronic data polling of your computer systems.

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Notes:

(1)       Gross Commission Income. In this Disclosure Document, Gross Commission Income means the total of all commissions, transaction fees, property management fees, and monthly fees collected or receivable by Franchisee and Franchisee’s independent sales associates, agents, representatives, contractors, employees, partners, directors, officers, Owners, or Franchisee’s Affiliates, regardless of whether or not such individuals or Affiliates are entitled to retain all or part of such Gross Commission Income, directly or indirectly, in connection with the franchised business (earned in compliance with all applicable laws) including, but not limited to, transactions and provision of services for which a real estate or auctioneer’s license is required (including appraisal fees [“Broker Price Opinions” or “BPO”], title or escrow services fees), the sale or provision of products or services that we or any of our Affiliates develop or make available to you directly or through a third party, monthly fees or additional transaction fees charged to Agents by the Franchisee (such as, but without limitation, Transaction Fees and Coaching Fees), Property Management Services, and/or any transaction, sale and/or service in which the Marks or the System is used in any manner, without deducting any of your multiple listing fees, advertising costs, commissions, overrides, bonuses, salaries, gifts, or any other costs or expenses and other receipts and fees from its Agents and from all other sources (including but not limited to referral fees and finder’s fees received from brokers or agents in other brokerage companies) which are derived from the sale, lease, transfer or other disposition (including like-kind exchanges, barter exchanges, or other exchanges of property not involving money) of Real Property, including any note, obligation, lien or other consideration given to Franchisee in lieu of a commission and insurance claims for lost profits if a claim is paid by the insurer.

Gross Commission Income does not include: (1) any commissions and referral fees paid to cooperating or referring brokers in other brokerage companies; (2) the amount of any tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount of any tax is shown separately and in fact paid by the Franchisee to the appropriate governmental authority; and (3) fair market rent paid by Franchisee’s Agents for the lease of office space at Franchisee’s Central Office or Branch Office locations.

Gross Commission Income will be deemed received at the earlier of the closing of any transaction described above or when payment for any Services is received by Franchisee or an Agent. Gross Commission Income consisting of property or services will be valued at the fair market value of the property or services at the time that they are received.

(2)       Royalty Fees. Your payment of the Royalty Fees to us based on Gross Commission Income as, subject to appropriate exclusions and deductions as follows:

For each month from and after the Opening Date, you will pay to us a monthly royalty fee (“Royalty Fee”) equal to the greater of:

(a)       If Franchisee qualifies as a Small Office Franchisee:

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(i)            The Small Office Franchisee shall pay a per transaction royalty fee of $120 (capped at an annual contribution of $1,800.00 per individual Agent per calendar year) where the Gross Commission Income from each such transaction is over $1,500.00. Where the Gross Commission Income from a transaction is less than $1,500.00, the transaction royalty fee will be calculated at five percent (5%) of the Gross Commission Income received, subject to the $1,800.00 annual contribution cap; or

(ii)	$500.00 per month.

(b)       If Franchisee qualifies as a Large Office Franchisee:

(i)            The Large Office Franchisee shall pay a per transaction royalty fee of $75.00 (capped at an annual contribution of $1,800.00 per individual Agent per calendar year) where the Gross Commission Income from each such transaction is over $1,500.00. Where the Gross Commission Income from a transaction is less than $1,500.00, the transaction royalty fee will be calculated at five percent (5%) of the Gross Commission Income received, subject to the $1,800.00 annual contribution cap; or

(ii)	$1,000.00 per month.

(3)       Annual Membership Fee. Franchisee shall pay to us an annual membership fee (“Annual Membership Fee”) for each Agent retained by you. We reserve the right to increase the Annual Membership Fee on an annual basis. The Annual Membership Fee will be payable by each of your Agents, although if your Agents do not pay the Annual Membership Fee when due, you will be required to pay this fee on demand from us.

(4)       Technology Fee. Each month you will pay this fee for use of the software and other technology we provide.

(5)       Additional Assistance. The Initial Franchise Fee includes between two (2) and three (3) business days of initial training for you or, if you are a legal or business entity and one additional person such as a Designated Business Manager. You will be responsible for all wages, benefits, and travel expenses for all participants attending the initial training program including airfare, lodging, meals, ground transportation and personal expenses. The training will be at our Florida headquarters or another location designated by us. After completion of the initial training, we will provide additional telephone assistance to you at no cost. If you require or request additional on-site assistance beyond what is provided by us, you can request that we send a representative to provide further assistance to you. If we provide additional assistance at your request, we must agree in advance to the charges you will pay and the length of the visit. The cost of additional assistance will depend on your needs and the amount of assistance you desire. We may also require you to receive additional assistance if you are not meeting our requirements or if we determine pre- opening assistance is required, or if we determine that it is necessary for us to provide additional assistance to you to keep the System competitive. This additional assistance will be at your expense as described above. Our current published rate in our Operations Manual for additional assistance is $500-$1000 per person per day plus the cost of travel and room and board, but we reserve the right to adjust that rate periodically in our Operations Manual.

(6)       Cooperative Fee. Cooperatives will be composed on all franchised and company-owned businesses located in a designated market area using the same Marks. If a Cooperative is established, fees payable to the Cooperative will be determined by a vote of the members of the Cooperative. No Cooperatives have been established as of the date of this Franchise Disclosure Document.

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(7)       Training for Administrative Personnel. We provide initial training for two people for between two (2) and three (3) business days with no additional training fee. If you want administrative personnel to attend the initial training program, we will charge a training fee of $500 per person for (3) business days of training or$250 per person for two (2) days or less of training. Training fees can be increased or decreased by us at any time. You will also need to pay for airfare, lodging, ground transportation, meals, salary and benefits, and other personal expenses for each person attending the initial and recurring training program.

(8)       Local Advertising. We will provide guidelines for Local Advertising. Local Advertising expense does not include the costs of advertising homes or commercial property for sale by your business, costs for recruiting agents or other advertising expenses related directly to the sale of residential or commercial property.

(9)       Seminars, Conventions or Programs. This figure is an estimate of the conference fees that you will pay to us (estimated to be between $250-$500 per person) to attend seminars, conventions or programs that we put on. This does not include the travel and living expenses that you and your representatives incur in attending these seminars, conventions or programs.

ITEM 7: ESTIMATED INITIAL INVESTMENT YOUR ESTIMATED INITIAL INVESTMENT

Type of Expenditure (1)	Low Amount	High Amount	Method of Payment	When Due	To Whom Payment is to be Made
Initial Franchise Fee (2)	$10,000	$10,000	Lump sum	Upon signing the Franchise Agreement	Franchisor
Travel and living expenses while training (3)	$2,000	$3,000	As incurred	As incurred during training	Airlines, hotels, restaurants
Computer hardware and software (4)	$100	$25,000	Lump sum	At delivery	Franchisor, Suppliers, Vendors
Supplies (5)	$1,500	$5,000	Before opening and as needed	At delivery	Suppliers
Opening promotional expense (6)	$1,000	$35,000	As incurred	Varies times	Vendors
Office Lease (7)	$1,000	$10,000	As incurred	As negotiated	Landlord
Leasehold Improvements/ Construction (8)	$100	$150,000	Negotiable	Negotiable	Landlord and Contractors
Furniture, Fixtures, and Equipment (9)	$5,000	$20,000	Lump Sum Negotiable	As Invoiced	Vendors
Insurance, Security and Utilities Deposits, Dues, Licenses (10)	$2,500	$10,000	Lump Sum Negotiable	As Incurred	Landlord/Utilities
Exterior Office Signage	$500	$10,000	As incurred	At delivery	Vendors
Additional Funds (11)	$5,000	$25,000	As incurred	Varied times	Suppliers, Utilities
TOTAL (12)	$23,700	$278,000

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Notes:

(1)       Estimated Expenses. The high and low ranges in the table are based on an average for a one office for the first three months of operations. If you open Branch Offices, your costs for opening each Branch Office will be similar to these costs, less the initial franchise fee. Fees and expenses paid to vendors or other third parties may or may not be refundable depending on the arrangements you make with them.

(2)       Initial Franchise Fee. The Initial Franchisee Fee is $10,000. The Initial Franchise Fee is due when you sign the Franchise Agreement. This fee is non-refundable once paid except as provided in Item 5.

(3)       Travel and Living Expenses While Training. We provide training for two (2) people for between two (2) to three (3) business days at our corporate office located in Celebration, Florida or at another location designated by us. You must pay for airfare, meals, transportation costs, salaries, benefits, lodging and incidental expenses for all initial training program attendees. You will be required to pay a training fee (See Item 5) to us if you request that we provide training to more than two (2) people.

(4)       Computer Hardware and Software. The estimated initial investment includes costs related to the purchase of specified computer Hardware and Software. If we require, you must provide us with electronic access to certain daily information.

(5)       Supplies. Your initial supplies will typically include form contracts, signs, and marketing materials. We have the right to change the supplies at any time.

(6)       Opening Promotional Expenses. These figures represent an estimate of the costs associated with opening and promoting your business and include business cards, stationary, nametags, pre-event kick-off dinner, promotional event, promotional materials, catering, entertainment, etc.

(7)       Office Lease. You must lease space in a commercial office building from which to operate your business. We do not provide you with any site selection assistance in this process. We must approve your proposed Central Office and any Branch Office locations.

(8)       Leasehold Improvements/Construction. Your office space must satisfy appearance and size standards that we have established and meet the requirements necessary to conduct the franchised business. You must open the Central Office within 120 calendar days from the date you sign the Franchise Agreement, unless we otherwise approve additional time in writing. The actual cost of the improvements will depend on the size and condition of the premises, and the type of tenant finish and improvements you choose.

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(9)       Furnishings, Fixtures and Equipment. You will have to purchase or lease furnishings, fixtures and equipment for your office location. We do not provide you with any assistance in this process, and we do not have any relationships with vendors that may be of use to you in this process.

(10)     Insurance, Security and Utilities Deposits, Dues, Licenses. These amounts include the cost of insurance, estimated security deposit for your office (equal to one months’ rent) and utility deposits. The actual amount of your insurance and these deposits will vary depending on local landlord practices and other factors. These amounts also include the estimated cost of obtaining a license from a state agency to act as a real estate broker and dues to local, state and national real estate organizations.

(11)      Start-Up Expenses and Working Capital. This amount includes estimated operating expenses you should expect to incur during the first three months of operations, not including any revenue generated by your business. It includes office lease expenses, royalties, advertising, payroll costs, deposits, fees for city, state and local business licenses, business entity organization expenses, other prepaid expenses, accounting and professional fees, and other operational expenses.

(12)      Total Estimated Initial Investment. These figures are estimates only and reflect only the first three months of operations. You should review these figures carefully with a business advisor before making any decision to purchase a franchise. You may incur additional expenses starting your business. Your costs depend on several factors, including how well you follow our methods and procedures; your management skill, experience and business acumen; local economic costs and conditions; the local market for our services; the prevailing wage rate; competition; and sales levels reached by your business during the initial period.

ITEM 8: RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

We have standards and specifications for your Office, equipment, dress code, supplies, forms, Services, advertising and marketing materials, signage, and most other services and Products used in, sold or provided through your business. To maintain our standards of consistent, high quality Services, customer recognition, advertising support, value and uniformity, you must purchase or lease all of your required equipment, Software, Hardware, supplies, fixtures, Services and Products used in or sold through your business, per our specifications and standards, only from us or our Approved Suppliers and distributors. With the exception of the arts graphics package that we will provide you, we are not an approved supplier, but we reserve the right to become an approved supplier at any time.

One of our officers owns an economic interest in: (a) CRE, LLC, an approved provided of commercial real estate services and educational offerings; (b) Coaching LLC, an approved supplier of real estate education services; (c) Property Management LLC is an Approved Supplier of residential and commercial property management services; (d) Insurance LLC is an Approved Supplier of Insurance services; (e) Advanced Commissions, LLC, an approved supplier of offering Advanced Real Estate Commissions services; and (f) Title Insurance, LLC, an approved supplier of Title Insurance services.

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We may derive revenue from your purchases or leases of computer-related Hardware, Software, goods, services, supplies, fixtures, equipment, inventory and Products from our Approved Suppliers and distributors. You must buy computers, Software, Hardware, computer related services, Products, equipment, supplies, fixtures, inventory, goods and services (“Required Products and Services”) that meet our requirements as detailed in the Operations Manual.

In some instances, you will be required to purchase certain Required Products and Services from us or from specific suppliers previously approved by us. (“Approved Suppliers”) and/or specific providers designated by us, including us and our Affiliates (“Designated Suppliers”). Approved Suppliers and Designated Suppliers will be identified in the Operations Manual. If we have appointed Approved Suppliers or Designated Suppliers with respect to Required Products or Services, you may not purchase such Product or Service from anyone other than an Approved Supplier or Designated Supplier without prior written approval. We will respond to requests for approval to do so within 30 days from the date the request is received. You must submit all information, specifications, and samples that we may request regarding a supplier, service, or Product proposed by you. The general criteria we apply in approving a proposed supplier involve the ability of the supplier to provide sufficient quantity of Product at a competitive price and the proposed supplier’s dependability and general reputation. We may revoke approval of an Approved Supplier if that supplier no longer meets these general criteria.

We estimate that the purchase of these computers, Software, Hardware, computer related services, supplies, equipment, inventory, fixtures, goods, services and Products from us or our designated or approved sources, or those meeting our standards and specifications, will be approximately 5% to 15% of your total cost to establish the franchised business and 5% to 25% of your total cost of operating your business (not including amortization, depreciation, or replacement of worn or obsolete improvements, equipment or fixtures). We did not derive any revenues from sales of goods and services to franchisees during our last fiscal year.

Franchisees must license from us or our Affiliates, Approved Suppliers, or Designated Suppliers certain proprietary computer programs and related materials developed for use in the operation of your business (“Software”). We may require you to pay a separate license fee for the Software, as set forth in Item 11. We also charge you a Technology Fee with respect to the Software and other technology employed at your business.

You may use the Software only on computer equipment and Hardware purchased through our Affiliates, Designated Suppliers, Approved Suppliers, or obtain our written approval to purchase other equipment. We will respond to requests for approval to purchase equipment other than the Computer System within 30 days from the date the request is received.

We do not have any purchasing or distribution co-operatives as of the date of this Franchise Disclosure Document. We may negotiate purchase arrangements with suppliers and distributors of approved Products for the benefit of our franchisees and we reserve the right to receive rebates and other payments or volume discounts based on your purchases from these suppliers and distributors and from our purchase of Products that we may re-sell to you. We do not provide material benefits, such as renewing or granting additional franchises to franchisees, based on their use of our Affiliates, Designated Suppliers, or Approved Suppliers.

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Insurance

You must procure and maintain, at your own expense, insurance policies protecting you, us, our designated Affiliates, and the owners, officers, directors and employees of us and our designated Affiliates against any loss, liability, errors and omissions, business interruption, personal injury, death, property damage, or expense resulting from the operation of your business and all services you provide in connection with the operation of your business as we may require for your and our protection in amounts set forth in the Operations Manual and Franchise Agreement (which may be adjusted periodically). You must carry, at all times, no less than $1,000,000 per occurrence/$2,000,000 aggregate in Commercial General Liability (“CGL”) insurance coverage and add Franchisor, its officers, directors, employees, agents, and contractors as additional insureds to those policies. You must also procure and maintain all other insurance required by state or federal law, including workers compensation insurance and unemployment insurance. The policies must also stipulate that we receive a 30-day prior written notice of cancellation or non-renewal and must contain endorsements by the insurance companies waiving all rights of subrogation against us. Original or duplicate copies of all insurance policies, certificates of insurance, or other proof of insurance acceptable to us including original endorsements affecting the coverage required by us will be furnished to us together with proof of payment within 10 days of issuance. You will also furnish us with certificates and endorsements evidencing this insurance coverage within 10 days after each of the following events: at all policy renewal periods, no less often than annually, and at all instances of any change to, addition to, or replacement of any insurance. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. All certificates and endorsements are subject to approval by us. If you fail to procure and maintain the required insurance coverage, we have the right and authority to procure the insurance coverage on your behalf and charge you, which charges, together with a reasonable fee for our expenses incurred in this procurement, you will pay immediately upon notice.

Brokerage Training

You must use our Affiliate, Coaching LLC, for the purposes of training all new Agents and/or those Agents who have closed less than three (3) transactions within a preceding twelve (12) month period. Coaching LLC charges a fee equal to 20% of the Agent’s Gross Commission Income for the Agent’s first three (3) transactions.

Title Work

You are not required to, but it is recommended that, refer clients to our Affiliate, Title LLC, to act as the title agency for title and closing of transaction in which you are involved. You may not promote any other title company.

Commercial Real Estate

You must contract with our Affiliate, CRE, to oversee and assist in all commercial real estate transaction in which you are involved.

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Home Mortgage Lenders

You are not required to, but it is recommended that, you refer clients to our then approved lender for home mortgages to your clients. You may not promote any home mortgage lender not approved by us.

Insurance

You are not required to, but it is recommended that, refer clients to our Affiliate, Insurance LLC, to provide homeowner’s, auto, and health insurance coverages to your clients. You may not promote any other insurance company.

Property Management

You must contract with and use our Affiliate, Property Management LLC, to provide all residential and commercial property management services to your clients.

Advance Commissions

You are not required to use Next Generation, but you may be able to utilize the opportunity to request an advance on upcoming commissions from future transactions and related services to real estate brokerage businesses, including our franchisees. You may not promote any other company that competes with Next Generation.

ITEM 9: FRANCHISEE’S OBLIGATIONS

This table lists your principal obligations under the franchise and other agreements. It will help you find more detailed information about your obligations in these agreements and in other items of this disclosure document.

Obligation	Section in Franchise Agreement	Disclosure Document
a. Site selection and acquisition/lease	Section 1 and Section 9	ITEM 11
b. Pre-opening purchases/leases	Sections 9 and 10	ITEM 8 & ITEM 11
c. Site development and other preopening requirements	Section 9	ITEM 6, ITEM 7 & ITEM 11
d. Initial and ongoing training	Sections 8 and 9	ITEM 11
e. Opening	Section 9	None
f. Fees	Sections 6, 7 and 12	ITEM 5 & ITEM 6
g. Compliance with standards and policies/Operations Manual	Section 9	ITEM 11
h. Trademarks and proprietary information	Section 11	ITEM 13 & ITEM 14
i. Restrictions on services offered	Sections 9 and 10	ITEM 8 & ITEM 16

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Obligation	Section in Franchise Agreement	Disclosure Document
j. Warranty and customer service requirements	None	None
k. Territorial development	Section 5	ITEM 11 & ITEM 12
l. Ongoing purchases	Section 9 and 10	ITEM 16
m. Maintenance, appearance and remodeling requirements	Sections 4 and 9	ITEM 7
n. Insurance	Section 13	ITEM 8
o. Advertising	Section 12	ITEM 11
p. Indemnification	Sections 11 and 13	None
q. Owners participation/Management/ staffing	Section 9	ITEM 15
r. Records/reports	Section 7	ITEM 6 & ITEM 17
s. Inspection/audits	Sections 7, 8 and 9	ITEM 6
t. Transfer	Section 16	ITEM 17
u. Renewal	Section 4	ITEM 17
v. Post-termination obligations	Sections 11 and 18	ITEM 17
w. Non-competition covenants	Section 15	ITEM 17
x. Dispute resolution	Section 20	ITEM 17

ITEM 10: FINANCING

We do not offer direct or indirect financing. We do not guarantee your note, lease, or obligation.

ITEM 11: FRANCHISOR’S ASSISTANCE, ADVERTISING, COMPUTER SYSTEMS, AND TRAINING

Except as listed below, Franchisor is not required to provide you with any assistance.

Pre-opening Obligations

Before you open your business, we (or our designee) will provide the following assistance and services to you.

Designate your Territory. (Section 8.3(a) of the Franchise Agreement and Attachment 1 to the Franchise Agreement).

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Furnish you with (or provide you with the ability to acquire from approved vendors or suppliers) specific items for the design and physical appearance of your Office and the supplies required for the operation of the business. (Section 8.3(c) of the Franchise Agreement).

Within 90 days of your signing the Franchise Agreement and your receipt of all required licenses and permits, we will conduct a two (2) to three (3) business days training course for you and one additional person in Celebration, Florida or at your Office. The training program may or may not be conducted on consecutive days. If you are not an individual, we will conduct a two (2) to three (3) day business training course for your Designated Business Manager in Celebration, Florida or at another location designated by us. (Section 8.3(d) of the Franchise Agreement).

Approve the renovations to your Office necessary to comply with our standards and specifications and your compliance with the opening procedures for your Office, as described in the Operations Manual. (Section 9.2(b) of the Franchise Agreement).

Continuing Obligations

During the term of the Franchise Agreement, we (or our designee) will provide the following assistance and services to you:

Make a representative available to speak with you on the telephone during regular business hours to discuss your operational experiences and support needs. Provided, however, that questions regarding technological support will be referred to third parties (including but not limited to our Affiliates) who may charge a fee for providing you with these technological support services (Section 8.4(a) of the Franchise Agreement).

Inform you of mandatory specifications, standards and procedures for the operations of your franchised business. (Section 8.4(d) of the Franchise Agreement).

Research new services and methods of doing business and provide you with information concerning developments of this research. (Section 8.4(e) of the Franchise Agreement).

Maintain the FMF, once established, and use these funds to develop promotional and advertising programs and public relations support for our franchised businesses. (Sections 8.4(f) and 12.1 of the Franchise Agreement).

Provide advertising materials to you in the form of an arts graphics package, which is included in your

Operations Manual. (Section 8.4(g) of the Franchise Agreement).

Our representatives will have the right but not the obligation to provide additional assistance. (Section

8.4(h) of the Franchise Agreement). There may be additional charges for these services. If we provide additional assistance, we must agree in advance on the charges you will pay and the length of the visit.

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We may choose to provide you with continuing national, regional or local workshops and seminars. You must pay the conference fee, if any, and all travel and living expenses. We require that you or your Designated Business Manager attend these conferences. These conferences will be held at our Celebration, Florida headquarters, your Office, or at a location chosen by us. (Section 8.4(b) of the Franchise Agreement).

We may provide you with a monthly newsletter. (Section 8.4(i) of the Franchise Agreement).

Operations Manual

You must establish and operate your business in compliance with your Franchise Agreement and the standards and specifications contained in our confidential operations manual (“Operations Manual”) loaned to you by us. The Operations Manual consists of one or more manuals, technical bulletins or other written materials and may be modified by us periodically. The Operations Manual may be in printed or in an electronic format. We reserve the right to require you to use an electronic version of the Operations Manual. We also reserve the right to require you to access the document using the Internet or an intranet created and supported by us. The Operations Manual contains approximately 55 pages. You will have the opportunity to view the Operations Manual at our headquarters before purchasing a franchise, provided you agree in writing to keep its content confidential.

Training

We provide an initial training program lasting between three (3) and five (5) business days. The initial training program is usually conducted at our corporate headquarters located in Celebration, Florida, but the training course may be held elsewhere in the future.

Under the Franchise Agreement, before you begin operating your business, you or, if you are not an individual, a “Designated Business Manager,” must attend and successfully complete to our satisfaction our initial training program. If the Designated Business Manager’s employment with you is terminated, you must designate a new Designated Business Manager who must successfully complete our initial training program within 90 days after the termination of the initial Designated Business Manager. If we do not hold an initial training program during that 90-day period, the replacement Designated Business Manager must attend and successfully complete the first available initial training program held by us. You may be charged a training fee for a replacement Designated Business Manager. You must also pay the costs for airfare, ground transportation, lodging, meals, personal expenses, and the Designated Business Manager’s salary and benefits.

There is no tuition or fee for the initial training program for you and one additional representative such as a Designated Business Manager or business partner, etc. If you desire to have additional people attend the initial training program, there will be a $500 per person training fee. We do not pay any travel expenses, lodging, meals, ground transportation or other personal expenses.

Our training program consists of between two (2) to three (3) business days, which may or may not be consecutive days, of training as follows:

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TRAINING PROGRAM

Subject	Hours of Classroom Training	Hours of On- The- Job Training	Location
Overall view of standard Operations		4	Celebration, Florida or your Central Office (in our discretion)
Marketing Training		4	Celebration, Florida or your Central Office (in our discretion)
Agent Leadership Management		4	Celebration, Florida or your Central Office (in our discretion)
Technology Training		4	Celebration, Florida or your Central Office (in our discretion)
Business Development and Planning		4	Celebration, Florida or your Central Office (in our discretion)
TOTAL		20

The initial training program and other on-going training will be conducted by training personnel under the direction of our President, Joseph La Rosa who has been with La Rosa LLC from its inception and has been involved in real estate industry since 2002. We may change or substitute training personnel as necessary. We may delegate our duties and share our responsibilities with regard to training. Training classes are generally held every other month or as needed. The hours of classroom training are estimates and may, in certain circumstances, be slightly shorter or slightly longer than the actual classroom training.

Our Operations Manual and workbook serve as the primary instructional materials during the training program. We may present seminars, conventions or continuing development programs for the benefit of Franchisees. Your attendance is mandatory. You must pay for any conference fee and your travel and living expenses incurred in attending any seminar.

ADVERTISING PROGRAMS

Franchise Marketing Fund (“FMF”)

We may establish a Franchise Marketing Fund for either or both brands that we franchise under the Franchise Agreement. If established, all covered businesses will be required to pay to us a Franchise Marketing Fund Contribution (“FMF Contribution”). The FMF Contribution will be 1% of Gross Commission Income provided that the FMF Contribution may be increased up to no greater than 1.5% of Gross Commission Income. If you are approved to use the Better Homes Realty trademark and we establish an FMF for Franchisees using that trademark, you will be required to pay to us a separate FMF Contribution, but will not be required to contribute to a La Rosa Realty FMF and vice versa.

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If established, the FMF will be accounted for separately by us but we are not required to maintain the FMF funds in a separate or segregated account at a bank or other financial institution. The FMF would be administered by us. Any unused funds in any fiscal year will be applied to the following fiscal year’s funds. We reserve the right to contribute or loan additional funds to the FMF on any terms we deem reasonable. Each company-owned or Affiliate-owned office will make contributions to the FMF equal to the contributions required of businesses within the System. This fund will be unaudited and we will make available to you once a year, upon request by telephone or written correspondence, an unaudited annual accounting for the FMF that shows how the FMF proceeds have been spent for the previous year within 120 days after our fiscal year end. We will not provide a periodic accounting of how Marketing Fees are spent.

If established, we may use the Marketing Fees we collect from Franchisees to create marketing materials relating to the System and the services sold by our Franchisees; to pay for public relations projects intended to enhance the goodwill and public image of the System; to assist Franchisees in developing local marketing programs; to pay for the cost of placing marketing materials in various print, broadcast and Internet media; to undertake any other marketing efforts we deem necessary or beneficial to the System; and to reimburse us or our Affiliates for salaries and overhead expenses related to the marketing services provided to Franchisees as well as to cover part of the cost of maintaining the Internet website. No advertising expenditures from the FMF will be devoted principally to the sale of new franchises. We will attempt to spend monies contributed to the FMF in such a way as to provide advertising benefits to all participating businesses, but we make no guarantees that you will benefit pro rata or at all from your contributions to the FMF. We reserve the right to allocate Marketing Fees to various permitted uses as we see fit and we do not guarantee that you will receive equal benefits or identical coverage. Neither we nor our Affiliates receive payment for providing goods or services to the FMF, except for reimbursement of expenses as described above.

During our last fiscal year, no FMF was established and no Marketing Fees were collected or expended.

Local Advertising

You must agree to spend money for local advertising and promotions in your Territory (“Local Advertising”) in accordance with local real estate brokerage marketing standards and practices. All Local Advertising by you must be conducted in a dignified manner and will conform to the standards and requirements set forth in the Franchise Agreement and Operations Manual or otherwise for use of the Marks. You must promptly discontinue use of any advertising or promotion plans or materials that do not meet the requirements of the Franchise Agreement or Operations Manual, whether or not previously approved, upon notice from us. You may, at your sole expense, plan and carry out a grand opening promotion relating to the opening of business. Within 30 days after written request from us, you must submit a report showing the amount you spent for Local Advertising during the preceding year and documents substantiating that you incurred and paid particular expenditures during the year. None of the Local Advertising payments made by you will be used by us in the advertising or promotion of individual franchise sales.

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Cooperatives

We also may designate any geographic area in which two or more businesses using the same Mark are located as a region for establishing an advertising cooperative (“Cooperative”). The members of a Cooperative will consist of all such businesses, whether franchised or operated by us, or other Affiliates that operate in an area determined by us. We will determine in advance how each Cooperative will be organized and governed, who will administer it, when it must start operation. Each Cooperative will be organized for the sole purposes of administering advertising programs and developing, subject to our approval, promotional materials for use by the members in Local Advertising. If a Cooperative has been established for a geographic area where your business is located when the Franchise Agreement is signed, or if any Cooperative is established during the term of the Franchise Agreement, you must become a member of the Cooperative and abide by the rules of the Cooperative. We reserve the right to form, change, dissolve or merge any Cooperative. If you are approved to use the Better Homes Realty trademark and we establish a Cooperative for Franchisees using such trademark(s), you will be required to pay to us a separate Cooperative contribution, but will not be required to contribute to a La Rosa Realty Cooperative and vice versa.

If we have established a Cooperative for your area, you must contribute to the Cooperative the amounts required by its written governing documents. All contributions to the Cooperative will be maintained and administered in accordance with the written documents governing the Cooperative. If there are Company-owned and Affiliate-owned outlets in your area operating under the same brand as you offering Products and Services similar to your business, they will make contributions to the Cooperative equal to the contributions required of the similarly-branded businesses within that area. The Cooperative will be operated solely as a conduit for collecting and spending Cooperative fees for the purposes outlined above. The Cooperative may not use any advertising or promotional plans or materials without our prior approval.

The amount of contribution, and whether other franchisees must contribute the same amount or at the same rate, will be determined by the members of the Cooperative, subject to our approval. We anticipate that each member will have one vote for each Central Office and Branch Office of the business operated by the member within the geographic area subject to the Cooperative. You will be obligated by the Franchise Agreement to pay any increased contributions even if you vote against the increase. Each Cooperative will have to prepare an annual financial statement reporting its expenditures for the previous year to its members. If a Cooperative is established, we will provide you with a copy of the governing documents and its financial statements.

We have not created any Cooperatives as of the date of this Franchise Disclosure Document.

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Franchise Owners Advisory Council

We may establish a Franchise Owners Advisory Council (“Council”) in the future. The Council will have up to three (3) representatives who will be appointed by the Franchisor. Once an initial Council is appointed by us, the Council will be tasked with creating a program for electing new Council representatives on a regular basis. The Council will serve in a purely advisory capacity on many matters, including advertising. We will have the power to change or dissolve the Council.

Office Location

You must operate the franchised business from a conventional office located outside of any personal residence. The office must be located within your Territory and must exist solely and exclusively for the operation of the franchised business. These requirements apply to both your Central Office and any Branch Office. If we approve any office location, such approval indicates only that we believe the office falls within the acceptable criteria we have established as of the approval date.

Based on the requirements of the Franchise Agreement, the factors we consider for such approval are: whether the office is located in your Territory; if it is located in a conventional office located outside of any personal residence; if it is used solely and exclusively for the operation of the franchised business; and if it is located sufficiently far enough away from any office of another franchisee as we determine. We do not select your Office Location, assist you in conforming it to local ordinances and building codes, assist you with constructing or decorating it, or provide for any necessary equipment, signs or fixture. It is your obligation to locate a site for your Central Office and any Branch Office(s) and to provide us with all necessary information in accordance with the timing requirements established in the Franchise Agreement so that we may approve such office in time for you to open your business in accordance with the requirements established in the Franchise Agreement. Specifically, if you fail to open your Central Office within 4 months of executing the Franchise Agreement, we may terminate the Franchise Agreement.

You must comply with all applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. You must apply for all required real estate or brokerage licenses and permits within 10 business days after signing the Franchise Agreement. If you do not receive all required licenses and permits within 6 months of executing the Franchise Agreement, we may terminate the Franchise Agreement.

You may not operate out of a virtual, temporary, or short term office location (a “Short Term Location”) (defined as any location where you have secured the location for less than one (1) year) unless you receive prior written permission from the Franchisor. Franchisor may, in its sole discretion, approve or disapprove of such an arrangement provided that, under no circumstances, shall such arrangement be approved for a period of time exceeding six months.

You must secure an Office Location for at least one (1) year in order to establish a Territory (See Item 12). The opening of a Short Term Location will not establish a Territory.

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Schedule for Opening and Site Selection Requirements

We estimate that the typical length of time between the signing of the Franchise Agreement and the opening of your business will be 1 to 4 months. However, we may grant you an extension up to a total of 180 days. Some factors which may affect this timing are: your ability to acquire an office location through lease negotiations; your ability to secure any necessary financing; your ability to comply with local zoning and other ordinances; your ability to obtain any necessary permits and certifications; the timing of the delivery of equipment, tools and inventory; and the time to convert, renovate or build your office. You must open your Central Office within 4 months after signing the Franchise Agreement unless we otherwise consent in writing (Section 9.12, Franchise Agreement).

You may not open your Central Office or any Branch Office until: we notify you in writing that all of your pre-opening obligations have been fulfilled; initial training is completed to our satisfaction; all amounts due to us have been paid; we have been furnished with copies of all insurance policies and certificates required by the Franchise Agreement, or other documentation of insurance coverage and payment of premiums that we request; you notify us that all approvals and conditions set forth in the Franchise Agreement have been met; you have received all required permits and licenses; you have ordered, received and installed your equipment, supplies, inventory and Computer System; and you have provided evidence that your agents are licensed to sell real estate in your state. However, you are not required to immediately associate with or hire licensed real estate agents upon the establishment and opening of your business. You must be prepared to begin operating your business immediately after we state that your business is ready for opening.

For each Branch Office that you desire to open, you will propose a location for the Office, which we must approve.

Software and Computer Equipment

You must purchase and use computer Hardware and Software required by us in conjunction with the operation of your business. Currently, you must purchase at least one desktop computer (or a similar machine with similar specifications) for your administrative computers and at least one additional computer for your general Agent computers (“Hardware”), each of which must run an operating system capable of running the Software we designate and connecting to the Internet. The Hardware and the Software associated with these systems are referred to collectively as the “Computer System.” The estimated total cost of purchasing the Computer System is $5,000 to $30,000. The Computer System will store basic industry-required information including but not limited to housing addresses, transactional details, and other information required by multiple listing services and the state in which you operate your business. Your agents will be responsible for obtaining their own Hardware and Software.

Currently, you must pay a license fee for the use of the Software and other technology that we provide to you (“Technology Fee”) equal to Small Office Franchisees will pay $50.00 per Agent per month; and Large Office Franchisees will pay (a) $35.00 per Agent per month if Franchisee has less than 99 Agents, or (b) $25.00 per Agent per month if Franchisee has 100 or more Agents.

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We reserve the right to increase the Technology Fee during each year of the Initial Term, and any Successor Term and Interim Period by any amount determined by us. You may purchase additional Software and support as they become available. We will require you to upgrade your Computer System or incur costs related to the maintenance of your Computer System as prescribed in the Operations Manual and as modified periodically by us. Such upgrades, in some cases, may only be available through our suppliers or Affiliates. We may change the Designated Suppliers or Affiliates periodically on written notice to you.

We provide you with a technological service that incorporates the data generated by your multiple listing service (“MLS”) into your Software. You must also pay to us a fee for this service (“MLS/RETS Fee”), which is currently $250 per calendar quarter for each Central and Branch Office per. You are also responsible for any initial, testing or ongoing connection fees charged by your local MLS for the provisioning of data outside the scope of the purpose of the MLS/RETS Fee.

You must have sufficient computer skills to be able to operate your Computer System and to access e-mail and the Internet. You must have access to the Internet and maintain an email account that allows us to communicate with you on a regular basis. You must check your email account several times every business day. If we determine that you require additional computer training, you must take and pay for, at your own expense, a computer training course at a local computer training school (which may be our Affiliate). You must complete this training within 90 days of the day we advise you of this requirement, and you must present us with a certificate acceptable to us to show that you passed the course.

We have the right to independently access your electronic information and data through our proprietary Software. We also have the right to collect and use your electronic information and data in any manner we choose in order to promote the development of the System and the sale of franchises. There is no contractual limitation on our right to receive or use information through our proprietary data management and intranet system.

You are solely responsible for protecting yourself from viruses, computer hackers, and other communications and computer-related problems, and you may not sue us for any harm caused by these communications and computer-related problems.

ITEM 12: TERRITORY

You will be granted a territory (“Territory”) in which to locate your Central Office(s) and Branch Office Locations. Franchisor agrees not to locate or permit another franchisee to locate an office in the Territory. We will negotiate the size of your Territory and the number of Branch Offices you must open in your Territory, if any, before executing the Franchise Agreement. Your Territory may be based on geographic or political boundaries (including but not limited to city, zip code, county or state boundary lines) and other characteristics including natural boundaries, and the amount and size of urban, suburban and rural areas. We have the exclusive right to determine the boundaries of your Territory.

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During the Initial Term of the Franchise Agreement, once you have identified a Central Office for your business and secured that location for no less than one (1) year so long as you comply with all of your obligations under the Franchise Agreement, and subject to our reservation of rights, neither we nor any Affiliate will open or allow any others to open a competing business within your Territory.

For each Branch Office that you desire to open, you will propose a location for the Branch Office to us, and we have the right to approve or deny the location you propose to use. You may relocate a Branch Office within your Territory after we approve the location you propose to use.

We have the right to approve or deny the relocation of that Branch Office based on the following factors: whether the office is located in your Territory; if it is located in a conventional office located outside of any personal residence; if it is used solely and exclusively for the operation of the franchised business; and if it is located sufficiently far enough away from any office of another franchisee as we determine.

The grant of the license to you does not in any way prohibit other franchisees or us and our agents and Affiliates from listing and selling real property in your Territory (at no compensation to you). Also, the grant of the license does not prohibit you from listing or selling real property in a Territory granted to another franchisee or anywhere else outside of your Territory. You may use other channels of distribution to market outside of your Territory, as long as the rights to those channels are not currently reserved by us, as described below. For soliciting or selling Products or Services to customers outside of your Territory via the Internet or ecommerce, you may not independently market on the Internet, or use any domain name, address, locator, link, metatag, or search technique, or otherwise establish any presence on the Internet without our prior written approval. You may also not directly solicit real estate agents employed by us, our Affiliates or other of our franchises. General Agent recruiting programs not directed specifically at such agents are permissible.

You will not receive an exclusive territory other than that for the location of your Central and Branch Offices. You may face competition from other franchisees outside of the Territory, from outlets that we own outside of the Territory, or from other channels of distribution or competitive brands that we control. Customers from your Territory may purchase or obtain Services from other franchisees and from us and our Affiliates or designees over the Internet, or in other reserved channels of distribution, at no compensation to you.

Under your Franchise Agreement, you do not receive any options for additional franchises, any rights of first refusal to acquire additional franchises, or any similar rights to buy additional franchises.

For each Branch Office you want to open, you must propose a location, which is subject to our approval.

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We reserve the right, among others: (i) to own, franchise, or operate La Rosa Realty, Better Homes Realty and other businesses at any location outside of the Territory, regardless of the proximity to your offices; (ii) to use the Marks and the System to sell any Products or services, similar to those, which you will sell, through any alternate channels of distribution within or outside of the Territory at no compensation to you. This includes, but is not limited to other channels of distribution such as television, mail order, catalog sales, or over the Internet. We exclusively reserve the Internet as a channel of distribution for us, and you may not independently market on the Internet or conduct e-commerce; (iii) to use and license the use of other proprietary and non-proprietary Marks or methods which are not the same as or confusingly similar to the Marks, whether in alternative channels of distribution or in the operation of a real estate brokerage business, at any location, including within the Territory, which may be the same as, similar to or different from your business; (iv) to purchase or be purchased by, or merge or combine with, any business, including a business that competes directly with your business, wherever located; (v) to acquire and convert to the System operated by us any businesses offering real estate brokerage services including those businesses operated by competitors or otherwise operated independently or as part of, or in association with, any other system or chain, whether franchised or corporately owned and whether located inside or outside of the Territory; and (vi) to implement multi-area marketing programs which may allow us or others solicit or sell to customers anywhere at no compensation to you. We also reserve the right to issue mandatory policies to coordinate these multi-area marketing programs.

ITEM 13: TRADEMARKS

The Franchise Agreement grants you the nonexclusive right to use the service mark “LA ROSA REALTY”, and various designs and logo marks associated with that Mark, or the “BETTER HOMES REALTY” service mark and the various designs and logo marks associated with that Mark, depending on which brand you have selected. If we permit, you may also use our other current or future Marks as we may designate for your business.

Our licensor, La Rosa Realty, LLC, a Florida limited liability company, has the following trademark registered on the Principal Register of the United States Patent and Trademark Office (“USPTO”):

Mark	Filing or Registration Date	Serial No. or Registration No.	Status
	April 2, 2019	5715581	REGISTERED

We also have a non-exclusive limited license to use the following Marks licensed to us by Better Homes Realty Inc., a Nevada corporation:

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Mark	Filing or Registration Date	Serial No. or Registration No.	Status
BETTER HOMES REALTY and Design	September 15,1981	1169550	REGISTERED

BETTER HOMES REALTY	October 18, 1988	1509510	REGISTERED

We may also use a number of unregistered, common law trademarks. You must follow our rules when you use our Marks. You may not use any of the Marks alone or with modifying words, designs or symbols as part of a corporate or business name or in any form on the Internet, including but not limited to URLS, domain names, e-mail addresses, locators, links, metatags or search techniques. You must get our prior written approval of your company name before you file any registration documents. You must indicate, as required in the Franchise Agreement and specified in the Operations Manual, that you are an independent real estate broker. Guidelines regarding proper trademark use and notices are in the Operations Manual and will be updated periodically. You may not use our Marks with an unauthorized product or service, or in a manner not authorized in writing by us.

All applications and application affidavits have been filed with the USPTO.

There are no currently effective material determinations of the USPTO, the Trademark Trial and Appeal Board, the trademark administrator of any state or any court, any pending infringement, opposition or cancellation proceedings or any pending material litigation involving any of our Marks that are relevant to the use of these Marks. No currently effective litigation affects our use or ownership rights in any Mark. No currently effective agreement limits our right to use or license the use of our Marks.

By a Trademark License Agreement dated June 1, 2019, we were licensed to use the La Rosa Realty mark by La Rosa Realty, LLC. That agreement gives us the right to sublicense the mark to our franchisees for the term of the agreement. That agreement expires on June 30, 2030, unless sooner terminated because of an uncured default.

By a Trademark License and Platform Services Agreement dated September 13, 2019, we were given a nonexclusive license by Better Homes Realty, Inc., a Nevada corporation, to perform real estate brokerage and franchising services under the Better Homes Realty name and marks. As discussed in Item 1 above, Better Homes Realty, Inc. has a number of Better Homes Realty offices of which it continues to be the franchisor. The Trademark License and Platform Services Agreement allows it to continue to use and license others to use the Better Homes Realty name and marks during the term of that agreement. That agreement also permits Better Homes Realty, Inc. to use the La Rosa Realty names and marks for various purposes, including to open its own and to franchise La Rosa Realty offices under limited circumstances. The Trademark License and Platform Services Agreement has a term of 12 years with renewal rights for another 12-year term unless it is sooner terminated because of an uncured default.

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You must notify us immediately when you learn about an infringement of or challenge to your use of our Marks. We may take the action necessary to protect the unauthorized use of our Marks. We are not obligated to defend you against a claim involving your use of or right to use the Marks, nor to take affirmative action against any infringement. We have the sole right to control any administrative or legal proceedings concerning the Marks.

The Franchise Agreement does not require us to participate in your defense and/or indemnify you for expenses or damages if you are a party to an administrative or judicial proceeding involving a trademark licensed by us to you, or if the proceeding is resolved unfavorably to you.

You must modify or discontinue the use of a trademark if we modify or discontinue the Mark. You must not directly or indirectly contest our right to our Marks, Trade Secrets or business techniques that are part of our business. The Franchise Agreement does not provide you with any specific rights if we require you to modify or discontinue the use of any Marks.

From time to time in the ordinary course of business, we encounter third parties that are using and/or promoting confusingly similar brands. You should understand that there could be businesses using trademarks, trade names, or other commercial symbols similar to our Marks with superior rights to our rights. Before opening your business, you should research this possibility, using telephone directories, trade directories, Internet directories, or otherwise to avoid the possibility of having to change your business name.

ITEM 14: PATENTS, COPYRIGHTS, AND PROPRIETARY INFORMATION

The information contained in the Operations Manual is proprietary and is protected by copyright and other laws. The Operations Manual and the limitations of the use of it by you and your employees are described in this Disclosure Document and the Franchise Agreement. The designs contained in the Marks, the layout of our advertising materials, the content and format of any other writings or copyright and other laws also protect recordings in print or electronic form. Although we have not filed an application for copyright registration for the Operations Manual, the advertising materials, the content and format of any other writings and recordings, we claim common law and federal copyrights in these items. We grant you the right to use this proprietary and copyrighted information (“Copyrighted Works”) in connection with your operation of your business, but these copyrights remain our sole property and, as appropriate, of Better Homes Realty, Inc.

There are currently no effective determinations of the United States Copyright Office or any court regarding any Copyrighted Works of ours, nor are any proceedings pending, nor are there any currently effective agreements between us and third parties pertaining to the Copyrighted Works that will or may significantly limit your use of our Copyrighted Works.

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Our Operations Manual, electronic information and communications, sales and promotional materials, certain Software, the development and use of our System, standards, specifications, policies, procedures, information, concepts and systems on, knowledge of and experience in the development, operation and franchising of your business and the Services provided by your franchised businesses, information concerning Service sales, operating results, financial performance and other financial data and other related materials are proprietary and confidential (“Confidential Information”) and are considered to be our property to be used by you only as described in the Franchise Agreement or the Operations Manual. Where appropriate, certain information has also been identified as trade secrets (“Trade Secrets”). You must maintain the confidentiality of our Confidential Information and Trade Secrets and adopt reasonable procedures to prevent unauthorized disclosure of our Trade Secrets and Confidential Information.

We will disclose parts of the Confidential Information and Trade Secrets to you as we deem necessary or advisable for the development of your business during training and in guidance and assistance furnished to you under the Franchise Agreement, and you may learn or obtain from us additional Confidential Information and Trade Secrets during the term of the Franchise Agreement. The Confidential Information and Trade Secrets are valuable assets of ours and are disclosed to you on the condition that you, and your owners, if you are a business entity, and employees agree to maintain the information in confidence by entering into a confidentiality agreement that we can enforce. Nothing contained in the Franchise Agreement will be construed to prohibit you from using the Confidential Information or Trade Secrets in the operation of your business during the term of the Franchise Agreement.

You must notify us within five (5) days after you learn about another’s use of language, a visual image, or a recording of any kind, that you perceive to be identical or substantially similar to one of our Copyrighted Works or use of our Confidential Information or Trade Secrets or if someone challenges your use of our Copyrighted Works, Confidential Information or Trade Secrets. We will take whatever action we deem appropriate to protect our rights in and to the Copyrighted Works, Confidential Information or Trade Secrets, which may include payment of reasonable costs associated with the action. However, the Franchise Agreement does not require us to take affirmative action in response to any apparent infringement of or challenge to your use of any Copyrighted Works, Confidential Information or Trade Secrets or claim by any person of any rights in any Copyrighted Works, Confidential Information or Trade Secrets. You must not directly or indirectly contest our rights to any of our Copyrighted Works, Confidential Information, or Trade Secrets. You may not communicate with anyone except us and our counsel with respect to any infringement, challenge, or claim. We will have the right to take action as we deem appropriate regarding any infringement, challenge or claim, and the sole right to control exclusively any litigation or other proceeding arising out of any infringement, challenge or claim under any Copyrighted Works, Confidential Information or Trade Secrets. You must sign all instruments and documents, give the assistance, and do acts and things that may, in the opinion of our counsel, be necessary to protect and maintain our interests in any litigation or proceeding or to protect and maintain our interests in the Copyrighted Works, Confidential Information, or Trade Secrets.

No patents are material to us at this time.

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We have the right to inspect, copy and use all records with respect to the customers, suppliers, and other services providers of, and related in any way to, your business. This includes all databases (whether in print, electronic, or other form), including all names, addresses, phone numbers, e-mail addresses, and customer purchase records. We may use or transfer the records in any way we wish, both before and after any termination, expiration, repurchase, transfer or otherwise. We may contact any or all of your customers, suppliers, and other service providers for quality control, market research, and any other purposes, as we deem appropriate.

You must disclose to us all ideas, techniques and products concerning the development and operation of your business you or your employees conceive or develop during the term of the Franchise Agreement. You must grant to us and agree to obtain from your owners or employees a perpetual, non-exclusive and worldwide right to use these ideas, techniques and products concerning the development and operation of your business that you or your employees conceive or develop during the term of the Franchise Agreement in all real estate sales-related product and service businesses that you operate. We will have no obligation to make any lump sum or ongoing payments to you with respect to any idea, concept, method, technique or product. You must agree that you will not use nor will you allow any other person or entity to use any of these ideas, techniques or products without obtaining our prior written approval.

ITEM 15: OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION OF THE FRANCHISE BUSINESS

If you are an individual, you must directly supervise the franchised business at your initial and primary franchised location (“Central Office”). If you are a business entity, the direct, on-site supervision of your Central Office must be done by a Designated Business Manager. Each Branch Office must also be managed by a Designated Business Manager.

If we believe you lack sufficient business experience, you must designate a Designated Business Manager to act as the operating manager for your business. We must approve the selection of the Designated Business Manager before signing the Franchise Agreement. The Designated Business Manager must attend and successfully complete the initial training program, and must abide by the obligations in the Franchise Agreement and the Operations Manual. The Designated Business Manager must agree to assume and guarantee performance of all of your obligations, including, among others, confidentiality and non-competition.

If you are a legal or business entity, each individual who owns, directly or indirectly, a 5% or greater interest in you (and, if you are an individual, your immediate family defined as your spouse and adult children) must sign the Guaranty and Assumption of Franchisee’s Obligations assuming and agreeing to discharge all of your obligations and comply with all restrictions under the Franchise Agreement and our Nondisclosure and Noncompetition Agreement attached to this Franchise Disclosure Document as Exhibit F.

Your spouse must sign a Guaranty Agreement and Consent of Spouse Agreement making your spouse individually liable for your financial obligations under the agreement. The guaranty and consent will place your spouse’s marital and personal assets at risk if your franchise fails.

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ITEM 16: RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL

You must provide specified services. The services include offering residential and commercial real estate brokerage services to real property purchasers and sellers (“Services”). We reserve the right to require that you provide additional Services in your business on 30 days’ prior written notice to you. You must provide the Services per our specifications and standards. We reserve the right to change standards and specifications on 30 days’ prior written notice to you.

You must refrain from using or permitting the use of your business facilities for any other purpose or activity at any time without first obtaining our written consent.

You must sell or offer for sale only those Services which are authorized by us and which meet our standards and specifications. You must follow our policies, procedures, methods of doing business, and techniques. We may change or add to our required Services with prior notice to you. You must discontinue selling and offering for sale any Services, which we may disapprove in writing at any time.

ITEM 17: RENEWAL, TERMINATION, TRANSFER AND DISPUTE RESOLUTION

This table lists certain important provisions of the franchise and related agreements. You should read these provisions in the agreements attached to this disclosure document.

THE FRANCHISE RELATIONSHIP

Provision	Section in Franchise or Other Agreement	Summary
a. Length of the franchise term	4	5 years
b. Renewal or extension of the term	4	If you are in good standing you can add one (1) additional term of 5 years each
c. Requirements for the franchisee to renew or extend	4	You may renew the Franchise Agreement if you: are not in default of any terms of the Franchise Agreement; you have given notice of renewal to us; sign a new Franchise Agreement (which may contain materially different terms and conditions than your original Franchise Agreement); are current in payments due and owing to us and your trade creditors; sign a release; and pay to us a Successor Franchise Fee. “Renew” or “renewal” means the continuation of your franchise relationship.
d. Termination by franchisee	Not Applicable

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e. Termination by franchisor without cause	Not Applicable
f. Termination by franchisor with cause	18	We can terminate upon certain violations of the Franchise Agreement by you
g. “Cause” defined - curable defaults	18	You have 30 days to cure the defaults listed in Section 18.2
h. “Cause” defined - non- curable defaults	18	Non-curable defaults: the defaults listed in Section 18.1
i. Franchisee’s obligations on termination/non-renewal	11, 13, 15 & 18	Obligations include complete de-identification, payment of amounts due and return of Operations Manual, all Confidential Information, trade secrets and records
j. Assignment of contract by franchisor	16.1	No restriction on our right to assign
k. “Transfer” by franchisee- defined	16	Includes transfer of contract or assets or ownership change
l. Franchisor approval of transfer by franchisee	16	We have the right to approve all transfers
m. Conditions for franchisor approval of transfer	16	New franchisee qualifies, Transfer Fee paid, purchase agreement approved, training arranged, release signed by you and current agreement signed by new franchisee
n. Franchisor’s right of first refusal to acquire franchisee’s business	17	We can match any offer for your business
o. Franchisor’s option to purchase franchisee’s business	17	We may, but are not required to, purchase your inventory and equipment at fair market value if your franchise is terminated for any reason
p. Death or disability of franchisee	16.10	Your estate or legal representative must apply to us for the right to transfer to the next of kin within 120 days
q Non-competition covenants during the term of franchise	15.2	No involvement in competing business anywhere in US
r. Non-competition covenants after the franchise is terminated or expires	None	Not applicable
s. Modification of Franchise Agreement	3.3, 4.5 & 21.11	No modifications of Franchise Agreement during term generally, but Operations Manual subject to change. Modifications permitted on renewal.
t. Integration/merger clause	21.5	Only the terms of the Franchise Agreement are binding (subject to state law). Any representations or promises made outside the Franchise Disclosure Document and Franchise Agreement including addenda or exhibits may not be enforceable.

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u. Dispute resolution by arbitration or mediation	20	Except for certain claims, all disputes must be arbitrated in Florida
v. Choice of forum	20.1 & 21.1	Arbitration or litigation must be conducted in Florida, except as provided in a State Specific Addendum
w. Choice of law	20.1 & 21.1	Florida law applies, except as provided in a State Specific Addendum

ITEM 18: PUBLIC FIGURES

We do not currently use any public figure to promote our franchise.

ITEM 19: FINANCIAL PERFORMANCE REPRESENTATIONS

The FTC’s Franchise Rule permits a franchisor to provide information about the actual or potential financial performance of its franchised and/or franchisor-owned outlets, if there is a reasonable basis for the information, and if the information is included in the disclosure document. Financial performance information that differs from that included in ITEM 19 may be given only if: (1) a franchisor provides the actual records of an existing outlet you are considering buying; or (2) a franchisor supplements the information provided in this ITEM 19, for example, by providing information about possible performance at a particular location or under particular circumstances.

We do not make any representations about a franchisee’s future financial performance or the past financial performance of company-owned or franchised outlets. We also do not authorize our employees or representatives to make any such representations either orally or in writing. If you are purchasing an existing outlet, however, we may provide you with the actual records of that outlet. If you receive any other financial performance information or projections of your future income, you should report it to the franchisor’s management by contacting Mark Gracy, La Rosa Franchise, LLC, at 1420 Celebration Blvd., Suite 200, Celebration, FL 34747, and 321-939-3748, the Federal Trade Commission, and the appropriate state regulatory agencies.

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ITEM 20: OUTLETS AND FRANCHISEE INFORMATION

All of the following are offices using the La Rosa Realty brand.

Table No. 1

Systemwide Outlet Summary
For years 2017, 2018 and 2019

Column 1 Outlet Type	Column 2 Year	Column 3 Outlets at the Start of the Year	Column 4 Outlets at the End of the Year	Column 5 Net Change
Franchised	2017	0	0	0
	2018	0	0	0
	2019	0	17	+17
Company-Owned	2017	22	22	0
	2018	22	23	+1
	2019	23	13	-10
Total Outlets	2017	22	22	0
	2018	22	23	+1
	2019	23	30	+7

Table No. 2

Transfers of Outlets from Franchisees to New Owners (other than the Franchisor)
For years 2017, 2018 and 2019

Column 1 State	Column 2 Year	Column 3 Number of Transactions
All	2017	0
	2018	0
	2019	0
Totals	2017	0
	2018	0
	2019	0

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Table No. 3
Status of Franchised Outlets
For years 2017, 2018 and 2019

Column 1	Column	Column 3	Column 4	Column 5	Column 6	Column 7	Column 8	Column 9
State	Year	Outlets at Start of Year	Outlets Opened	Terminations	Non-Renewals	Reacquired by Franchisor	Ceased Operations/ Other Reasons	Outlets at End of Year
Florida	2017	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0
	2019	0	17	0	0	0	0	17
Totals	2017	0	0	0	0	0	0	0
	2018	0	0	0	0	0	0	0
	2019	0	17	0	0	0	0	17

Table 4
Status of Company-Owned Outlets
For years 2017, 2018 and 2019

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7	Column 8
State	Year	Outlets at Start of the Year	Outlets Opened	Outlets Reacquired From Franchisees	Outlets Closed	Outlets Sold to Franchisees	Outlets at End of the Year
Florida	2017	22	0	0	0	0	22
	2018	22	1	0	0	0	23
	2019	23	0	0	0	10	13
Totals	2017	22	0	0	0	0	22
	2018	22	1	0	0	0	23
	2019	23	0	0	0	10	13

Table No. 5

Projected Openings As Of December 31, 2019

State	Franchise Agreements Signed But Outlet Not Opened	Projected New Franchised Outlet in the Next Fiscal Year	Projected New Company-Owned Outlet in the Next Fiscal Year
California	0	5	0
Florida	1	15	1
Georgia	0	2	0
North Carolina	1	1	0

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State	Franchise Agreements Signed But Outlet Not Opened	Projected New Franchised Outlet in the Next Fiscal Year	Projected New Company-Owned Outlet in the Next Fiscal Year
South Carolina	0	1	0
Tennessee	0	1	0
Puerto Rico	1	2	0
TOTALS	3	27	1

There are no franchisees who have not communicated with us in the last 10 weeks.

If you buy this franchise, your contact information may be disclosed to other buyers when you leave the franchise system.

There are no franchisees that left the system during our last fiscal year.

During the last three fiscal years no current or former franchisees have signed confidentiality clauses that restrict them from discussing with you their experiences as franchisees in our system.

We have no trademark-specific franchisee associations.

ITEM 21: FINANCIAL STATEMENTS

Attached to this Franchise Disclosure Document as Exhibit A is our audited ‘financial statement’ for the year ending December 31, 2019, along with our interim unaudited financial statements from the end of our last fiscal year until February 29, 2020. We have not been in business for three years or more and cannot include all the financial statements required by the Federal Trade Commission Rule for our last three fiscal years.

ITEM 22: CONTRACTS

Attached are the following agreements proposed for use in connection with our offering of franchises:

Exhibits:

B.	Franchise Agreement
E.	State-Specific Addendum
F.	Non-Disclosure and Non-Competition Agreement
G.	Statement of Franchisee
H.	General Release

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ITEM 23: RECEIPTS

The last two pages of the Franchise Disclosure Document (following the exhibits and attachments) are receipt pages acknowledging your receipt of the Franchise Disclosure Document. One copy is for your records, and one copy must be signed and dated by you and returned to us.

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Exhibit A to Franchise Disclosure Document

LA ROSA FRANCHISING, LLC FINANCIAL STATEMENTS

The interim financial statements included in this Exhibit have been prepared without audit. Prospective franchisees are advised that no independent Certified Public Accountant has audited these figures or expressed an opinion with regard to their content or form.

2:06 PM 04/28/20 Accrual Basis	La Rosa Franchising LLC Balance Sheet As of February 29, 2020

Feb 29, 20
ASSETS
Current Assets
Checking/Savings
Regions Operating - 5977	1,613.91
Synovus 9007	100.00
Total Checking/Savings	1,713.91
Accounts Receivable
Accounts Receivable	19,528.42
Total Accounts Receivable	19,528.42

Other Current Assets
Due To/ Due From La Rosa Realty	74,352.35
Prepaid Expenses - 2020	3,600.00
Total Other Current Assets	77,952.35
Total Current Assets	99,194.68
TOTAL ASSETS	99,194.68

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	50,807.16
Total Accounts Payable	50,807.16

Credit Cards
Regions Visa 6679	2,732.27
Total Credit Cards	2,732.27
Other Current Liabilities Payables Liability	1,700.00
Total Other Current Liabilities	1,700.00
Total Current Liabilities	55,239.43
Total Liabilities	55,239.43

Equity
Members Capital Draw Joseph La Rosa	-7,000.00
Total Members Capital Draw	-7,000.00
Retained Earnings	69,650.80
Net Income	-18,695.55
Total Equity	43,955.25
TOTAL LIABILITIES & EQUITY	99,194.68

2:03 PM 04/28/20 Accrual Basis	La Rosa Franchising LLC Profit & Loss January through February 2020

Jan - Feb 20
Ordinary Income/Expense Income
Annual Membership Fee	63,750.00
Franchise Income	9,000.00
Late Fee Income	452.65
Legacy Summit	12,168.93
Merchandise - Books & T Shirts	687.43
Miscellaneous Income	0.05
Monthly Franchise Agent Fee	19,352.00
Royalty Fee Income	20,481.19
Sponshorship Donations	3,050.00
Total Income	128,942.25
Gross Profit	128,942.25
Expense
Casual Labor (1099)	7,500.00
Commission Expense Paid	5,000.00
Computer and Internet Expenses	71.37
Credit Card Charges	1,104.79
Inside Realty Expense-Tech Fee	35,503.00
Insurance Expense	148.42
Legal Expenses	10,647.16
Licenses and Association Fees	138.75
Marketing & Promotions	2,792.67
Meals and Entertainment	27.63
Office Expenses	83.63
Outside Labor - 1099	500.00
Payroll - Workers Comp	95.38
Payroll Services	399.96
Payroll Taxes	7,967.49
Printing and Reproduction	367.29
Salaries & Wages	72,033.35
T-Shirts	798.75
Technology Fees	1,300.00
Travel & Lodging	1,158.16
Total Expense	147,637.80
Net Ordinary Income	-18,695.55
Net Income	-18,695.55

2:09 PM 04/28/20	La Rosa Franchising LLC Statement of Cash Flows January through February 2020

Jan - Feb 20
OPERATING ACTIVITIES
Net Income	-18,695.55
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Receivable	-18,129.04
Due To/ Due From La Rosa Realty	-62,000.00
Fees to be collected next month	42,361.94
Accounts Payable	38,814.06
Regions Visa 6679	1,358.75
Commission Liability	-1,500.00
Payables Liability	-1,680.00
Payroll Liabilities	-13,057.70
Net cash provided by Operating Activities	-32,527.54
FINANCING ACTIVITIES
Members Capital Draw: Joseph La Rosa	-7,000.00
Net cash provided by Financing Activities	-7,000.00
Net cash increase for period	-39,527.54
Cash at beginning of period	41,241.45
Cash at end of period	1,713.91

LA ROSA FRANCHISING LLC

AUDITED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2019

LA ROSA FRANCHISING LLC
TABLE OF CONTENTS

Manuel Naya Jr., CPA LLC

Certified Public Accountant

225 South Swoope Ave. Suite 106
Maitland, FL 32751

407-434-1320

Independent Auditor’s Report

To the Member of

La Rosa Franchising, LLC.

Celebration, Florida

We have audited the accompanying financial statements of La Rosa Franchising, LLC (an S corporation), which comprise the balance sheet as of December 31, 2019 and the related statements of income, member’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Franchising, LLC. as of December 31,2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Manuel Naya Jr., CPA, LLC
Maitland, Florida
February 24, 2020

LA ROSA FRANCHISING, LLC
BALANCE SHEET
DECEMBER 31, 2019

Assets
Cash and cash equivalents	$41,241
Accounts receivable, net	43,761
Advances to related party	12,352
Prepaid expenses	3,600
Total Assets	$100,954

Liabilities and Member's Equity

Accounts Payable and accrued expenses	$18,245
Accrued payroll	13,058
Total Liabilities	31,303
Member's Equity	69,651
Total Liabilities and Member's Equity	$100,954

See Notes to Financial Statements

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LA ROSA FRANCHISING, LLC
STATEMENT OF INCOME AND MEMBER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2019

Revenues
Franchise sales revenue	$276,000
Technology fees	86,174
Royalty fees	96,755
Other revenues	150
Total Revenues	459,079
Expenses
Payroll related expense	150,661
Back office technology	81,629
Legal and professional fees	71,348
Commission expense	66,500
Advertising and marketing	7,561
Travel related expenses	7,446
Office expenses	1,580
Insurance expense	1,071
Dues and subscriptions	839
Postage and delivery	793
Total Expenses	389,428

Net Income	69,651
Member's Equity, Beginning of Year	-
Member's Equity, End of Year	$69,651

See Notes to Financial Statements

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LA ROSA FRANCHISING, LLC
STATEMENT OF CASHFLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019

Cash flows from operating activities:
Net Income	$69,651
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in Accounts receivable	(43,761)
Increase in Advances to related party	(12,352)
Increase in Prepaid expenses	(3,600)
Increase in Accounts payable and accrued expenses	18,245
Increase in Accrued payroll	13,058
Net cash provided by operating activities	41,241

Net change in cash and cash equivalents	41,241

Cash and cash equivalents at Beginning of Year	-

Cash and cash equivalents at End of Year	$41,241

See Notes to Financial Statements

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LA ROSA FRANCHISING, LLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019

Note 1. Nature of Business

La Rosa Franchising, LLC. (the "Company") was organized in 2017, as a Limited Liability Corporation and is headquartered in Celebration, Florida. The Company sells franchises authorizing its franchisees to operate businesses of brokering real estate sales and leasing transactions under the name La Rosa. As of December 31, 2019, there are 16 franchises in the state of Florida.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all liquid investments purchased with a maturity of three months of less to be cash equivalents.

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by accounting principles generally accepted in the United States of America, consist primarily of bank accounts with balances, at times, in excess of amounts insured by the Federal Deposit Insurance Corporation. Management of the Company evaluates the financial stability of its balances and considers the risk of loss to be remote.

Accounts receivable

Accounts receivable are carried at original invoiced amounts, less an estimated made for doubtful accounts based on a review of outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using the historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. There is no provision for doubtful accounts, based on management’s evaluation of the collection of accounts receivable at December 31, 2019.

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LA ROSA FRANCHISING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019

Note 2. Summary of Significant Accounting Policies (Continued)

Revenue recognition

Income from the sale of a franchise is recorded in the year of the sale. The Company collects royalty fees from its franchisees based on a percent of sales or a flat fee. Royalty fees are recognized as revenue in the month the fee is earned. The Company also provides a technology fee to its franchises based on number of agents at a per agent rate. Technology fees are recognized as revenue in the month the service is provided.

Income Taxes

The Company has elected S corporation status. Earnings and losses are included in the federal income tax return of the member. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

The Company has analyzed its various federal and state income tax filing position and believed that no accruals for tax liabilities related to uncertain income tax positions have been recorded. The years that remain open to examination under federal statute are 2019.

Advertising and marketing

Costs for advertising are expensed as incurred.

Subsequent Events

The Company has evaluated subsequent events through February 24, 2020, the date which the financial statements were available to be issued.

Note 3. Related Party Transactions

The member of the Company owns 100% of the stock of La Rosa Realty, LLC. The Company’s franchise sales proceeds of approximately $169,000 were held by La Rosa Realty, LLC. Several of the company’s expenses of approximately $157,000 were paid by La Rosa Realty, LLC. At December 31,2019, $12,352 is due on these advances to the related party and is included on the accompanying balance sheet as of December 31, 2019.

Note 4. Geographic Concentrations and Market Risk

The Company earned all of its revenue from franchisees in the State of Florida. As a result of this concentration economic fluctuations of the State could materially affect the Company.

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LA ROSA FRANCHISING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019

Note 5. Commitments and Contingencies

The Company’s operating lease commitments are for various types of software used on a daily to monthly basis. The total operating lease expensed in 2019 were $6,450. Future minimum maturities of operating leases are $67,800 for 2020 and $4,550 for 2021.

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Exhibit B to Franchise Disclosure Document
LA ROSA FRANCHISING, LLC FRANCHISE AGREEMENT

FRANCHISEE AGREEMENT

Please print and sign two copies and return both full, original copies to LA ROSA FRANCHISING, LLC. Signature required on the following pages:

1.	Franchise Agreement

2.	Legal Representation

3.	Witness

4.	Attachment 1 Territory

5.	Attachment 2 Guaranty and Assumption of Franchisee’s Obligations

6.	Attachment 3 Consent of Spouse

7.	Attachment 4Acknowledgement

8.	Attachment 5 Statement of Ownership

9.	Attachment 6 Direct Debits

10.	Attachment 7 Telephone Numbers, Listings & Internet Addresses

11.	Attachment 8 Branch Office Authorization (not required at signing of Agreement)

FRANCHISEE INFORMATION SHEET

Franchise #:

Effective Date:

Legal Entity Name:

Tax I.D. #:

Principal Contact:

Address:

City, State, Zip

Primary Phone #:

Secondary Phone #:

Email Address:

Fax Number:

Territory

LA ROSA FRANCHISING

FRANCHISE AGREEMENT

ATTACHMENTS TO FRANCHISE AGREEMENT

1.	Territory, Branch Offices & Initial Fees
2.	Guaranty and Assumption of Franchisee’s Obligations
3.	Statement of Ownership
4.	Authorization Agreement for Prearranged Payments
5.	Collateral Assignment of Telephone Numbers, Telephone Listings and Internet Addresses
6.	Branch Office Authorization

FRANCHISE AGREEMENT

This Franchise Agreement (“this Agreement”) is made on                    , 20        , by and between LA ROSA FRANCHISING, LLC a Florida limited liability company, whose address is1420 Celebration Blvd., Suite 200, Celebration, Florida (“Franchisor”) and ______________, a(n) _______________, whose address is _____________________________ (“Franchisee”).

RECITALS

1.            Franchisor has developed a comprehensive system for the operation of a business offering both residential and commercial real estate brokerage services.

2.            The real estate brokerage businesses are operated under a business format with a unique system of high standards of service, including valuable know-how, information, Trade Secrets, Confidential Information, methods, confidential Operations Manual, standards, designs, methods of trademark usage, copyrights, sources and specifications, confidential electronic and other communications, methods of Internet usage, marketing programs, and research and development.

3.            The distinguishing characteristics of the System include the trademark LA ROSA REALTY, BETTER HOMES REALTY and other trademarks and trade names, confidential operating procedures, confidential Operations Manual, standards and specifications for equipment, services and products, method of Internet usage, methods of service, management and marketing programs and sales techniques and strategies. All of these distinguishing characteristics may be changed, improved, and further developed by Franchisor from periodically. They are Franchisor’s Confidential Information and Trade Secrets and are designated by and identified with the Marks described in this Agreement.

4.            Franchisor continues to use, develop and control the use of the Marks to identify for the public the source of services and products marketed under the System, and which represent the System’s high standards of quality, service and customer satisfaction.

5.            Franchisee acknowledges the benefits to be derived from being identified with the System, and also recognizes the value of the Marks and the continued uniformity of image to Franchisee, Franchisor, and other franchisees of Franchisor.

6.            Franchisee acknowledges the importance to the System of Franchisor’s high and uniform standards of quality, service and customer satisfaction, and further recognizes the necessity of opening and operating a real estate brokerage business in conformity with the System.

7.            Franchisee recognizes that to enhance the value of the System and goodwill associated with it, this Agreement places detailed obligations on Franchisee, including strict adherence to Franchisor’s reasonable present and future requirements regarding the types of services offered, advertising used, operational techniques, marketing and sales strategies and related matters.

8.            Franchisee is aware of the foregoing and desires to obtain the right to use the System and in association with the System, the right to use the Marks, and wishes to be assisted, trained, and franchised to operate a real estate brokerage business within the Territory specified in this Agreement and subject to the terms and conditions contained in this Agreement.

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The parties therefore agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, the following terms have the following meanings:

1.1       “Affiliate” means any person or entity that controls, is controlled by, or is in common control with, Franchisor or Franchisee.

1.2       “Agent” means a person or group of persons licensed to sell real estate within the Territory who are affiliated with the Real estate brokerage business and uses services provided by Franchisee pursuant to this Agreement. An Agent may be Franchisee’s independent sales associates, agents, representatives, independent contractors, employees, partners, directors, officers, Owners, or Franchisee’s Affiliates.

1.3       “Agreement” means this agreement, and all exhibits, schedules, attachments, instruments and amendment.

1.4       “Branch Office(s)” means any additional Office at an approved location or locations where Franchisee operates the Real estate brokerage business that is opened by Franchisee after its initial Office.

1.5       “Business” or “real estate brokerage business” means the business operations conducted or to be conducted by Franchisee pursuant to this Agreement and consisting of a business offering commercial and residential real estate brokerage services.

1.6       “Confidential Information” means all knowledge, know-how, standards, methods and procedures related to the establishment and operation of the System and includes all records pertaining to customers, suppliers, and other service providers of, and/or related in any way to, Franchisee’s Business including, without limitation, all databases (whether in print, electronic or other form), all names, addresses, phone numbers, e-mail addresses, customer purchase records, manuals, promotional and marketing materials, marketing strategies and any other data which Franchisor designates as confidential or Franchisee reasonably should know Franchisor would consider confidential.

1.7       “Franchise” means the business operations, including the real estate brokerage business, conducted or to be conducted by Franchisee using Franchisor’s System and in association with the Marks.

a.	Please initial next to the name of the principal Mark under which Franchisee wishes to do business:

La Rosa Realty          _________

Better Homes Realty _________

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b.	You will use your selected Mark in conjunction with your own office identification in the manner we specify and in accordance with applicable law.

1.8       “Franchisor’s System” or “System” means the standards, systems, concepts, identifications, methods, and procedures developed or used by Franchisor, or which may hereafter be developed or used by Franchisor, including the trademark approved for Franchisee’s use and other trademarks and trade names, confidential operating procedures, confidential Operations Manual, standards and specifications for equipment, services and products, method of Internet usage, training methods, methods of service, management and marketing programs and sales techniques and strategies for the sale and marketing of Franchisor’s Services.

1.9       “Gross Commission Income” means the total of all commissions, transaction fees, property management fees, and monthly fees collected or receivable by Franchisee and Franchisee’s independent sales associates, agents, representatives, contractors, employees, partners, directors, officers, Owners, or Franchisee’s Affiliates, regardless of whether or not such individuals or Affiliates are entitled to retain all or part of such Gross Commission Income, directly or indirectly, in connection with the Business (earned in compliance with all applicable laws) including, but not limited to, transactions and provision of services for which a real estate or auctioneer’s license is required (including appraisal fees [“Broker Price Opinions” or “BPO”], title or escrow services fees), the sale or provision of products or services that Franchisor or any of Franchisor’s Affiliates develop or make available to Franchisee directly or through a third party, monthly fees or additional transaction fees charged to Agents by the Franchisee (such as, but without limitation, Transaction Fees and Coaching Fees), Property Management Services, and/or any transaction, sale and/or service in which the Marks or the System is used in any manner, without deducting any of Franchisee’s multiple listing fees, advertising costs, commissions, overrides, bonuses, salaries, gifts, or any other costs or expenses and other receipts and fees from its Agents and from all other sources (including but not limited to referral fees and finder’s fees received from brokers or agents in other brokerage companies) which are derived from the sale, lease, transfer or other disposition (including like-kind exchanges, barter exchanges, or other exchanges of property not involving money) of Real Property, including any note, obligation, lien or other consideration given to Franchisee in lieu of a commission and insurance claims for lost profits if a claim is paid by the insurer.

a.	Gross Commission Income does not include: (1) any commissions and referral fees paid to cooperating or referring brokers in other brokerage companies; (2) the amount of any tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount of any tax is shown separately and in fact paid by the Franchisee to the appropriate governmental authority; and (3) fair market rent paid by Franchisee’s Agents for the lease of office space at Franchisee’s Central Office or Branch Office locations.

b.	Gross Commission Income will be deemed received at the earlier of the closing of any transaction described above or when payment for any Services is received by Franchisee or an Agent. Gross Commission Income consisting of property or services will be valued at the fair market value of the property or services at the time that they are received.

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1.10       “Large Office Franchisee” means a Franchisee which has more than twenty (20) Agents associated with Franchisee’s Central Office and/or Branch Office(s) or a Franchisee which advises Franchisor that it plans to have more than twenty (20) Agents during the initial twelve (12) month period from the Opening Date of this Agreement. Franchisor reserves the right to evaluate if Franchisee has been able to have and maintain a roster of more than twenty (20) Agents during such initial period and then every calendar year thereafter. If it is determined that Franchisee does not have and maintain a roster of more than twenty (20) Agents during such initial period or any calendar year thereafter, Franchisor reserves the right to reclassify Franchisee as a Small Office Franchisee and the Royalty and Technology Fees shall be adjusted accordingly.

1.11       “Lease” means any agreement (whether oral or written) under which the right to occupy an Office has been obtained, and any amendment made to the lease periodically, including, any offer to lease, license or lease agreement.

1.12       “Marks” means the trademarks ‘“La Rosa Realty”, or Better Homes Realty” if Franchisee has been approved to use such alternative trademark as provided at Section 11.7 hereof, to the extent of Franchisor’s rights to the same, together with those other trade names, trademarks, symbols, logos, distinctive names, service marks, certification marks, logo designs, insignia or otherwise which may be designated by Franchisor periodically as part of the System for use by Franchisees, and not withdrawn.

1.13       “Office(s)” means the approved location or locations where Franchisee operates the real estate brokerage business under the approved Marks.

1.14       “Opening Date” means the first of the following to occur on or after the Effective Date: Franchisee begins conducts business using the Marks, offers any Services to the public, Franchisee collects any Gross Commission Income, Franchisee uses any Mark, Franchisee opens any Office, one hundred twenty (120) days after the Effective Date; or, Franchisee otherwise engages in a real estate brokerage business.

1.15       “Operations Manual” means, but is not limited to, collectively, all directives, books, pamphlets, bulletins, memoranda, order forms, invoices, letters, e-mail, Internet or intranet data, or other publications, documents, Software programs, video tapes, transmittances or communications, in whatever form (including electronic form) prepared by or on behalf of Franchisor for use by the franchisee generally or for Franchisee in particular, setting forth information, advice and standards, requirements, marketing information and procedures, operating procedures, instructions or policies relating to the operation of the Business or the operation of Franchises, as same may be added to, deleted or otherwise amended by Franchisor periodically.

1.16       “Products” means all supplies and other materials used by Franchisee or provide to Franchisee’s customers in connection with the Business and associated with the Marks.

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1.17       “Real Property” means single and multiple unit residential housing, commercial property, farm houses, vacant land to be used for residential, agricultural, recreation or commercial purposes; condominiums, cooperatives, townhouses, vacation houses, interests in interval-ownership and time share residential units, and mobile home when affixed to the ground.

1.18       “Small Office Franchisee” means a Franchisee which has twenty (20) or fewer Agents associated with the Franchisee during the initial twelve (12) month period from the Opening Date of this Agreement and in any calendar year thereafter.

1.19       “Services” means any and all assistance, guidance, recommendations, marketing and other services for the sale, transfer or other disposition of Real Property conducted or otherwise provided by Franchisee and the Agents in connection with the Business or associated with the Marks.

1.20       “Trade Secret(s)” means information, including a formula, pattern, compilation, program, device, method, technique or process related to the System that both derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.	COVENANTS, REPRESENTATIONS, AND WARRANTIES OF FRANCHISEE

Franchisee covenants, represents and warrants as follows and acknowledges that Franchisor is relying upon these covenants, representations and warranties in making its decision to enter into this Agreement.

2.1       Franchisee acknowledges that it has received, has had ample time to read, and has read this Agreement, the Disclosure Document, and all related agreements with Franchisor. Franchisee acknowledges that Franchisor has advised it to obtain independent legal and accounting advice with respect to this Agreement and the transactions arising out of this Agreement. Franchisee further acknowledges that it has had an adequate opportunity to be advised by legal, accounting and other professional advisors of its own choosing regarding all pertinent aspects of the Business, Franchisor and this Agreement.

2.2       Franchisee has, or has made firm arrangements to acquire, funds to commence, open and operate the Business. Franchisee is financially and otherwise able to accept the risks attendant upon entering into this Agreement.

2.3       All statements made by Franchisee in writing in connection with its application for the Franchise were true when made and continue to be true as of the date of this Agreement.

2.4       There are no material financial obligations of Franchisee whether actual or contingent, which are outstanding as of the date of this Agreement other than those, disclosed to Franchisor by Franchisee in writing.

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2.5       Franchisee is not a party to or subject to any court or administrative order or action of any governmental authority that would limit or interfere in any way with the performance by Franchisee of its obligation hereunder.

2.6       Franchisee is not a party to any litigation or legal proceedings other than those that have been disclosed to Franchisor by Franchisee in writing.

2.7       Franchisee represents that it is not a party to or subject to agreements or arrangements that might conflict with the terms of this Agreement and agrees not to enter into any conflicting agreements or arrangements during the Initial Term or any Interim Period.

2.8       Franchisee agrees and acknowledges that it has not been induced to enter into this Agreement in reliance upon, nor as a result of, any statements, representations, warranties, conditions, covenants, promises or inducements, whatsoever, whether oral or written, and whether directly related to the contents of this Agreement or collateral thereto, made by Franchisor, its officers, directors, agents, employees or contractors except as provided herein. Franchisee acknowledges that the Franchise has been granted in reliance upon the information supplied to Franchisor in Franchisee’s application for a Franchise.

2.9       Franchisee represents that it, its owners, or one of its employees, is a licensed real estate broker under the laws of the state or states where each Office is located; is familiar with the real estate laws and regulations of the state or states; has previous experience in Real Property transactions; and, the Franchise is being acquired to use the System and the Marks in the operation of a real estate brokerage business and not for speculative or investment purposes.

2.10      Franchisee and its owners agree to comply with and/or to assist Franchisor to the fullest extent possible in Franchisor’s efforts to comply with Anti-Terrorism Laws (as defined below). In connection with this compliance, Franchisee and its owners certify, represent, and warrant that none of their property or interests is subject to being “blocked” under any of the Anti-Terrorism Laws and that Franchisee and its owners are not otherwise in violation of any of the Anti-Terrorism Laws.

a.	Franchisee and its owners certify that they, their respective employees, and anyone associated with Franchisee are not listed in the Annex to Executive Order 13224 (http://www.treasury.gov/offices/enforcement/ofac/sanctions/terrorism.ht ml). Franchisee agrees not to hire (or, if already employed, retain the employment of) any individual who is listed in the Annex.

b.	Franchisee certifies that it has no knowledge or information that, if generally known, would result in Franchisee, its owners, their employees, or anyone associated with Franchisee to be listed in the Annex to Executive Order 13224.

c.	Franchisee is solely responsible for ascertaining what actions it must take to comply with the Anti-Terrorism Laws, and Franchisee specifically acknowledges and agrees that its indemnification responsibilities set forth in this Agreement pertain to its obligations under this Section 2.10.

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d.	Any misrepresentation under this Section or any violation of the Anti-Terrorism Laws by Franchisee, its owners, agents, or its employees constitutes grounds for immediate termination of this Agreement and any other agreement Franchisee has entered with Franchisor or any of its Affiliates.

e.	“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority (including, without limitation, the United States Department of Treasury Office of Foreign Assets Control and any government agency outside the U.S.) addressing or in any way relating to terrorist acts and/or acts of war.

3.	GRANT OF LICENSE

3.1       Subject to all the terms and conditions of this Agreement, Franchisor hereby grants to Franchisee, and Franchisee accepts, for the Initial Term of this Agreement and any Interim Period, the right and license (“License”) to:

a.	Operate a real estate brokerage business at one (1) approved Central Office location and additional, if any, Branch Office locations at approved locations in the geographic are set forth in Attachment 1 to this Agreement (“Territory”) upon the terms and conditions of this Agreement.

b.	Use the Marks and the System; and

c.	Offer and market ONLY Franchisor’s approved Services and Products, unless Franchisor approves in writing Franchisee’s request to offer and market complementary and non- competing services or products.

3.2       Franchisee recognizes that variations and additions to the System may be required periodically to preserve and/or enhance the System. Therefore, Franchisor expressly reserves the right to add to, subtract from, revise, modify or change periodically the System or any part thereof, and Franchisee agrees to promptly accept and comply with any addition, subtraction, revision, modification or change and to make those reasonable expenditures as may be necessary to comply pursuant to Section 9.

3.3       Franchisee recognizes that the rights granted to Franchisee hereunder are for the specific Territory defined in Section 5.1 below and Attachment 1 and no other, and cannot be transferred to an alternate Territory without the prior written approval of Franchisor, which approval may be granted or withheld by Franchisor.

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4.	TERM OF THE AGREEMENT AND LICENSE

4.1       This Agreement and the License granted hereunder will continue for a period of five (5) years (“Initial Term”). This Initial Term begins on the date this Agreement is signed by Franchisor, subject, however, to termination in accordance with the provisions of this Agreement. When the Initial Term and any Interim Period expires, Franchisee will have the option, as determined by Franchisor, to extend its rights to operate the Business for one additional term (“Successor Term”) of five (5) years. If Franchisee’s rights to operate the Business are extended, Franchisee must pay Franchisor the Successor Franchise Fee set forth in Section 4.4(b).

4.2       The Franchisor may refuse to extend Franchisee’s rights to operate the Business if Franchisee has:

a.	Failed to remedy any breach of this Agreement by Franchisee specified by Franchisor in a written notice to Franchisee as per Sections 18.1 or 18.2; or

b.	Committed and received notice of two (2) or more breaches of this Agreement in the twenty-four (24) months before the end of the Initial Term, even if those breaches were timely remedied; or

c.	Failed to meet the Annual Agent Quota, as set forth in Section 5.4 for any year during the Initial Term or any Interim Period; or

d.	Franchisee has not given Franchisor a written notice of intent to extend Franchisee’s rights to operate the Business no less than six (6) months or more than nine (9) months before the expiration of the Initial Term; or

e.	Franchisee is not current in all its payment obligations to Franchisor or to Franchisee’s trade creditors.

4.3       If Franchisor agrees to extend Franchisee’s rights to operate the Business at the end of the Initial Term or any Successor Term, Franchisee will sign a successor franchise agreement (“Successor Franchise Agreement”) and all other agreements in the form then being used by Franchisor in granting new franchises and pay the Successor Franchise Fee set forth in Section 4.4(b). The Franchisor reserves the right to change any term(s) of the Successor Franchise Agreement form to be signed by Franchisee upon the extension of Franchisee’s rights to operate the Business (except as specified below). There will not, however, be another Initial Franchise Fee charged in connection with the extension of Franchisee’s rights to operate the Business. IN FRANCHISOR’S SOLE DETERMINATION, THE FRANCHISEE MAY BE DEEMED TO HAVE IRREVOCABLY DECLINED TO RENEW THE FRANCHISE (AND ITS OPTION WILL THEREUPON TERMINATE) IF IT FAILS TO SIGN AND RETURN TO THE FRANCHISOR THE SUCCESSOR FRANCHISE AGREEMENT AND OTHER DOCUMENTS REQUIRED BY THE FRANCHISOR WITHIN THIRTY (30) DAYS AFTER THEIR DELIVERY TO THE FRANCHISEE, OR FAILS TO COMPLY IN ANY OTHER WAY WITH THE PROVISIONS OF THIS SECTION 4.

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4.4       As additional conditions to the extension of Franchisee’s rights to operate the Business, Franchisor reserves the right to require Franchisee to:

a.	Sign a general release of all claims Franchisee may have against Franchisor, its officers, directors, members, shareholders, agents, Affiliates, and employees, whether in their corporate and/or individual capacities. This release will include all claims arising under any federal, state, or local law, rule, or ordinance arising out of or concerning this Agreement (to the fullest extent permitted by law) and will be in a form satisfactory to Franchisor;

b.	Pay the successor franchise fee (“Successor Franchise Fee”) equal to Five Thousand Dollars ($5,000.00), which is due and payable to Franchisor at the time of signing the Successor Franchise Agreement;

c.	Agree to give Franchisor not less than six (6) months nor more than nine (9) months prior written notice of Franchisee’s election to extend (or not to extend) Franchisee’s rights to operate the Business. Failure to give timely notice of Franchisee’s intention to extend its rights to operate the Business will be deemed an election not to extend Franchisee’s rights to operate the Business;

d.	Upgrade the Computer System and any related Software used in operations of the Business to Franchisor’s then-current standards and specifications;

e.	Comply with all other provisions contained in the Operations Manual, as modified periodically by Franchisor; and

f.	Provide proof of current certificates, authorizations, licenses, insurance and permits.

4.5       Franchisee shall have the continuing right to open additional Branch Offices during the Successor Term.

4.6       If Franchisee does not sign a Successor Franchise Agreement before the expiration of this Agreement and continues to accept the benefits of this Agreement and the License after the expiration of this Agreement and the License, then at the option of Franchisor, this Agreement and the License may be treated either as (i) expired as of the date of expiration with Franchisee then operating without a franchise to do so and in violation of Franchisor’s rights; or (ii) continued on a month-to-month basis (“Interim Period”) until one party provides the other with written notice of the party’s intent to terminate the Interim Period, in which case the Interim Period will terminate thirty (30) days after receipt of the notice to terminate the Interim Period. In the latter case, all obligations of Franchisee will remain in full force and effect during the Interim Period as if this Agreement and the License had not expired, and all obligations and restrictions imposed on Franchisee upon expiration of this Agreement and the License will be deemed to take effect upon termination of the Interim Period.

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5.	TERRITORY

5.1       During the Initial Term and for so long as Franchisee is in compliance with all of its obligations hereunder, except as otherwise provided in this Agreement, and subject to Franchisor’s reservation of rights as set forth in Section 5.2 and as provided in Section 5.4 below, neither Franchisor nor any Affiliate of Franchisor will open or license another person or entity to open or allow any others to open a competing real estate brokerage businesses using the Marks licensed to Franchisee within the Territory encompassed by the boundaries set forth in Attachment 1, attached and incorporated by reference. The rights granted to Franchisee in this Section do not prohibit other franchisees and agents of Franchisor from listing and selling Real Property in Franchisee’s Territory nor is Franchisee prohibited from listing or selling Real Property in a territory granted to another Franchisee, provided that Franchisee is licensed to sell Real Property in that area. Except as otherwise specifically provided in this Agreement, this Agreement does not restrict Franchisor or its Affiliates and does not grant rights to Franchisee to pursue any of Franchisor’s or its Affiliates other business concepts other than the real estate brokerage business.

5.2       Franchisee acknowledges that the Franchise granted hereunder is non-exclusive and that Franchisor and its Affiliates retain the exclusive right to, among others:

a.	Use, and to license others to use, the Marks and System for the establishment of Real estate brokerage businesses at any location or Office other than in the Territory, regardless of proximity to the Territory;

b.	Use, license and franchise the use of trademarks or service marks other than the Marks, whether in alternative channels of distribution or at any location including within the Territory, in association with operations that are the same as, similar to or different from the Business;

c.	Use the Marks and the System in connection with the provision of other services and products or in alternative channels of distribution such as those described in Section 5.2(d), at any location including within the Territory;

d.	Offer the Services or Products, or grant others the right to offer the Services or Products, whether using the Marks or other trademarks or service marks, through alternative channels of distribution, including without limitation, distribution outlets other than Real estate brokerage businesses, or by Internet commerce (e-commerce), mail order or otherwise, whether inside or outside the Territory;

e.	Use any websites utilizing a domain name incorporating one or more of the words “La Rosa” or “La Rosa Realty” or “Better Homes Realty” or “Better Homes” or similar derivatives. The Franchisor retains the sole and exclusive right to market on the Internet and use the Marks on the Internet, including all use of websites, domain names, URL’s, directory addresses, metatags, linking, advertising, and co-branding and other arrangements.

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Franchisee may not independently market on the Internet, or use any domain name, address, locator, link, metatag, or search technique, with words or symbols similar to the Marks or otherwise establish any presence on the Internet without Franchisor’s prior written approval. The Franchisor intends that any Franchisee website be accessed only through Franchisor’s home page. Franchisee will provide Franchisor with content for Franchisor’s Internet marketing, and will sign Internet and intranet usage agreements, if any. The Franchisor retains the right to approve any linking or other use of its website; and

f.	To acquire businesses that are the same as or similar to the Real estate brokerage business and operate those businesses regardless of where the businesses are located, including inside the Territory, and to be acquired by any third party which operates businesses that are the same as or similar to the Real estate brokerage business regardless of where those businesses are located, including inside the Territory.

5.3       In determining the Territory, as set forth in Attachment 1, Franchisor will use geographic or political boundaries (including but not limited to city, county, or state boundary lines) and other characteristics including natural boundaries, and the amount and size of urban, suburban and rural areas. In addition, Franchisor will consider the most recent data available from the National Association of Realtors to determine the number of licensed Agents within the proposed Territory. Franchisee acknowledges and agrees that once the Territory has been established, it will not be changed regardless of any increase or decrease of the number of licensed Agents within in the Territory.

5.4       To maintain the Territory, Franchisee must:

a.	Secure a Central Office location with a term of no less than one (1) year in the Territory. This obligation is a continuing obligation that begins on the Effective Date of the Franchise Agreement and continues throughout the term of the Franchise Agreement provided that, as provided in Section 9.12 of the Franchise Agreement, Franchisee shall have six (6) months from the Effective Date to secure its first Central Office in the Territory.

b.	Meet the Annual Agent Quota which number of Agents that must be employed by or associated with Franchisee during each year of the Initial Term and any Interim Period.

c.	Franchisee’s failure to satisfy the Annual Agent Quota may result in the reduction or elimination of Franchisee’s Territory or the termination of this Agreement, as Franchisor determines.

6.	FEES

6.1       Franchisee will pay a non-recurring initial franchise fee of $10,000 (“Initial Franchise Fee”) to Franchisor upon the execution of this Agreement, plus, if due and payable, all applicable federal, state or municipal taxes. The Initial Franchise Fee will be paid by means of cashier’s check, money order or wire transfer. The Initial Franchise Fee is deemed fully earned by Franchisor when paid. The Initial Franchise Fee is non-refundable once paid except as provided for in Section 6.1. Any fee paid by Franchisee to Franchisor in connection with Franchisee’s application to Franchisor for approval to become a franchisee will be credited, in full, towards the Initial Franchise Fee. The Initial Franchise Fee will be non-refundable unless Franchisor elects to refund all or a portion of the Initial Franchise Fee to Franchisee.

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6.2       Franchisee shall not be required to pay a fee for each Branch Office that Franchisee opens.

6.3       For each month from and after the Opening Date, Franchisee will pay to Franchisor a monthly royalty fee (“Royalty Fee”) equal to the greater of:

(1)	If Franchisee qualifies as a Small Office Franchisee:

(a)       The Small Office Franchisee shall pay a per transaction royalty fee of $120 (capped at an annual contribution of $1,800.00 per individual Agent per calendar year) where the Gross Commission Income from each such transaction is over $1,500.00. Where the Gross Commission Income from a transaction is less than $1,500.00, the transaction royalty fee will be calculated at five percent (5%) of the Gross Commission Income received, subject to the $1,800.00 annual contribution cap; or

(b)       $500.00 per month.

(2)           If Franchisee qualifies as a Large Office Franchisee:

(a)    The Large Office Franchisee shall pay a per transaction royalty fee of $75.00 (capped at an annual contribution of $1,800.00 per individual Agent per calendar year) where the Gross Commission Income from each such transaction is over $1,500.00. Where the Gross Commission Income from a transaction is less than $1,500.00, the transaction royalty fee will be calculated at five percent (5%) of the Gross Commission Income received, subject to the $1,800.00 annual contribution cap; or

(b)       $1,000.00 per month.

6.4       For each month from and after the Opening Date, Franchisee will pay to Franchisor a license fee for the use of all Software and other technology provided by Franchisor (“Technology Fee”) equal to $50.00 per Agent per month for Small Office Franchisees, $35.00 per Agent per month for Large Office Franchisees with less than 100 Agents, and $25.00 per Agent per month for Large Office Franchisees with 100 or more Agents. Franchisor reserves the right to increase the Technology Fee during each year of the Initial Term, and any Successor Term and Interim Period.

6.5       For each month, Franchisee shall also pay to Franchisor a fee for the integration of MLS generated data by Franchisor into Franchisee’s company and Agent websites (the “MLS/RETS Fee”). The current MLS/RETS fee is $100.00 per month per MLS integrated into the Franchisee’s company and Agent websites. Franchisor reserves the right to increase the MLS/RETS Fee by any amount determined by Franchisor to be reasonable based on third party charges for such services.

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6.6       Franchisee shall pay to Franchisor an annual membership fee (“Annual Membership Fee”) for the right of Franchisee’s Agents to participate in Franchisor’s System currently in the amount of $50.00 per year per Agent (prorated for any partial years). The Annual Membership Fee is payable to Franchisor on or before January 10th of each year (or within ten (10) days after each Agent commences his or her association with Franchisee if after January 10th) and annually, thereafter. Franchisor reserves the right to increase the Annual Membership Fee annually.

6.7       Franchisor may require Franchisee to utilize a La Rosa Realty or a Better Homes Realty specific domain name and to pay an annual (or other fiscal period required by the domain registrar) fee to Franchisor in exchange for the right to use such specific domain name (the “Domain Name Fee”) with its Business. The Domain Name Fee will be equal Franchisor’s expense in securing and maintaining the domain name associated with Franchisee’s Business. The domain name will, at all times, be Franchisor’s property but Franchisor will allow Franchisee, as long as Franchisee complies with the Franchise Agreement, to utilize the domain name in the operation of the Business.

6.8       The Royalty Fee, Annual Membership Fee, Marketing Fees (as defined in Section 12.1) , Domain Name Fee, MLS/RETS Fee and Technology Fee (collectively “Fees”) are payable to Franchisor on or before the 10th day of each month for the preceding calendar month and are payable through the entire Initial Term of this Agreement and any Interim Period. Franchisee will pay the Fees monthly or in any other frequency as Franchisor may require upon written notice to Franchisee by Franchisor. Franchisee will not subordinate to any other obligation its obligation to pay the Fees, or any other fee or charge hereunder. Each payment of Fees will be accompanied by a report, in a form and substance prescribed by Franchisor. Each failure to include a fully completed statement of the previous month’s Gross Commission Income with Franchisee’s payment of Fees payable to Franchisor when due constitutes a material breach of this Agreement.

6.9       The Franchisor requires Franchisee to remit all fees and other amounts due to Franchisor hereunder via electronic funds transfer (“ACH”) or other similar means utilizing a Franchisor approved computer system or otherwise. The ACH authorization is attached to this Agreement as Attachment 6. If Franchisor directs Franchisee to use this payment method, Franchisee agrees to comply with procedures specified by Franchisor and/or perform those acts and deliver and sign those documents, including authorization for direct debits from Franchisee’s business bank operating account, as may be necessary to accomplish payment by this method. Under this procedure Franchisee will authorize Franchisor to initiate debit entries and/or credit correction entries to a designated checking or savings account for payments of fees and other amounts payable to Franchisor, including any interest charged thereon. Franchisee will make funds available to Franchisor for withdrawal by electronic transfer no later than the due date for payment therefore. If Franchisee has not timely reported the Gross Commission Income to Franchisor for any reporting period, then Franchisor is authorized, at Franchisor’s option, to debit Franchisee’s account in an amount equal to (a) the Fees transferred from Franchisee’s account for the last reporting period for which a report of the Gross Commission Income was provided to Franchisor as required hereunder; (b) the minimum Royalty Fee and potential FMA funds (as defined in section 12.1(a)), or (c) the amount due based on information retrieved from Franchisor approved computer system.

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7.	ACCOUNTING, RECORDS, AUDITS AND LATE PAYMENT CHARGES

7.1       Franchisee will keep those complete records of its Business as a prudent and careful businessperson would normally keep. Franchisee must use the accounting system and the pre-formatted template required by Franchisor, if any. Franchisee will keep its financial books and records as Franchisor may periodically direct in the Operations Manual or otherwise, including retention of all invoices, order forms, payroll records, check records, bank deposit receipts, sales tax records, commission reports, settlement statements, refunds, cash disbursements, journals, and general ledgers. Franchisee will advise Franchisor of the location of all original documents and will not destroy any records without the written consent of Franchisor.

7.2       Franchisee will prepare, on a current basis, complete and accurate records concerning all financial, marketing and other operating aspects of the Business conducted under this Agreement, as Franchisor will prescribe periodically. Franchisee will maintain an accounting system which accurately reflects all operational aspects of the Business including uniform reports as may be required by Franchisor. Franchisee’s records will include tax returns, daily reports, statements of Gross Commission Income (to be prepared each month for the preceding month), profit and loss statements (to be prepared at least quarterly by a reputable accountant), and balance sheets (to be prepared at least annually by a reputable accountant).

7.3       Franchisee will also submit to Franchisor, Franchisee’s current financial statements and other reports as Franchisor may reasonably request to evaluate or compile research and performance data on any operational aspect of the Business. Franchisee will provide Franchisor with a copy of its federal tax return for the previous tax year (fiscal or calendar) within forty-five (45) days of submitting its federal tax return. In the event that Franchisee files an extension with the Federal Government to file its federal taxes for the previous year, Franchise must notify Franchisor within ten (10) days of filing such extension in writing.

7.4       The records required under this Section 7 pertain only to Franchisee’s operation of the Business. The Franchisor has no right to inspect, audit or copy the records of any of Franchisee’s unrelated business or personal activities. Franchisee will keep the books and records of the Business separate from the records of any unrelated business or personal activity.

7.5       From the date Franchisee and Franchisor sign this Agreement until three (3) years after the end of the expiration or termination of this Agreement, Franchisor or Franchisor’s authorized agent will have the right to request, receive, inspect and audit any of the records referred to above wherever they may be located. The Franchisor agrees to conduct its inspections and audits at reasonable times. Franchisee agrees to keep all records and reports for six (6) years from the date these records are created. Should any inspection or audit disclose a deficiency in the payment of any Royalty Fee, potential FMF funds or other amounts required to be paid under this Agreement, Franchisee will immediately pay the deficiency to Franchisor, without the need for further action or notice on the part of Franchisor and without prejudice to any other remedy of Franchisor under this Agreement or otherwise. In addition, if the deficiency for any audit period discloses a deficiency in the amount of any Royalty Fee, potential FMF funds or other amounts due by $1,000.00 or more, Franchisee will also immediately pay to Franchisor the entire cost of the inspection or audit including travel, lodging, meals, salaries, and other expenses of the inspecting or auditing personnel. For the purposes of this Section 7.5, an audit period will be each fiscal year. Should the audit disclose an overpayment of any Royalty Fees, potential FMF funds, or other amounts due, Franchisor will credit the amount of the overpayment to Franchisee’s payments of Royalty Fees and potential FMF funds next falling due.

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7.6       If Franchisee’s records and procedures are insufficient to permit a proper determination of Gross Commission Income, Franchisor will have the right to either require Franchisee to pay the Minimum Royalty or deliver to Franchisee an estimate, prepared by Franchisor, of Gross Commission Income for the period under consideration and Franchisee will immediately pay to Franchisor any amount shown thereby to be owing on account of the Royalty Fee, FMF funds and other sums due on account of any understatement. Any estimate is final and binding upon Franchisee.

7.7       To encourage prompt payment and to cover the costs and expenses involved in handling and processing late payments, Franchisee will also pay, upon demand, a late charge equal to 5% of the amount of the late payment plus interest of 1.5% per month on the late amount on all payments due to Franchisor during the period of time said payments are due and unpaid. Each failure to pay Royalty Fees, Annual Membership Fees, FMF funds, and other amounts payable to Franchisor when due constitutes a material breach of this Agreement. Franchisee acknowledges that this Section 7.7 will not constitute Franchisor’s agreement to accept these payments after the same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee’s operation of the real estate brokerage business. Further, Franchisee acknowledges that failure to pay all such amounts when due will, notwithstanding the provisions of this Section 7.7, constitute grounds for termination of this Agreement.

7.8       Any report of Franchisor’s auditor rendered periodically pursuant to this Section 7.7 is final and binding upon all of the parties.

7.9       Franchisee hereby authorizes Franchisor to make reasonable inquiries of Franchisee’s bank, suppliers and trade creditors concerning the Business and hereby directs those persons and companies to provide to Franchisor this information and copies of documents pertaining to the Business as Franchisor may request.

7.10      Franchisee acknowledges and agrees that Franchisor owns all business records (“Business Records”) with respect to customers and other service professionals of, and/or related to, the Real estate brokerage business including, without limitation, all databases (whether in print, electronic or other form), including all names, addresses, telephone numbers, e-mail addresses, customer purchase records, and all other records contained in the database, and all other Business Records created and maintained by Franchisee. Franchisee further acknowledges and agrees that, at all times during and after the termination, expiration or cancellation of this Agreement, Franchisor may access these Business Records, and may utilize, transfer, or analyze these Business Records as Franchisor determines to be in the best interest of the System.

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7.11     To encourage prompt delivery of all Business Records, Certificates of Insurance, Gross Commission Income statements and any other documentation or record that may be requested by Franchisor under this Agreement, Franchisee will pay, upon demand, a late report fee in the amount of the greater of $100 or 5% of the required amount per record or document requested if Franchisee fails to deliver this record or document when due.

7.12     If Franchisee pays the Royalty Fee or any other sums due to Franchisor under this Agreement with a check returned for non-sufficient funds more than one time in any calendar year, in addition to all other remedies which may be available, Franchisor will have the right to require that Royalty Fee payments and any other sums due to Franchisor under this Agreement be made by certified or cashier’s checks. If Franchisee fails to pay the Royalty Fee or any other sums due to Franchisor under this Agreement by the due date two (2) times during the Initial Term or any Interim Period, in addition to all other remedies which may be available, Franchisor reserves the right to require that Franchisee pay the Royalty Fee or any other sums due to Franchisor under this Agreement on a weekly basis.

7.13     Franchisee agrees that, during the Initial Term and for the three (3) years after the expiration or termination of this Agreement, Franchisee will supply to Franchisor Franchisee’s home (or Business location, if other than Franchisee’s home) address and telephone number.

8.	SERVICES AND ASSISTANCE

8.1       The Initial Franchise Fee, Royalty Fee, and any Annual Membership Fee are paid for the License, which includes the use of the Marks, the System and the use of Franchisor’s Trade Secrets and Confidential Information provided pursuant to this Agreement and for certain services rendered by Franchisor.

8.2       The Franchisor will offer Franchisee initial and continuing services, as Franchisor deems necessary or advisable in furthering Franchisee’s Business and the business of the System as a whole and in connection with protecting the Marks and goodwill of Franchisor. Failure by Franchisor to provide any particular service, either initial or continuing, will not excuse Franchisee from any of its obligations under this Agreement.

8.3       Currently, prior to Franchisee’s opening of the Business, Franchisor will:

a.	Agree upon Franchisee’s Territory, which will be set forth in Attachment 1.

b.	Approve Franchisee’s proposed Offices. The factors that Franchisor will consider for such approval are whether the Office is located in Franchisee’s Territory, if it is located in a conventional office located outside of any personal residence, if it is used solely and exclusively for the operation of the real estate brokerage business, and if it is located sufficiently far enough away from any real estate brokerage office using the Marks licensed to Franchisee, as determined by Franchisor. Franchisee acknowledges and agrees that Franchisor’s approval of any Office in no way constitutes a warranty by Franchisor that the Office will achieve any particular level of sales or profits or that the Office satisfies any or all federal, state or local laws, ordinances or regulations for the operation of Franchisee’s Real estate brokerage business.

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c.	Furnish Franchisee with specifications for the design and physical appearance of each Office and a description of the supplies required for the operation of Franchisee’s Business as stipulated in Section 10.

d.	Within ninety (90) days after the execution of this Agreement and Franchisee’s receipt of all required licenses and permits to operate the first Office, provide Franchisee, or if Franchisee is an entity, a person designated to manage the Business (“Designated Business Manager”) with an initial training program. The initial training program is for between two (2) and three (3) business days at Franchisor’s facilities in Celebration, Florida (or other location designated by Franchisor). Franchisee must pay for airfare, meals, transportation costs, salaries, benefits, lodging and incidental expenses for all initial training program attendees. Training may include a discussion of the System, techniques, procedures, methods of operation, advertising, sales techniques, promotional ideas, marketing plans, customer relations, instructions on quality standards and practical experience in the operation of the Business.

e.	Loan Franchisee, during the Initial Term (including any Interim Period), one (1) copy of Franchisor’s confidential Operations Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed periodically by Franchisor as further stipulated in this Section 8, and containing information relative to other obligations of Franchisee hereunder. Specifications, standards and operating procedures prescribed periodically by Franchisor in the Operations Manual or otherwise communicated to Franchisee in writing constitutes provisions of this Agreement as if fully set forth herein. Franchisee will operate the Business strictly in accordance with the Operations Manual. Failure to comply with the standards set forth in the Operations Manual constitutes a material breach of this Agreement. The Franchisor reserves the right to provide the Operations Manual and updates to the Operations Manual in electronic form or other form determined by Franchisor. The Franchisor will have the right to add to, and otherwise modify, the Operations Manual periodically to reflect changes in authorized Services, business image or the operation of the Business; provided, however, none of these additions or modifications will alter Franchisee’s fundamental status and rights under this Agreement. Some of the revisions to the Operations Manual may include changes with respect to: (i) sales and marketing strategies; (ii) equipment and supplies; (iii) accounting and reporting systems and forms; (iv) insurance requirements; (v) operating procedures; and (vi) Services. Franchisee agrees to accept, implement and adopt any of these modifications at its own cost. Franchisee will keep its printed copy of the Operations Manual updated with replacement pages and insertions, as instructed by Franchisor. Franchisee acknowledges that the Operations Manual is loaned to Franchisee and will always remain the sole and exclusive property of Franchisor. Upon termination of this Agreement, for any reason whatsoever, Franchisee will promptly return the Operations Manual together with all copies of any portion of the Operations Manual which Franchisee may have made, to Franchisor.

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8.4	Currently, after Franchisee opens the Business, Franchisor reserves the right to:

a.	Make a representative reasonably available to speak with Franchisee on the telephone during normal business hours, as Franchisor determines is necessary, to discuss Franchisee’s operational issues and support needs; provided, however, that questions regarding technological support will be referred to third parties (including but not limited to Affiliates of Franchisor) who may charge a fee for providing Franchisee with these technological support services.

b.	Hold periodic conferences to discuss sales techniques, new service developments, bookkeeping, training, accounting, performance standards, advertising programs, marketing procedures and other topics. These conferences may be held at Franchisor’s Celebration, Florida headquarters, Franchisee’s Office or at a location chosen by Franchisor, as determined by Franchisor. Franchisee will be required to pay any conference fee charged by Franchisor and must pay all its travel and living expenses to attend.

c.	Hold a mandatory annual conference to discuss sales techniques, new service developments, training, bookkeeping, accounting, performance standards, advertising programs, marketing procedures and other topics. Franchisee must pay any conference fees charged by Franchisor, and all personal travel and living expenses. These mandatory annual conferences are held at Franchisor’s Celebration, Florida headquarters or at a location chosen by Franchisor.

d.	Inform Franchisee of mandatory specifications, standards and procedures for the operations of the Office.

e.	Research new Services and methods of doing business, periodically, and provide Franchisee with information concerning developments of this research.

f.	Maintain the FMF and use these funds to develop promotional, advertising and public relations programs for Real estate brokerage businesses.

g.	Provide advertising materials to Franchisee as Franchisor deems necessary.

h.	A representative of Franchisor may provide additional assistance. There may be additional charges for this additional assistance. If Franchisor provides additional assistance, Franchisor and Franchisee must agree in advance on the charges for the visit and the length of the visit.

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i.	Provide Franchisee with a monthly newsletter.

8.5       If Franchisee believes Franchisor has failed to adequately provide pre-opening services to Franchisee as provided in Section 8.3, Franchisee will notify Franchisor in writing within thirty (30) days following the opening of the Business. Absent the timely delivery of this notice to Franchisor, Franchisee is deemed to conclusively acknowledge that all pre-opening and opening services required to be provided by Franchisor were sufficient, timely, and satisfactory to Franchisee.

8.6       Franchisor is not obligated to perform services set forth in this Agreement to Franchisee’s particular level of satisfaction, but as a function of Franchisor’s experience, knowledge and judgment. Franchisor does not represent or warrant that any other services will be provided to Franchisee, other than as set forth in this Agreement. If any other services, or any specific level or quality of service is expected, Franchisee must obtain a commitment to provide this service or level of service in writing signed by an authorized officer of Franchisor, otherwise Franchisor will not be obligated to provide any other services or specific level or quality of services.

9.	FRANCHISEE’S DUTIES, OBLIGATIONS AND OPERATING STANDARDS

9.1       Franchisee will, consistent with the terms of this Agreement, diligently develop and operate the Business and use its best efforts to market and promote the Services and Products.

9.2       Subject to the terms of this Agreement, including Section 8.3(e), during the Initial Term and any Interim Period, Franchisee will strictly comply with all present and future standards, specifications, processes, procedures, requirements, and instructions of Franchisor regarding the operation of the Business and must comply with the following requirements:

a.	On or before the 90-day anniversary of this Agreement, Franchisee or Franchisee’s Designated Business Manager must attend and successfully complete all initial training programs. Franchisee is responsible for airfare, meals, transportation costs, salaries, benefits, lodging and incidental expenses for all initial training program attendees.

b.	Before opening the Business, Franchisee must complete the renovations to the Office necessary to comply with Franchisor’s standards and specifications; comply with Franchisor’s opening procedures for the Office, as set forth in the Operations Manual; and, obtain Franchisor’s written approval that Franchisee has complied with the foregoing requirements.

c.	Franchisee or a Designated Business Manager must attend mandatory annual conferences at locations Franchisor may reasonably designate, and Franchisee will pay all salary and other expenses of persons attending, including any conference fees, travel expenses, meals, living expenses and personal expenses.

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d.	Any additional required Service introduced into the System by Franchisor must be offered for sale on a continuing basis at the Business at the time and in the manner required by Franchisor. Franchisor will provide at least thirty (30) days’ prior written notice of any new required Service introduced into the System. All equipment, products, supplies, and other items necessary to add the newly required Services must be acquired, installed, and utilized at the time and in the manner required by Franchisor. The marketing of new Services must begin at the Business as reasonably required by Franchisor.

e.	No service, except approved Services, may be offered for sale within the Territory, unless Franchisee receives the prior written consent of Franchisor.

f.	Only advertising and promotional materials, service, equipment, tools, inventory, products, signage, supplies, and uniforms that meet Franchisor’s standards and specifications is used at the Business. Advertising and promotional materials, services, equipment, inventory, products, signage, supplies and uniforms produced or approved by Franchisor for use by Franchisee may be used only in the manner and during the period specified by Franchisor.

g.	Equipment, Services, inventory, supplies, signage, uniforms and other items must be added, eliminated, substituted and modified at the Business as soon as possible in accordance with changes in Franchisor’s specifications and requirements.

h.	The Business and everything related to the Business must be maintained in good condition and must be kept clean, neat and sanitary. All maintenance, repairs and replacements reasonably requested by Franchisor or needed in connection with the Business must be promptly made. All employees must be clean and neat in appearance.

i.	No alterations of the Business materially affecting the image of the Business may be made except at Franchisor’s request or approval, and any alterations must strictly conform to specifications and requirements established or approved by Franchisor.

j.	The Business and the Services provided by Franchisee must comply with all applicable federal, state, and local laws, ordinances, rules, regulations and other requirements applicable to real estate brokerage and sales laws. Franchisee must obtain all real estate, brokerage, and business licenses and permits required by federal, state and local laws, ordinances, rules and regulations before operating its Business. If Franchisee does not obtain all required permits and licenses necessary to operate it Business within six (6) months after the mutual execution of the Franchise Agreement, Franchisor may terminate this Franchise Agreement.

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k.	The employees, Agents, equipment, supplies, products, and other items on hand at the Business, must at all times be sufficient to efficiently meet the anticipated volume of business.

l.	The payment of all debts and taxes arising in connection with the Business, except those duly contested in a bona fide dispute, must be paid when due.

m.	Franchisee will use its best efforts to ensure customer satisfaction; use good faith in all dealings with customers, other real estate agents and brokers, potential customers, referral sources, suppliers and creditors; respond to customer complaints in a courteous, prompt and professional manner; use its best efforts to promptly and fairly resolve customer disputes in a mutually agreeable manner; and take any actions Franchisor deems necessary or appropriate to resolve customer disputes.

n.	Franchisee will accept all major credit cards and other the forms of payment specified by Franchisor in the Operations Manual as payment.

o.	Franchisee will comply with all terms and pay all fees that may be due in connection with any Software Franchisee is required to use in the operation of its Business as prescribed by Franchisor.

p.	Franchisee will comply with the advertising requirements set out in Section 12.

q.	Franchisee will not use any materials that are false or misleading.

r.	Franchisee will ensure that all advertising and other materials associated with the Services fully conform to all applicable laws and regulations.

s.	Franchisee will conduct its business operations in accordance with all applicable laws and regulations, including but not limited to, real estate brokerage and sales laws and regulations, and consumer protection laws and regulations. Franchisee will control the quality of the Services to avoid quality problems or liability claims that could reflect adversely on Franchisee or Franchisor in the minds of consumers.

t.	Franchise will maintain and require its Agents and employees to maintain a high ethical standard in the conduct of Franchisee’s Business, and Franchisee will join and remain a member in good standing of any local board of realtors within the Territory and any applicable national association of realtors. In addition, Franchisee must enter into written agreements with all of its Agents that include a fee structure which entitles Franchisee to collect monthly fees, transaction fees, and other fees on all of the Agents’ transactions. The fee structure and any changes or modifications to the fee structure must be approved by Franchisor prior to being implemented by Franchisee.

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u.	Franchisee recognizes and acknowledges the importance of referrals between franchisees of Franchisor and agrees, if lawful and when reasonable and appropriate, to refer requests for real estate services to franchisees of Franchisor operating in territories in which Franchisee does not operate a Business or provide Services.

v.	Franchisee will provide each of its Agents with the supervision as a reasonable real estate broker would provide its agents in the proper conduct of its business as a real estate broker.

w.	Franchisee will not enter into any exclusive affiliated business relationships with Franchisee Affiliates or third parties to provide services related to the real estate brokerage business.

9.3       In prescribing standards, specifications, processes, procedures, requirements or instructions under Section 9.2 or any other provision of this Agreement, Franchisor will provide guidance to Franchisee, as required in Franchisor’s sole determination, including but not limited to, determining the fees to be charged by Franchisee for Services. Franchisor will not have control over the day-to-day managerial operations of the Business, and Franchisee is free to establish its own fees and other charges for Services. Notwithstanding Franchisor’s right to require Franchisee to conduct its business in accordance with the System, Franchisee and Franchisor recognize that the sale and brokerage of real estate is a profession requiring independent judgment, skill and training and is governed in many particulars by state and federal authorities. Any inconsistency between the System or Franchisor’s advice and the dictates of good real estate practice, or any legal requirement of that practice, is inadvertent and not an effort to cause Franchisee to deviate from proper practices. Therefore, Franchisee and Franchisor understand and agree that (i) in all cases, lawful, regulatory requirements take precedence over both any inconsistent advice, counsel or other guidance, whether written or oral, given by Franchisor on any topic and anything inconsistent in the System; (ii) no business advice given by Franchisor nor any part of the System is taken as advice in respect of the practice of the profession of real estate sales and brokerage, as defined by law; (iii) Franchisee’s judgment, or the judgment of Franchisee’s Designated Business Managers, governs in all matters pertaining to each and every aspect of the professional practice of real estate sales and brokerage; (iv) in any case in which Franchisee believes Franchisor’s advice or the System contravene the practice of the profession of real estate sales and brokerage or any legal requirements of that practice, Franchisee will notify Franchisor, orally and in writing, immediately; and (v) Franchisee and Franchisee’s Designated Business Managers are solely responsible for the operation of the Business and the results of that operation.

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9.4       Franchisor and Franchisor’s representatives shall have the right during business hours to inspect the Business and all Offices. Franchisor and Franchisor’s representatives will have the right to observe the manner in which Franchisee is rendering its Services and conducting its operations of the Business. Franchisor and Franchisor’s representatives will have the right to discuss with Franchisee, or other personnel Franchisee may designate, all matters that may pertain to compliance with this Agreement and with Franchisor’s standards, specifications, requirements, instructions and procedures and Franchisor may take photographs of Franchisee’s completed work as it relates to the Business. Franchisor and Franchisor’s representatives will have the right to have any of Franchisor’s required Services rendered by any employee at the Business. Franchisee will fully cooperate with Franchisor’s rights under this Section 9.4; provided, however, that Franchisor’s exercise of these rights will not unreasonably interfere with Franchisee’s conduct of the Business.

9.5       Franchisor may require Franchisee’s compliance with the provisions of this Section 9 even if it does not require this compliance by all franchisees.

9.6       If Franchisee is an individual, Franchisee must directly supervise the Business. If Franchisee is a corporation or other business entity, or if Franchisee has, in Franchisor’s sole judgment, insufficient experience in a business similar to the franchise or experience in business management in general, then Franchisee will nominate a Designated Business Manager having required experience who will have direct responsibility for all operations of an Office. Any change in a Designated Business Manager will be subject to Franchisor’s approval.

9.7       Franchisee and its Agents are required to become a member of local, state and national real estate boards, associations or organizations which in the reasonable opinion of Franchisor are useful in the operation of the Business. Franchisee will have the option to become a member of all benefit programs which are offered periodically by Franchisor to all of its Franchisees. The costs of participating in these boards, associations and benefit programs is borne by Franchisee and its employees (if applicable to the employees). Nothing in this Section 9.7       limits Franchisee’s freedom to join any franchise or franchisee’s association of its choosing.

9.8       Franchisee will at all times have sufficient computer skills to operate Franchisee’s computer, understand how to utilize any Software Franchisor requires to be used in the Business, and to access email and the Internet. If Franchisor determines that Franchisee requires additional computer training, Franchisor will notify Franchisee in writing regarding the nature of the additional training required, and Franchisee will have ninety (90) days to complete this training at a local computer training school at Franchisee’s sole cost and expense. Franchisor reserves the right to designate the computer training school at which Franchisee must attend (which may be an Affiliate). At the end of the training program, Franchisee will present a certificate reasonably acceptable to Franchisor establishing that Franchisee passed the training course. Franchisee’s failure to seek additional training or to pass the course constitutes a default of this Agreement.

9.9       Franchisee acknowledges and understands that computer systems are vulnerable to computer viruses, bugs, power disruptions, communication line disruptions, Internet access failures, Internet content failures, date-related problems, and attacks by hackers and other unauthorized intruders. Franchisor does not guarantee that information or communication systems supplied by Franchisor or its suppliers will not be vulnerable to these problems. Franchisee acknowledges and agrees that Franchisee is solely responsible for protecting itself from these problems. Franchisee must also take reasonable steps to verify that Franchisee’s suppliers, lenders, landlords, customers, and governmental agencies on which Franchisee relies, are reasonably protected. This may include taking reasonable steps to secure Franchisee’s systems, including, firewalls, access code protection, anti-virus systems, and use of backup systems.

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9.10       Franchisee will acquire, maintain, and upgrade Hardware, Software, information processing and communication systems, and Internet and other network access providers, as prescribed in the Operations Manual and as modified periodically by Franchisor. Franchisee will comply with any license agreements that Franchisor or its designees use or require in connection with the System. Franchisee will utilize Franchisor’s required Software, proprietary database management, equipment, and intranet system as the exclusive means for tracking and maintaining customer, vendor, and lead information, and for other uses as prescribed by Franchisor periodically in the Operations Manual. Monthly sales and Royalty Fee reporting may occur through mandatory Software including the automatic draft via electronic transfer of Royalty Fees, Required Software License and Support Fees and FMF funds.

9.11       Franchisee will at all times maintain an active email account and will check the account several times per day. If available, Franchisee will maintain an email account on Franchisor’s proprietary database management and intranet system.

9.12       Franchisee may not open an Office until: (1) Franchisor notifies Franchisee in writing that all of Franchisee’s obligations have been fulfilled; (2) the initial training program has been completed to Franchisor’s satisfaction; (3) the Office has been renovated in accordance with Franchisor’s standards and specifications; (4) all amounts due to Franchisor has been paid; (5) Franchisor has been furnished with copies of all insurance policies and certificates required by this Agreement, or other documentation of insurance coverage and payment of premiums that Franchisor may request; (6) Franchisee notifies Franchisor that all approvals and conditions set forth in this Agreement have been met; (7) Franchisee has obtained all necessary real estate brokerage licenses and permits and other applicable permits and licenses; (8) Franchisee has provided Franchisor with a fully signed copy of the Lease for the Office; (9) Franchisee has provided satisfactory evidence to Franchisor that all of Franchisee’s Agents are licensed to sell Real Property in the Territory; and (10) Franchisee has ordered, received and installed all equipment, supplies, inventory, tools, products, uniforms and computer Hardware and Software required by Franchisor. Franchisee will begin operating the Business immediately after Franchisor determines that the Business is ready for opening. Franchisee must open the Central Office within six (6) months after signing the Franchise Agreement unless Franchisor otherwise consents in writing.

9.13       Franchisee shall, prior to the opening of its Central Office and continuing throughout the Initial Term and any Interim Period, provide Franchisor with administrative login credentials for each MLS that Franchisee or its principals are a member of or for which they are paying Franchisor a MLS/RETS FEED Fee. Franchisee is responsible for the costs and fees associated with securing additional administrative log-in credentials on behalf of Franchisor.

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9.14       Franchisee shall:

a.	Require any Agent who has not closed at least three (3) transactions within the twelve (12) month period prior to being engaged by Franchisee, to attend and successfully complete such real estate brokerage training programs then being conducted by La Rosa Coaching, LLC (“Coaching LLC”). Franchisee shall be responsible for payment of the then current training fees charged by Coaching LLC directly to Coaching LLC for such training and will be responsible to pay for all salary and other expenses of Agents attending, including any travel expenses, meals, living expenses and personal expenses. All such Agents shall continue to participate in such coaching programs until their first three (3) transactions have closed.

b.	Require all new Agents to attend and successfully complete a week long real estate brokerage orientation program conducted by Coaching LLC. Franchisee shall be responsible for payment of the then current orientation program fees charged by Coaching LLC directly to Coaching LLC for such orientation program and will be responsible to pay for all salary and other expenses of Agents attending, including any travel expenses, meals, living expenses and personal expenses.

c.	Franchisee shall designate (subject to Coaching LLC’s approval) one (1) or more Agents who have successfully completed the week long real estate brokerage orientation program to act as in-house “Real Estate Coach(es)” for all new Agents engaged by Franchisee. Such Real Estate Coaches shall conduct weekly coaching sessions at Franchisee’s Central or Branch Office(s) in accordance with the training methods provided and overseen by Coaching LLC. Franchisee shall pay directly to Coaching LLC a fee equal to twenty percent (20%) of the Gross Commission Income of transactions participated in by the Real Estate Coach.

10.       PURCHASE OF EQUIPMENT, INVENTORY AND SUPPLIES

10.1       Franchisee must purchase all services, equipment, supplies and Hardware and Software from only those suppliers, manufacturers and distributors who have been designated or approved in advance by Franchisor. The standards and specifications for equipment, computer Hardware and Software, tools, vehicles, signage, supplies, and services required by Franchisor is maintained in the Operations Manual. The Franchisor has the right to require Franchisee to discontinue purchasing any services, equipment, supplies, Hardware or Software from an approved or Designated Supplier, manufacturer or distributor and may designate new suppliers, manufacturers or distributors at any time.

10.2       Franchisee acknowledges and agrees that Franchisor may receive from approved and Designated Suppliers of Franchisee’s Services, equipment, tools, supplies and Hardware and Software, periodic volume rebates or other revenue as a result of Franchisee’s purchases. Franchisee further acknowledges and agrees that Franchisor is entitled to keep for its own use and account these rebates and this revenue.

10.3       The names and addresses of Franchisor’s approved and Designated Suppliers, manufacturers and distributors is maintained in the Operations Manual. Franchisor reserves the right to approve all of the supplies, Services, equipment, Hardware and Software used in connection with Franchisee’s Business.

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10.4       Franchisee acknowledges and agrees that certain approved or Designated Suppliers, distributors, and service providers may be Affiliates.

10.5       Franchisee must use Franchisor’s Affiliate, La Rosa Coaching LLC, for the purposes of training all new Agents and/or those Agents who have closed less than three (3) transactions within a preceding twelve (12) month period.

10.6       Franchisee is not required to, but it is recommended that, Franchisee refer clients to Franchisor’s Affiliate, La Rosa Title LLC, to act as the title agency for title and closing of transaction in which Franchisee is involved.

10.7       Franchisee must use Franchisor’s Affiliate, La Rosa CRE, LLC to oversee and assist in all commercial real estate transaction in which Franchisee is involved.

10.8       Franchisee is not required to, but it is recommended that, Franchisee refer clients to Franchisor’s Affiliate, La Rosa Insurance LLC, to provide homeowner’s, auto, and health insurance and related services, subject to client approval.

10.9       Franchisee must use Franchisor’s Affiliate, La Rosa Property Management LLC, to provide all residential and commercial property management services to Franchisee’s clients.

11.       MARKS, COPYRIGHTED WORKS AND OWNERSHIP OF IMPROVEMENTS.

11.1       Franchisee acknowledges and agrees that:

a.	Franchisor’s licensor La Rosa Realty LLC is the sole and exclusive owner of all right, title and interest, together with all the goodwill, of the Mark “La Rosa Realty”. Franchisor has a non-exclusive, limited trademark license from Better Homes Realty, Inc. (“BHR”) for use of the Mark “Better Homes Realty”. Franchisee further acknowledges that the Marks designate the origin or sponsorship of the System, the Business, and the Services, and that Franchisor desires to protect the goodwill of the Marks and to preserve and enhance the value of the Marks. In the event that Franchisee acquires any rights, title or interest in the Marks, Franchisee agrees to assign and hereby assigns all rights, title or interest to Franchisor.

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b.	All right, title and interest in and to all materials, including but not limited to, all artwork and designs, created by Franchisor and/or BHR, and used with the Marks or in association with the Business (“Copyrighted Materials”) are the sole and exclusive property of Franchisor and/or BHR. Additionally, all Copyrighted Materials created by Franchisee or any other person or entity retained or employed by Franchisee are works made for hire within the meaning of the United States Copyright Act and are the sole and exclusive property of Franchisor and/or BHR, who is entitled to use and license others to use the Copyrighted Materials unencumbered by moral rights. If the Copyrighted Materials are not works made for hire or rights in the Copyrighted Materials do not automatically accrue to Franchisor and/or BHR, Franchisee irrevocably assigns and agrees to assign to Franchisor and/or BHR (as applicable), its successors and assigns, the entire right, title, and interest in perpetuity throughout the world in and to any and all rights, including all copyrights and related rights, in these Copyrighted Materials, which Franchisee and the author of these Copyrighted Materials warrant and represent as being created by and wholly original with the author. Where applicable, Franchisee agrees to obtain any other assignments of rights in the Copyrighted Materials from another person or entity necessary to ensure Franchisor’s and/or BHR’s right in the Copyrighted Materials as required in this Section 11.1(b).

c.	Franchisee will never dispute, contest, or challenge, directly or indirectly, the validity or enforceability of the Marks or Copyrighted Materials or Franchisor’s and/or BHR’s ownership of the Marks or Copyrighted Materials, nor counsel, procure, or assist anyone else to do the same, nor will it take any action that is inconsistent with Franchisor’s ownership of the Marks or Copyrighted Materials, nor will it represent that it has any right, title, or interest in the Marks or Copyrighted Materials other than those expressly granted by this Agreement.

d.	Franchisor reserves the right to decide to apply to register or to register any trademarks or copyrights with respect to the Services, Products and any other products and services and the Copyrighted Materials. Failure of Franchisor to obtain or maintain in effect any of these applications or registrations is not a breach of this Agreement. Franchisee will not, before or after termination or expiration of the Agreement, register or apply to register any of the Marks or any trademark, service mark or logo confusingly similar or any Copyrighted Materials, anywhere in the world.

e.	Upon Franchisor’s request, Franchisee will cooperate fully, both before and after termination or expiration of this Agreement, in confirming, perfecting, preserving, and enforcing Franchisor’s and/or BHR’s rights in the Marks and Copyrighted Materials, including but not limited to, executing and limited to, assignments, powers of attorney, and copies of commercial documents showing sale and advertising of the Services and Products and other products and services. Franchisee hereby irrevocably appoints Franchisor as its attorney-in-fact for the purpose of executing these documents.

f.	All usage of the Marks by Franchisee and any goodwill established by Franchisee’s use of the Marks will inure to the exclusive benefit of Franchisor and/or BHR. This Agreement does not confer any goodwill or other interests in the Marks to Franchisee upon expiration or termination of the Agreement.

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g.	EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, FRANCHISOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE USE, EXCLUSIVE OWNERSHIP, VALIDITY OR ENFORCEABILITY OF THE MARKS OR COPYRIGHTED MATERIALS.

11.2       Franchisee acknowledges and agrees that:

a.	Franchisee’s right to use the Marks and Copyrighted Materials are derived solely from this Agreement. Franchisee may only use the Marks and Copyrighted Materials in its operation of the Business and only incompliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor in the Operations Manual and elsewhere periodically during the Initial Term and any Interim Period. Franchisee will make every effort consistent to protect, maintain, and promote the Marks as identifying the System and only the System.

b.	Any unauthorized use of the Marks or Copyrighted Materials by Franchisee constitutes a breach of this Agreement and an infringement of the rights of Franchisor and/or BHR in and to the Marks and Copyrighted Materials.

c.	Franchisee will not use any Marks or portion of any Marks as part of a corporate or trade name, or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form. Franchisee will obtain any fictitious or assumed name registrations as may be required by Franchisor or under applicable law.

d.	To preserve the validity and integrity of the Marks and Copyrighted Materials licensed herein and to assure that Franchisee is properly employing the same in the operation of its Business, Franchisor or its agents will have the right of entry and inspection of Franchisee’s Business and operating procedures pursuant to Section 9.4.

e.	Franchisee will safeguard and maintain the reputation and prestige of the System, Marks and Copyrighted Materials and will not do anything that would tarnish the image of or adversely affect the value, reputation or goodwill associated with the Marks. Franchisee will not do anything that would dilute, directly or indirectly, the value of the goodwill attached to the Marks, nor counsel, procure or assist anyone else to do the same.

f.	Franchisee will use the Marks and Copyrighted Materials only in lettering, logos, print styles, forms, and formats, including but not limited to, advertising and promotional materials, invoices, signage, business checks, business cards, invoices, stationery, and promotional items such as clothing, pens, mugs, etc., which have been approved by Franchisor in accordance with this Agreement, and promptly follow instructions regarding the Marks and Copyrighted Materials as provided in the Operations Manual and otherwise given by Franchisor periodically.

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g.	Franchisee will use the following copyright notice at least once on each piece of advertising, promotional, or other material used in connection with the Products and Services:

h.	Franchisee will use the Marks with a superscript “®”, “SM” or “TM”, as specified by Franchisor, unless and until advised by Franchisor to use a different notice.

11.3       Franchisee acknowledges and agrees that:

a.	If, in Franchisor’s reasonable determination, the use of Marks or Copyrighted Materials in connection with the Services, other products and services or the Business will infringe or potentially infringe upon the rights of any third party, weakens or impairs Franchisor’s rights in the Marks or Copyrighted Materials, or it otherwise becomes advisable at any time for Franchisor to modify or discontinue of the Marks or Copyrighted Materials then, upon notice from Franchisor, Franchisee will immediately terminate or modify this use in the manner prescribed by Franchisor. Franchisor may require Franchisee to use one (1) or more additional or substitute trade names, trademarks, service marks or other commercial symbols or copyrighted materials. Franchisee will have no rights of damages, offset, or right to terminate this Agreement as a result thereof and Franchisor will have no liability or obligation whatsoever with respect to Franchisee’s modification or discontinuance of any Marks or Copyrighted Materials.

b.	Franchisee will notify Franchisor within three (3) days after receiving notice of any claim, demand or cause of action based upon or arising from any attempt by any other person, firm or corporation to use the Marks or any colorable imitation thereof or the Copyrighted Materials. Upon receipt of timely notice of an action, claim or demand against Franchisee relating to the Marks or Copyrighted Materials, Franchisor will have the sole right, but not the duty, to defend any action. Franchisor will have the exclusive right to contest or bring action against any third party regarding the third party’s use of any of the Marks or Copyrighted Materials. Franchisor will control all actions but not be obligated to take any action. In any defense or prosecution of any litigation relating to the Marks, Copyrighted Materials or components of the System undertaken by Franchisor, Franchisee will cooperate with Franchisor, execute any and all documents, and take all actions as may be desirable or necessary in the opinion of Franchisor’s counsel, to carry out this defense or prosecution. At Franchisor’s option, Franchisee will join in any action. If Franchisee joins in an action, then the recovery, if any, from this legal action is first applied to the total expenses associated therewith and the remainder going to Franchisor.

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11.4       All provisions of this Agreement applicable to the Marks and Copyrighted Materials apply to any and all additional trademarks, service marks, commercial symbols and copyrighted materials authorized for use by and licensed to Franchisee by Franchisor after the date of this Agreement.

11.5       If Franchisee during the Initial Term of the franchise relationship or any Interim Period or any Successor Term conceives or develops any improvements or additions to the System, Copyrighted Materials, website or any other documents or information pertaining to or relating to the System or the Business, or any new trade names, trade and service marks, logos, or commercial symbols related to the Business or any advertising and promotional ideas or inventions related to the Business (collectively, the “Improvements”) Franchisee will fully disclose the Improvements to Franchisor, without disclosure of the Improvements to others, and will obtain Franchisor’s written approval before using these Improvements. Any of these Improvements may be used by Franchisor and all other franchisees without any obligation to Franchisee for royalties or other fees. Franchisee will assign and does hereby assign to Franchisor, all right, title and interest in and to the Improvements, including the right to grant sublicenses to any of these Improvements. Franchisor reserves the right to make application for and own copyrights, patents, trade names, trademarks and service marks relating to any of these Improvements and Franchisee will cooperate with Franchisor in securing these rights. Franchisor may also consider these Improvements as the property and Trade Secrets of Franchisor. In return, Franchisor may authorize Franchisee to utilize any Improvement that may be developed by other franchisees and is authorized generally for use by other franchisees.

11.6       Neither Franchisee nor its Designated Business Managers or Agents will attempt to register a top-level or second level domain name that contains any portion of the Marks without the prior written approval of Franchisor and subject to any conditions Franchisor may request.

11.7       Only if approved in advance by Franchisor, Franchisee may elect to use the Mark Better Homes Realty” rather than the Mark “La Rosa Realty” in the franchised Territory.

Franchisee may only use such Mark and Copyrighted Materials related thereto in its operation of the Business and only in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor in the Operations Manual and elsewhere periodically during the Initial Term and any Interim Period.

12.       ADVERTISING AND PROMOTION

12.1       Marketing Fees and Materials.

a.	If and when established, Franchisee agrees to pay to Franchisor continuing marketing fees (“Marketing Fees”) equal to an amount 1% of Gross Commission Income. Once established, Franchisee shall pay Marketing Fees at the time and in the manner prescribed in Sections 6.6 and 6.7. Franchisor reserves the right to decrease the Marketing Fees and to increase the Marketing Fees to a maximum of 1.5% of Gross Commission Income by sending written notice to Franchisee. Any change in the Marketing Fees will be effective as of the first day of the month that is at least ninety (90) days after delivery of the notice of change to Franchisee. The Marketing Fees will be posted to the Franchise Marketing Fund (“FMF”). The FMF is accounted for separately by Franchisor, but the FMF funds will not be maintained in a separate or segregated account at a bank or other financial institution.

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b.	Franchisor will use the FMF fees it collects from franchisees (i) to create marketing materials relating to the System, (ii) to pay for public relations projects intended to enhance the goodwill and public image of the System, (iii) to assist franchisees in developing local marketing programs in their respective Territories; (iv) to pay for the cost of placing marketing materials in various print, broadcast and Internet media; (v) to undertake any other marketing efforts as Franchisor deems necessary or beneficial to the System as determined by Franchisor; and, (vi) to reimburse Franchisor (based on reasonable allocations calculated by Franchisor’s management) for (a) salaries and other overhead expenses that are directly related to projects of a character described in clauses (i), (ii), (iii) and (iv), including the payment of a salary to a field marketing manager, and (b) for part of the cost of maintaining Franchisor’s website, as authorized in Section 12.4. Franchisor will use the FMF in a manner that is reasonably designed to provide some level of marketing benefits to all Franchisees. However, Franchisor reserves the right to allocate the FMF funds to various permitted uses as it sees fit and does not guarantee that all Franchisees will receive equal benefits or identical coverage.

c.	If the FMF operates at a deficit or requires additional funds at any time, Franchisor may loan funds to the FMF in amounts and on the terms, including repayment terms, Franchisor deems necessary or advisable.

d.	Franchisor will furnish Franchisee upon request one slick, master or other “suitable for reproduction” sample of all newspaper inserts, direct mail flyers, television and radio commercials, and other marketing materials that Franchisor creates and approves for system-wide use. Franchisee must pay to reproduce and use these materials in Franchisee’s Local Advertising campaigns.

e.	Franchisor will use commercially reasonable efforts to spend FMF contributions in a manner that provides advertising benefits to all participating real estate brokerage businesses. However, Franchisor does not guarantee that all participants will receive identical media exposure or advertising benefits in view of regional differences in media costs, varying degrees of market penetration in different DMAs, and other relevant factors.

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f.	Franchisor reserves the right to establish separate FMF for both the La Rosa Realty trademarks and for the Better Homes Realty trademarks, but agrees not to comingle contributions or expenditures for such Franchise Marketing Funds.

12.2       Local Advertising.

a.	Franchisee agrees to spend money for Local Advertising and promotions in the Territory in accordance with local real estate brokerage marketing standards and practices.

b.	Franchisee will also pay its pro rata share of the cost of classified directory listings to be placed by Franchisor on behalf of all real estate brokerage businesses in Franchisee’s market. If Franchisee operates the only real estate brokerage business in the market, Franchisee is responsible for full payment of the classified directory advertisement.

c.	Franchisee agrees to participate in all system-wide promotions and advertising campaigns that Franchisor requires. Except for Franchisee’s commitments to participate in system-wide promotions and advertising campaigns and to pay its share of the cost of a classified directory advertisement, Franchisee will initially have discretion over the approach Franchisee takes to Local Advertising and promotions. This discretion will continue until an Area Cooperative is established in Franchisee’s Designated Market Area (“DMA”), as defined by Neilson Rating Service. Franchisor reserves the right to approve in advance the use by Franchisee of any graphic or electronic materials or commercials developed by Franchisee that feature any of the Marks.

d.	Franchisee may, at its sole expense, plan and carry out a grand opening promotion relating to the opening of the Business.

e.	All advertising and promotion by Franchisee will be conducted in a dignified manner and will conform to the standards and requirements set forth in this Agreement and the Operations Manual or otherwise for use of the Marks. Franchisee will promptly discontinue use of any advertising or promotional plans or materials that do not meet the requirements of this Agreement or the Operations Manual, whether or not previously approved, upon notice from Franchisor.

f.	Within thirty (30) days after written request from Franchisor, Franchisee will submit a report to Franchisor showing the amount Franchisee spent for Local Advertising and promotions during the preceding year and documents substantiating that Franchisee incurred and paid particular expenditures during the year.

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12.3       Area Cooperatives.

a.	At the time the DMA in which the real estate brokerage business is located encompasses real estate brokerage businesses operated by at least two owners, the owners in the DMA will, at Franchisor’s request and with its advice and assistance, form a cooperative advertising association among themselves (“Area Cooperative”) for the purpose of jointly advertising and promoting their Businesses.

b.	If, in connection with an Area Cooperative’s formation or functioning, its members are unable to reach agreement with respect to any disagreement over organization, administration, “spill” policy, contribution waivers or exceptions, budget or other matters that the members cannot resolve within 45 days, the issue will be referred to Franchisor for resolution. Franchisor’s decision with respect to the issue’s resolution will be binding on all members of the Area Cooperative. In addition, Franchisor reserves the right to review each Area Cooperative’s contribution rate on an annual basis and to disapprove a rate of less than 1% of Gross Commission Income.

c.	Franchisee agrees (i) to join, participate in, and actively support any Area Cooperative established in the Real estate brokerage business’s DMA, and (ii) to make contributions to each Area Cooperative on the payment schedule adopted by the Area Cooperative’s members and at the contribution rate Franchisor approves.

d.	Franchisor will have the sole right to form, change, dissolve or merge any Area Cooperative.

12.4       Internet Website.

a.	Franchisor has established an Internet website that provides information about the System and the services that real estate brokerage businesses offer. Franchisor will have sole control over the website’s design and contents, except that the site will contain the pages that Section 12.4(b) describes. Franchisor may use part of the marketing fees it collects under Section 12.1 and part of the FMF’s revenues to pay or reimburse itself for the costs of maintaining and updating the website, except that Franchisor may not use FMF revenues to pay for those components of the website that are devoted to the sale of franchises.

b.	The website will include a section that provides the address, telephone number and e-mail address of each real estate brokerage business operating under the Marks licensed to Franchisee, including Franchisee’s real estate brokerage business. At Franchisee’s request, Franchisor will also include at the website an interior page devoted to information about Franchisee’s real estate brokerage business. The page must be developed by Franchisee, at Franchisee’s expense, with a template that Franchisor provides and will be subject to Franchisor’s approval before posting as to form, content and programming quality. The page will also be subject to Franchisor’s policies regarding linking with and framing other websites, the use of so- called metatags and ghost script, and other aspects of electronic advertising and communication.

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12.5       Use of Better Homes Realty Trademark.

In the event that Franchisee has been approved to use the “Better Homes Realty” Mark for the operation of its Business, the foregoing provisions of this Section 12 shall only apply if Franchisor has established separate Marketing Funds, Area Cooperatives, system-wide promotions and advertising campaigns, and/or websites, as applicable, utilizing the “Better Homes Realty” Mark.

13.       INSURANCE AND INDEMNITY

13.1       Franchisee and, with respect to automobile coverage, Franchisee’s Agents, will upon commencement of the Initial Term, purchase and at all times maintain in full force and effect:

a.             Insurance policies, in the amounts and on the terms prescribed by the Operations Manual, issued by an insurance company acceptable to Franchisor at all times during the Initial Term of this Agreement and any Interim Period. Insurance coverage must include, but is not limited to, comprehensive general liability, combined single limit, automobile (including automobile coverage for Franchisee and Franchisee’s Agents and other sales and marketing personnel who may have customers riding in the automobiles of these persons), bodily injury and all-risk property damage insurance, errors and omissions, business interruption and all other occurrences against claims of any person, employee, customer, agent or otherwise in an amount per occurrence of not less than the amount set forth in the Operations Manual and adjusted by Franchisor periodically, unemployment and workers compensation insurance and any other additional insurance required by the terms of any Lease or lender for the Business. Insurance policies must insure Franchisee, Franchisor, Franchisor’s Affiliates, and Franchisor’s and Franchisor Affiliates’ respective officers, directors, shareholders, members and all other parties designated by Franchisor, as additional named insureds against any liability which may accrue against them because of the ownership, maintenance or operation by Franchisee of the Business. The policies must also stipulate that Franchisor will receive thirty (30) day prior written notice of cancellation and must contain endorsements by the insurance companies waiving all rights of subrogation against Franchisor. Original or duplicate copies of all insurance policies, certificates of insurance, or other proof of insurance acceptable to Franchisor, including original endorsements effecting the coverage required by this Section, is furnished to Franchisor together with proof of payment within ten (10) days of issuance thereof. Franchisee will also furnish Franchisor with certificates and endorsements evidencing this insurance coverage within 10-days after each of the following events: (i) at all policy renewal periods, no less often than annually, and (ii) at all instances of any change to, addition to, or replacement of any insurance. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. All certificates and endorsements are subject to approval by Franchisor. Franchisor reserves the right to require complete, certified copies of all required insurance policies at any time. In the event Franchisee fails to obtain the required insurance and to keep the same in full force and effect, Franchisor may, but is not obligated to, purchase insurance on Franchisee’s behalf from an insurance carrier of Franchisor’s choice, and Franchisee will reimburse Franchisor for the full cost of this insurance, along with a reasonable service charge to compensate Franchisor for the time and effort expended to secure this insurance, within five (5) days of the date Franchisor delivers an invoice detailing these costs and expenses to Franchisee. Notwithstanding the foregoing, failure of Franchisee to obtain insurance constitutes a material breach of this Agreement entitling Franchisor to terminate this Agreement or exercise any or a combination of the other default remedies set forth in Section 18 of this Agreement. Franchisee will also procure and pay for all other insurance required by state or federal law. Franchisor reserves the right to modify minimum insurance requirements at any time by updating the Operations Manual.

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b.	All liability insurance policies procured and maintained by Franchisee and Agents in connection with the Business will require the insurance company to provide and pay for attorneys to defend any legal actions, lawsuits or claims brought against Franchisee, Franchisor, Franchisor’s Affiliates and their respective officers, directors, agents, employees, and all other entities or individuals designated by Franchisor as additional insureds.

13.2       Franchisee will, during the Initial Term and any Interim Period and after the termination or expiration of the Franchise Agreement, indemnify Franchisor, its Affiliates and their respective officers, owners, directors and employees, and hold them harmless against all claims, demands, losses, damages (including punitive damages), costs, suits, judgments, penalties, expenses (including reasonable attorneys’ fees and amounts paid in settlement or compromise) and liabilities of any kind, whether or not ultimately determined to be meritorious (and including damages suffered by Franchisee or any of its property) (collectively, “Damages”) for which they are held liable, or which they incur (including travel, investigation and living expenses of employees and witness fees) in any litigation or proceeding as a result of or arising out of:

a.	a breach of this Agreement, or any other agreement between the parties, or any breach of a Lease or other instrument by which the right to occupy an Office or any other premises used by Franchisee to operate the Business is held, by Franchisee;

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b.	any injury to or loss of property of any person in, or on, an Office or any other premises used by Franchisee to operate the Business, or in or on any Real Property shown to a customer by Franchisee or its Agents or employees, or in an automobile of those persons;

c.	Franchisee’s taxes, liabilities, costs or expenses of its Business;

d.	any negligent or willful act or omission of Franchisee, its employees or Agents, agents, servants, contractors or others for whom it is, in law, responsible; and

e.	any advertising or promotional material distributed, broadcasted, or in any way disseminated by Franchisee or on its behalf unless this material has been produced, or approved in writing, by Franchisor.

14.       RELATIONSHIP

14.1       Franchisee acknowledges that it is an independent contractor and is not an agent, partner, joint venturer or employee of Franchisor and no training or supervision given by, or assistance from, Franchisor is deemed to negate this independence. Neither party is liable or responsible for the other’s debts or obligations, nor will either party be obligated for any damages to any person or property directly or indirectly arising out of the operation of the other party’s business authorized by or conducted pursuant to this Agreement. The Franchisor and Franchisee agree that no partnership, fiduciary relationship, joint venture or employment relationship exists between them. Franchisee will conspicuously identify itself in all dealings with the public as a sole operator that is an entity separate from Franchisor and state that Franchisor has no liability for the Business being conducted from the Business location. It is expressly agreed that the parties intend by this Agreement to establish between Franchisor and Franchisee the relationship of franchisor and franchisee. It is further agreed that Franchisee has no authority to create or assume in Franchisor’s name or on behalf of Franchisor, any obligation, express or implied, or to act or purport to act as agent or representative on behalf of Franchisor for any purpose whatsoever. Franchisee agrees that it will not hold itself out as the agent, employee, partner or co-venturer of Franchisor. All Agents and employees hired by or working for Franchisee is the Agent or employees of Franchisee and will not, for any purpose, be deemed Agents or employees of Franchisor or subject to Franchisor control. Each of the parties agrees to file its own tax, regulatory and payroll reports with respect to its respective employees and operations, saving and indemnifying the other party of and from any liability of any nature whatsoever by virtue thereof.

14.2       Neither party will make any agreements, representations or warranties (except by Franchisor in advertising as provided herein) in the name of, or an behalf of, the other party; neither party is obligated by, nor have any liability for, any agreements, representations or warranties made by the other (except by Franchisor in advertising as provided herein) nor will Franchisor be liable for any damages to any person or property, directly or indirectly, arising out of the operation of Franchisee’s Business, whether caused by Franchisee’s or its Agents’ negligent or willful action or failure to act.

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14.3       The Franchisor will have no liability for Franchisee’s obligations to pay any third parties, including without limitation, any product vendors, or any value added, sales, use, service, occupation, excise, gross revenue, Gross Commission Income, income, property or other tax levied upon Franchisee, Franchisee’s property, the Business or upon Franchisor in connection with the sales made or business conducted by Franchisee (except any taxes Franchisor is required by law to collect from Franchisee with respect to purchases from Franchisor).

15.       RESTRICTIVE COVENANTS

15.1       Franchisee acknowledges and agrees that:

a.	Franchisee’s knowledge of the operation of the Business, the System, and the concepts and methods of promotion of the Business hereunder that it has now or obtains in the future is derived from Franchisor’s Confidential Information and Trade Secrets. Franchisee further acknowledges and agrees that all of the Confidential Information and Trade Secrets are the sole property of Franchisor, represent valuable assets of Franchisor and that Franchisor has the right to use the Confidential Information and Trade Secrets in any manner it wishes at any time.

b.	During the Initial Term and any Interim Period, Franchisee, and Franchisees’ owners, Designated Business Managers, Agents, and employees who have access to the Confidential Information and Trade Secrets agree that they: (1) will not use the Confidential Information or Trade Secrets in any other business or capacity or for their own benefit; (2) will maintain the absolute confidentiality of the Confidential Information and Trade Secrets; (3) will not make unauthorized copies of any portion of the Confidential Information and Trade Secrets; and (4) will adopt and implement all reasonable procedures Franchisor periodically requires to prevent unauthorized use or disclosure of the Confidential Information and Trade Secrets including requiring employees, Designated Business Managers, training class attendees, and Franchisee owners who have access to the Confidential Information and Trade Secrets to execute nondisclosure and non-competition agreements as Franchisor may require periodically, and provide Franchisor, at Franchisor’s request, with signed copies of each of those agreements. Franchisor will be named as a third party beneficiary on these nondisclosure and non-competition agreements.

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c.	After the Agreement expires or is terminated, Franchisee, and Franchisees’ owners, Designated Business Managers, Agents and employees who have access to the Confidential Information and Trade Secrets agree that they: (1) will not use the Confidential Information or Trade Secrets in any other business or capacity or for their own benefit; (2) will maintain the absolute confidentiality of the Confidential Information and Trade Secrets; (3) will not make unauthorized copies of any portion of the Confidential Information or Trade Secrets; and (4) will adopt and implement all reasonable procedures Franchisor periodically requires to prevent unauthorized use or disclosure of the Confidential Information and Trade Secrets including requiring written non- disclosure and non-competition agreements for those individuals as Franchisor may require and provide Franchisor, at Franchisor’s request, with signed copies of each of those agreements. Franchisor will be named as a third party beneficiary on these nondisclosure and non-competition agreements.

d.	Notwithstanding the foregoing, the restrictions on the disclosure and use of the Confidential Information will not apply to the following: (a) Confidential Information in the public domain after it was communicated to Franchisee through no fault of Franchisee, its owners, Designated Business Managers, Agents or employees; (b) Confidential Information in Franchisee’s possession free of any obligation of confidence at the time it was communicated to Franchisee; or (c) the disclosure of the Confidential Information in judicial or administrative proceedings if Franchisee is legally compelled to disclose the information, if Franchisee has notified Franchisor before disclosure and used Franchisee’s best efforts, and afforded Franchisor the opportunity to obtain an appropriate protective order or other assurance satisfactory to Franchisor of confidential treatment for the information required to be so disclosed.

15.2       Franchisee covenants and agrees that during the Initial Term of this Agreement and any Interim Period thereof, Franchisee, its owners and Designated Business Managers will not, without the prior written consent of Franchisor, either individually or in a partnership, corporation, limited liability company, joint venture or other business entity or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder, member, partner or in any manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed in any business operating in competition with a residential or commercial real estate brokerage business or any business similar to the Business (“Competitive Business”) as carried on periodically during the Initial Term of this Agreement, including any Interim Period thereof.

15.3       During the Initial Term of this Agreement and for a period of twelve (12) months following the Initial Term, Franchisee, Franchisee owners, and the Designated Business Manager will not attempt to attain an unfair advantage over other franchisees or Franchisor or any Affiliates thereof by soliciting for employment or as an agent, independent contractor, or business partner, any person who is, at the time of the solicitation, employed by or otherwise in a business relationship with Franchisor, other franchisees of Franchisor or any Affiliates, nor will Franchisee make any effort to directly or indirectly induce or attempt to induce any person to leave his or her employment, agency, or business relationship with Franchisor, other franchisees of Franchisor or any Affiliates.

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15.4       If any person restricted by this Section 15 refuses to voluntarily comply with the foregoing obligations, the twelve (12) month period stated in Section 15.3 and Section15.1(c) will commence with the entry of any order of a court or arbitrator enforcing this Section 15.

15.5       The parties have attempted in Section 15.2 above to limit Franchisee’s right to compete only as necessary to protect Franchisor from unfair competition. The parties hereby expressly agree that if the scope of enforceability of the provision of Section 15.2 is disputed at any time by Franchisee, a court or arbitrator, as the case may be, may modify Section 15.2 if it deems necessary to make the provision enforceable under applicable law. In addition, Franchisor reserves the right to reduce the scope of said provision without Franchisee’s consent, at any time or times, effective immediately upon notice to Franchisee. Franchisee expressly acknowledges that it possesses skills and abilities of a general nature and has other opportunities to exploit these skills. Consequently, enforcement of the covenants set forth above will not deprive Franchisee of the ability to earn a living.

15.6       Nothing in this Section 15 will prevent any active officer of Franchisee or member of Franchisee’s family, either individually or collectively, from owning not more than a total of 5% of the stock of any company which is subject to the reporting requirements of the U.S. Securities and Exchange Act of 1934, provided that Franchisee is otherwise not actively involved in the management or operation of that business and does not serve that business in any capacity other than as a shareholder.

15.7       Franchisor must be protected against the potential for unfair competition by Franchisee’s use of Franchisor’s training, assistance, Confidential Information and Trade Secrets in direct competition with Franchisor. Franchisee further acknowledges that Franchisor would not have entered into this Agreement or shared the Confidential Information, Trade Secrets and other information with Franchisee absent Franchisee’s agreement to strictly comply with the provisions of this Section 15. Franchisee acknowledges that as a franchisee of Franchisor, it will have access to Franchisor’s Trade Secrets and Confidential Information and therefore be in a unique position to use the special knowledge gained as a franchisee. Franchisee acknowledges that a breach of the covenants contained in this Section 15 will be deemed to threaten immediate and substantial irreparable injury to Franchisor. Accordingly, Franchisee agrees that Franchisor will have the right, without prior notice to Franchisee, to obtain immediate injunctive relief for breach of this Section 15 without limiting any other rights or remedies and without posting a bond.

15.8       In the event that Franchisee is not an individual, this Section 15 will also apply to the officers, directors, stockholders, partners, owners, members, trustees, beneficiaries and/or principals of Franchisee, Franchisee, and any persons controlled by, controlling or under common control with Franchisee.

16.       ASSIGNMENT

16.1 Franchisee acknowledges that Franchisor’s obligations under this Agreement are not personal. Franchisor will have the absolute right to unconditionally transfer or assign this Agreement or any of its rights or obligation under this Agreement to any person, corporation or other party.

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16.2       Franchisor reserves the right to assign the System to anyone, including the operator of a competing franchise system. Franchisee acknowledges and agrees that Franchisor may sell its assets, the Marks or the System to any third party of Franchisor’s choice; may offer its securities privately or publicly; may merge with or acquire other corporations or be acquired by another corporation; may undertake a refinancing, recapitalization, leverage buyout, or other economic or financial restructuring; or may terminate or cease to exist or dissolve, in any case without Franchisee’s consent, and Franchisee will look only to the transferee to perform Franchisor’s obligations in all material respects, and Franchisor is free of any responsibility or liability whatsoever to Franchisee after the transaction occurs.

16.3       With regard to any of the above sales, assignment and dispositions, Franchisee expressly and specifically waives any claims, demands, or damages against Franchisor arising from or related to the transfer of the Marks, assets or the System from Franchisor to any other party.

16.4       Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee. Accordingly, this Agreement, Franchisee’s rights and interests hereunder, the property and assets owned and used by Franchisee in connection with the Business, and any shares, stock, membership or interest in any corporation, limited liability company, or other entity having an interest in the Business, will not be voluntarily or involuntarily, directly or indirectly, sold, pledged, assigned, transferred, shared, subdivided, subfranchised, encumbered or transferred in any way (including, without limitation, in the event of the death of Franchisee if Franchisee is an individual), in whole or in part, in any manner whatsoever without the prior written approval of Franchisor and compliance with all terms of this Section 16. Any unauthorized sale, assignment, transfer or other conveyance, by operation of law or otherwise, or any attempt to do so, is deemed void and grounds for termination of this Agreement by Franchisor.

16.5       Franchisee understands and acknowledges that transferee will be required to execute Franchisor’s then current franchise agreement which may contain provisions substantially different from those contained herein, including a higher royalty and greater expenditures for advertising and promotion than are provided hereunder (and any other documents then customarily used by Franchisor to grant franchises), all other documents as may be reasonably requested by Franchisor.

16.6       With and after each valid assignment of this Agreement pursuant to this Section 16, the assignee or assignees of Franchisee is deemed to be Franchisee under this Agreement and will be bound by and liable for all of Franchisee’s existing and future obligations. No stockholder in any corporation, member in any limited liability company or partner in any partnership that becomes Franchisee will have any rights under this Agreement because of his, her, or its stock ownership, membership interest or partnership interest.

16.7       If Franchisee, at any time determines to sell, in whole or in part, the Business, Franchisee will obtain a bona fide, signed, written offer (“Purchase Offer”) for the Business together with all real or personal property, leasehold improvements and other assets used by Franchisee in its Business from a responsible, arms’ length, and fully disclosed purchaser and will submit an exact copy of this Purchase Offer to Franchisor. Franchisor will have a right of first refusal to purchase the Business as provided in Section 17.

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16.8       No transfer or assignment of this Agreement will be approved by Franchisor or be effective unless and until all the following conditions are satisfied:

a.	Franchisee being then in full compliance herewith and having paid to Franchisor all outstanding debts or amounts owing to Franchisor before the transfer;

b.	The transferee executes Franchisor’s then current franchise agreement, provided that the term of the transferee’s franchise agreement will be the term remaining on the transferor’s franchise agreement;

c.	Franchisee pays to Franchisor a transfer fee in the amount of $5,000.00 (the “Transfer Fee”);

d.	Franchisee’s execution of a general release of Franchisor, including its officers, directors, agents, employees, and Affiliates from the parties’ obligations under the Agreement;

e.	The transferee purchasing all of Franchisee’s assets used in the Business in accordance with all applicable bulk sales legislation and assuming all of the liabilities of the Business unless these liabilities have been paid before the closing of the transaction of purchase and sale or unless the sale is a sale of shares in the capital stock or membership interest of Franchisee;

f.	The transferee is an individual, corporation, limited liability company, partnership, or other business entity having adequate financial resources and who meets all criteria established by Franchisor for franchisees. The transferee will also complete, at its expense, Franchisor’s then current training program established by Franchisor for franchisees before the transfer unless: (i) the transferee is a current franchisee in good standing in the System, or (ii) the transferee is or has been a Designated Business Manager for a period of one (1) year or more of a Business in good standing;

g.	The parties to the proposed transaction will have entered into a binding agreement subject only to the rights of Franchisor set out in Section 17. Franchisor is furnished a copy of this binding agreement, and this agreement is subject to Franchisor’s approval in writing. Franchisee must advise each prospective transferee of this provision and the other terms of this Agreement;

h.	The proposed transferee or the stockholders, partners, members or owners of a beneficial interest in a proposed corporation, partnership, limited liability company or other entity transferee, providing jointly and severally those personal guarantees which Franchisor may request, guaranteeing the proposed transferee’s performance of its obligations under the agreements to be entered into;

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i.	The proposed transferee will have demonstrated to Franchisor’s satisfaction that it, he or she will meet in all respects Franchisor’s standards applicable to new franchisees regarding experience, personal and financial reputation and stability, willingness and ability to devote its, his or her full time and best efforts to the operation of the Business, and any other conditions as Franchisor may reasonably apply in evaluating new franchisees. Franchisor must be provided all information about the proposed transferee as Franchisor may reasonably require. Because of the Confidential Information and Trade Secrets available to a franchisee, no assignment to a competitor of Franchisor will be permitted; and

j.	The transferee paying all costs of: (i) Franchisor with respect to the granting of its approval, as hereinbefore contemplated, including but not limited to all of its legal costs with respect to the preparation and execution of the above noted Franchise Agreement, and all other documents then customarily used by Franchisor to grant franchises; and (ii) the transfer, including but not limited to all professional fees (attorney’s fees, broker fees, and the like), leasing expenses, document preparation costs and due diligence.

16.9       Notwithstanding anything to the contrary herein contained, if Franchisee is an individual, Franchisor will, upon Franchisee’s compliance with any requirements as may periodically be prescribed by Franchisor (including the obtaining of all necessary approvals to the assignment of leases, if any, of Franchisee’s Office(s)), consent to an assignment of Franchisee’s right, title and interest in and to this Agreement, and the property and assets owned and used by Franchisee in connection therewith and any other agreement then in effect between Franchisee and Franchisor to a corporation, limited liability company or other business entity which is wholly owned and controlled by Franchisee, subject to the following (provided that this assignment will in no way release Franchisee from any liability under this Agreement):

a.	Contemporaneously with this assignment and upon the appointment or election of any person as director, officer, partner or manager of the corporation, limited liability company or other business entity, the corporation, limited liability company, partnership or other business entity will cause each shareholder, partner, member, manager, director(s) and officer(s) of the corporation, limited liability company, partnership or other business entity to execute a written agreement with Franchisor under seal, personally guaranteeing full payment and performance of Franchisee’s obligations to Franchisor and individually undertaking to be bound, jointly and severally, by all the terms of this Agreement or any new current form of Franchise Agreement and jointly and severally liable;

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b.	No shares or interest in the capital of the corporation, limited liability company, partnership or other business entity is issued nor will Franchisee directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, assign, transfer, convey, donate, pledge, mortgage or otherwise encumber any shares or interest or offer or attempt to do so or permit the same to be done without Franchisor’s prior written consent;

c.	The corporation will maintain stop transfer instructions against the transfer of shares on its records subject to the restrictions of this Section and will have all outstanding shares endorsed with the following legend printed conspicuously upon the face of each certificate:

“The transfer of this certificate is subject to the terms and conditions of a certain Franchise Agreement with La Rosa Franchising, LLC. Reference is made to said Franchise Agreement and to the restrictive provisions of the articles of this corporation.”

d.	The articles of incorporation, articles of organization, operating agreement, partnership agreement, shareholder agreement, and by-laws of the corporation, limited liability company, partnership or other business entity will provide that its objectives or business is confined exclusively to the operation of the Business as provided for in this Agreement, and recite that the issuance and transfer of any shares, membership interest, partnership interest or other interest is restricted by the terms of this Agreement, and copies thereof is furnished to Franchisor upon request;

e.	Franchisor’s consent to a transfer of any interest subject to the restrictions of this Section will not constitute a waiver of any claim it may have against the assignor, nor will it be deemed a waiver of Franchisor’s right to demand exact compliance with any of the terms of this Agreement by the assignee;

f.	The corporation, partnership, limited liability company or other business entity will advise Franchisor and keep Franchisor current as to the names and addresses of the directors, officers, members, partners and shareholder of and those persons financially involved in the corporation, partnership, limited liability company or other business entity; and

g.	Franchisee agrees to devote its full time and best efforts to manage the day-to-day operations of the franchised business unless it has an operational partner or Designated Business Manager approved by Franchisor.

16.10       Upon the death of Franchisee, shareholder, partner, or member the rights granted by this Agreement may pass to the next of kin or legatees, provided that Franchisee’s legal representatives will within ninety (90) calendar days of Franchisee’s death apply in writing to Franchisor for the right to transfer to the next of kin or legatee Franchisee’s rights under this Agreement. Franchisor will not unreasonably withhold its permission so long as the proposed transferees meet each of the requirements set forth in this Section 16 within thirty (30) days of the receipt of a conditional permission for the transfer.

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16.11       Any attempt by Franchisee to transfer any of its rights or interest under this Agreement or the License, without having received Franchisor’s prior written consent, will constitute a material breach of this Agreement. However, if Franchisee dies and its personal representative does not desire to sell the Business, and if under controlling local law Franchisee’s interest in the Business, the License and Agreement are distributable to heirs or legatees who are members of his or her immediate family and who otherwise would qualify as assignees, then this attempted assignment by operation of law will not be deemed in violation of this Agreement, provided that these heirs or legatees accept the conditions imposed on otherwise permitted assignees.

16.12       Franchisee will not have the right to grant a subfranchise.

17.       OPTION TO PURCHASE; RIGHT OF FIRST REFUSAL

17.1       Unless otherwise explicitly provided by this Agreement, Franchisor is entitled to exercise the rights provided in this Section immediately upon:

a.	The expiration without the extension of Franchisee’s rights to operate the Business or the termination for any reason of the License or this Agreement;

b.	Any breach, default or other event that gives Franchisor the right to terminate the License or this Agreement, after expiration of any applicable notice and cure period; or

c.       The receipt by Franchisor of a copy of a Purchase Offer.

17.2       Upon any event described in Section 17.1, Franchisor will have the option to purchase all of Franchisee’s rights, title and interest in the Business, and all its improvements, furniture, fixtures, equipment, and all of Franchisee’s accounts, contract rights, customer and vendor lists, work in progress and all other business assets. The right and option granted to Franchisor by this Section 17 is assignable by Franchisor to any other person or entity.

17.3       The purchase price for the assets described in Section 17.2 will be, subject to Section 17.4: (a) the current fair market value if Section 17.1(a) or 17.1(b) is applicable; or (b) the price specified in the Purchase Offer received by Franchisee if Section 17.1(c) is applicable

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a.	In the event the purchase price is to be based on the fair market value of the assets, if Franchisor and Franchisee cannot agree on the fair market value of the assets that Franchisor propose to purchase within 20 days after Franchisor gives Franchisee notice of its desire to purchase those assets, Franchisor and Franchisee each must appoint a professional business appraiser each of whom will separately determine the fair market value of the concerned assets. The appraisers will be instructed to make and deliver their appraisals to both Franchisor and Franchisee within 20 days of their appointment. If Franchisor and Franchisee cannot agree on the fair market value of the concerned assets within 10 days of the delivery of the appraisals, the two appraisers will be instructed to appoint a third party arbitrator who will be instructed to pick within 20 days after his or her appointment which of the appraisals he or she deems to be closest to the fair market value of the concerned assets and that value shall then be the purchase price of the assets. The third-party arbitrator can hold such hearings as he or she may determine to assist at arriving at a decision. Franchisor and Franchisee will bear the cost of their own appraiser, attorneys and expert witnesses and shall divide equally the cost of the third party arbitrator and any expert witnesses called exclusively by the third party arbitrator. If either Franchisor and Franchisee fail to appoint an appraiser within the required time period, the determination of fair market value by the single appointed appraiser shall be the purchase price. Appraised values will exclude any and all consideration for goodwill or going concern value created by the Marks and business system licensed to Franchisee.

b.	Once the fair market value of the assets Franchisor propose to purchase has been determined, either by agreement or as set forth in subsection (a) above, Franchisor and Franchisee each agree to enter into a standard purchase and sale of assets agreement within 10 days after the purchase price has been determined. If Franchisor and Franchisee have not entered into such an agreement within 20 days after the purchase price is determined, the terms of the agreement can be determined by the third- party arbitrator and will be deemed complete and binding as of the date specified by the arbitrator whether or not the agreement is signed by either or both of the parties. Unless Franchisor and Franchisee mutually agree otherwise, Franchisor will have the right to allocate the purchase price among the assets Franchisor purchases and will pay any resulting sales tax on the transaction. Franchisor and Franchisee will divide equally any costs imposed by the third-party arbitrator in connection with prescribing the purchase and sale agreement, any escrow fees and any costs related to searching for liens and encumbrances on the assets Franchisor is purchasing, including those on the real property on which the Office is located if Franchisor is taking over the occupancy of the premises. Franchisee will be responsible for prompt compliance with any applicable bulk sale, or equivalent, law and will bear the costs of that compliance. Each side will bear its own attorneys’ fees in the determining the terms of the purchase and sale transaction.

c.	Transfer of the assets Franchisor purchases will occur not later than 20 days after the purchase and sale agreement is completed or upon completion of compliance with any applicable bulk sale law unless the purchase and sale agreement states otherwise.

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d.	Unless Franchisor and Franchisee otherwise agree in writing, Franchisor’s election to purchase some or all of the assets of the Office and the purchase procedure set forth above, will not extend the term of this Agreement, will not waive or cure any default that has resulted in the termination of this Agreement, nor will it extend any period within which Franchisee has had the opportunity to correct any condition of default.

e.	If Franchisor elects to purchase any or all of the physical assets of the Office as described above, Franchisor will pay Franchisee the purchase price for those assets in a lump sum at the closing of the transaction. Franchisor can reduce the purchase price by any amounts Franchisee owe Franchisor, Franchisor’s licensor or any of Franchisor’s affiliates and any of Franchisee’s indebtedness that Franchisor assumes as part of the purchase price.

17.4       If Franchisor elects to exercise any option to purchase provided in this Section 17, Franchisor will have the right to set off against the purchase price all amounts due from Franchisee to Franchisor or its Affiliates under the Franchise Agreement or any other agreements between these parties, any commissions or fees payable to any broker, agent or other intermediary and the cost of the appraisal, if any, against any payment. Franchisor will also have the right to substitute cash for any other form of consideration specified in the Purchase Offer and to pay in full the entire purchase price at the time of closing.

17.5       Franchisor will notify Franchisee of its intention to exercise or to not exercise its rights to purchase (“Notice of Intent”) within sixty (60) days following an event described in Section 17.1(a) or 17.1(b) or within fifteen (15) days following an event described in Section 17.1(c). The Notice of Intent will specify the assets to be purchased, and the current fair market value as determined by Franchisor if Section 17.1(a) or 17.1(b) is applicable. In the event Franchisor is purchasing the assets pursuant to Sections 17.1(a) or 17.1(b), Franchisee will have fourteen (14) days following receipt of Franchisor’s Notice of Intent to object to any of the prices specified therein, and any disputes over pricing is resolved through appraisal as specified by Section 17.3. If Franchisor declines to exercise its rights under this Section or fails to notify Franchisee within the fifteen (15) or sixty (60) day period described above, as applicable, Franchisee may sell or dispose of the Business to any third party in the event of a sale under Section 17.1(a) or 17.1(b) or to the third party identified in the Purchase Offer in the event of a sale under Section 17.1(c), but not at a lower price nor on more favorable terms than set forth in the Purchase Offer, if any, or the Notice of Intent and subject to the prior written permission of Franchisor and satisfaction of the other conditions to assignment set forth in Section 16. If the sale to this third party purchaser is not completed within ninety (90) days after Franchisor delivers or is deemed to have delivered the Notice of Intent not to purchase the assets to Franchisee, Franchisor will again have the right of first refusal herein provided.

17.6       If Franchisor provides Franchisee with its Notice of Intent to exercise its rights under this Section 17, the purchase and sale contemplated in this Section is consummated as soon as possible. In the event Franchisor is purchasing the assets pursuant to Sections 17.1(a) or 17.1(b), following the delivery of a Notice of Intent as specified in Section 17.5, Franchisor or Franchisor’s assignee or designee will have the immediate right to take possession of the Business and to carry on and develop the Business for the exclusive benefit of Franchisor, or its assignee or designee.

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18.       DEFAULT AND TERMINATION

18.1       The Franchisor will have the right, at its option, (i) to suspend its services to Franchisee following a default by Franchisee and/or (ii) to terminate this Agreement and all rights granted Franchisee hereunder, (subject to the provisions of applicable state law governing franchise termination and renewal), effective upon receipt of notice by Franchisee, addressed as provided in Section 19, upon the occurrence of any of the following events:

a.	Franchisee intentionally or negligently discloses to any unauthorized person the contents of or any part of Franchisor’s Operations Manual, Confidential Information or Trade Secrets of Franchisor;

b.	Franchisee voluntarily abandons the Business for a period of five (5) consecutive days, or any shorter period that indicates an intent by Franchisee to discontinue operation of the Business, unless this abandonment is due to a Force Majeure Event, as defined in Section 21.6 and not related to the availability of funds to Franchisee;

c.	Franchisee becomes insolvent or is adjudicated a bankrupt; or any action is taken by Franchisee, or by others against Franchisee under any insolvency, bankruptcy or reorganization act, or if Franchisee makes an assignment for the benefit of creditors, or a receiver is appointed for Franchisee;

d.	Any material judgment (or several judgments which in the aggregate are material) is obtained against Franchisee and remains unsatisfied or of record for thirty (30) days or longer (unless a supersede as or other appeal bond has been filed); or if execution is levied against Franchisee’s Business or any of the property used in the operation of the Business and is not discharged within five (5) days; or if the real or personal property of Franchisee’s Business is sold after levy thereupon by any sheriff, marshal or constable;

e.	Franchisee or any owner of greater than 20% of Franchisee entity or operator has its real estate broker license terminated or suspended for a period of greater than thirty (30) days or is charged or convicted of a felony, a crime involving moral turpitude, a civil claim or charge brought by a governmental entity alleging fraud or misrepresentations, or any crime or offense that is reasonably likely, in the sole opinion of Franchisor, to materially and unfavorably affect the System, Marks, goodwill or reputation thereof;

f.	Franchisee fails to pay any amounts due Franchisor or its Affiliates within ten (10) days after receiving notice that these fees or amounts are overdue;

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g.	Franchisee misuses or fails to follow Franchisor’s directions and guidelines concerning use of the Marks and fails to correct the misuse or failure within ten (10) days after notification from Franchisor;

h.	Franchisee has received two (2) notices of default with respect to Franchisee’s obligations hereunder from Franchisor within a twelve (12) month period, regardless of whether the defaults were cured by Franchisee;

i.	Franchisee sells, transfers or otherwise assigns the Business, an interest in the Business or Franchisee entity, this Agreement, the Business or a substantial portion of the assets of the Business owned by Franchisee without complying with the provisions of Section 16 and Section 17;

j.	Franchisee submits on two (2) or more occasions during the Initial Term or any Interim Period a report, financial statement, tax return, schedule or other information or supporting record which understates its Gross Commission Income by more than $1,000.00, unless Franchisee demonstrates that this understatement resulted from inadvertent error;

k.	Franchisee fails, or refuses, to submit any report, financial statement, tax return, schedule or other information or supporting records required herein, or submits these reports more than thirty (30) days late on two (2) or more occasions during the Initial Term or any Interim Period unless due to circumstances beyond the control of Franchisee;

l.	Franchisee sells or offers for sale any unauthorized merchandise, product or service, engages in any unauthorized business or practice or sells any unauthorized product or service under the Marks or under a name or mark which is confusingly similar to the Marks;

m.	Franchisee contests in any court or proceeding the validity of, or Franchisor’s ownership of the Marks or copyrighted materials;

n.	Franchisee is a corporation, limited liability company, partnership or other business entity and any action is taken which purports to merge, consolidate, dissolve or liquidate this entity without Franchisor’s prior written consent;

o.	Franchisee or its Designated Business Manager fails to successfully complete Franchisor’s training or retraining course(s);

p.	Franchisee receives from Franchisor during the Initial Term and any Interim Period three (3) or more notices of default regardless whether these notices of default relate to the same or different defaults, or whether these defaults have been remedied by Franchisee; or

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q.	Any misrepresentation under Section 2.10 or any violation of Anti-Terrorism Laws by Franchisee, Designated Business Manager, its owners, agents or employees.

18.2       For any breach of this Agreement other than those violations set forth in Section 18.1 above, Franchisor will have the right, at its option, to (i) suspend performance of certain or all of its services to Franchisee during the time period Franchisee is in default of this Agreement; or (ii) terminate this Agreement (subject to any state laws to the contrary, where state law will prevail), effective upon thirty (30) days written notice to Franchisee, if Franchisee breaches any other provision of this Agreement and fails to cure the default during such thirty (30) day period. In that event, this Agreement will terminate upon notice to Franchisee in the manner set forth in Section 19 below whether or not Franchisee receives or accepts such notice. Additional defaults include, but are not limited to, the following:

a.	Franchisee fails to maintain the then-current operating procedures and standards established by Franchisor as set forth herein or in the Operations Manual or otherwise communicated to Franchisee;

b.	Franchisee fails, refuses or neglects to obtain Franchisor’s prior written approval or consent as required by this Agreement;

c.	Franchisee fails or refuses to comply with the then-current requirements of the Operations Manual;

d.	Franchisee, or any partnership, joint venture, limited liability company, corporation or other business entity in which Franchisee has a controlling equity interest, defaults under any term of the Lease of an Office or any other premises used by Franchisee to operate the Business, any other franchise agreement with Franchisor or any other agreement material to the Business and such default is not cured within the time specified in this Lease, other franchise agreement or other agreement;

e.	Franchisee fails, refuses or neglects to submit a statement of monthly revenues accompanying the Royalty Fee or FMF funds or any other report required under the Agreement when due;

f.	Franchisee fails, refuses or neglects to accurately report Gross Commission Income, sales information or other information required by Franchisor to be reported; or

g.	Franchisee fails to comply with any other provision of this Agreement or any specification, standard or operating procedure prescribed by Franchisor and does not correct this failure within thirty (30) days after written notice from Franchisor (which will describe the action that Franchisee must take) is delivered to Franchisee.

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18.3       Notwithstanding the foregoing, if the breach is curable, but is of a nature which cannot be reasonably cured within this thirty (30) day period and Franchisee has commenced and is continuing to make good faith efforts to cure the breach during this thirty (30) day period, Franchisee is given an additional reasonable period of time to cure the same, but in no event longer than thirty (30) additional days.

18.4       Franchisee agrees that it will not, on grounds of an alleged nonperformance by Franchisor of any of its obligations or any other reason, withhold payment of any amount due to Franchisor whatsoever or set off amounts owed to Franchisor under this Agreement against any monies owed to Franchisee which right of set off is hereby expressly waived by Franchisee.

18.5       No endorsement or statement on any check or payment of any sum less than the full sum due to Franchisor is construed as an acknowledgment of payment in full or an accord and satisfaction, and Franchisor may accept and cash this check or payment without prejudice to its right to recover the balance due or pursue any other remedy provided herein or by law. Franchisor may apply any payments made by Franchisee against any past due indebtedness of Franchisee as Franchisor may see fit. Franchisor may set off against any payment due to Franchisee hereunder any outstanding debts of Franchisee to Franchisor, and may, at Franchisor’s option, pay Franchisee’s trade creditors out of any sum otherwise due to Franchisee.

18.6       Franchisee agrees to pay within five (5) days of the effective date of termination or expiration of the Franchise all amounts owed to Franchisor, Franchisor’s Affiliates, the landlord of an Office or other premises used in the Business, and Franchisee’s trade and other creditors which are then unpaid.

18.7       All royalty and advertising contributions, all amounts due for goods purchased by Franchisee periodically from Franchisor or its Affiliates and any other amounts owed to Franchisor or its Affiliates by Franchisee pursuant to this Agreement or any other agreement will bear interest after the due date at the rate of 18% per annum or the highest rate permitted by law, whichever is lower, both before and after default, with interest on overdue interest at the aforesaid rate. The acceptance of any interest payment will not be construed as a waiver by Franchisor of its rights in respect of the default giving rise to this payment and is without prejudice to Franchisor’s right to terminate this Agreement in respect of this default.

18.8       Should Franchisee, or any partnership or joint venture or corporation in which Franchisee has a controlling equity interest, be a franchisee pursuant to another franchise agreement with Franchisor, respecting another business using the Marks, a default under this Agreement constitutes a default under any other Franchise Agreement and vice versa, with like remedies available to Franchisor. Should any other Franchise Agreement cease to be valid, binding and in full force and effect for any reason then Franchisor may, at its option terminate this Agreement and this Agreement is forthwith surrendered by Franchisee and terminated, and likewise should this Agreement cease to be valid binding and in full force and effect for any reason, Franchisor may at its option terminate the other Franchise Agreement and the other Franchise Agreement is forthwith surrendered and terminated. In the event that there is more than one Franchisee, or if Franchisee should consist of more than one legal entity, Franchisee’s liability hereunder is both joint and several. A breach hereof by one of these entities or Franchisee is deemed to be a breach by both or all.

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18.9       Franchisee agrees that upon termination or expiration of this Agreement, it will take the following action:

a.	Immediately discontinue the use of all Marks, signs, structures, forms of advertising, telephone listings, facsimile numbers, e-mail addresses, the Operations Manual, and all materials, Services of any kind which are identified or associated with the System and return all these materials to Franchisor;

b.	Immediately turn over to Franchisor all materials, including the Operations Manual, agent lists, customer lists, records, files, instructions, brochures, advertising materials, agreements, Confidential Information, Trade Secrets and any and all other materials provided by Franchisor to Franchisee or created by a third party for Franchisee relating to the operation of the Business (all of which are acknowledged to be Franchisor’s property). Under no circumstances will Franchisee retain any printed or electronic copies of the Operations Manual, Confidential Information or Trade Secrets or portions thereof upon expiration or termination of this Agreement;

c.	Franchisee hereby acknowledges that all telephone numbers, facsimile numbers and Internet addresses used in the operation of the Business constitute assets of Franchisor; and upon termination or expiration of this Agreement, Franchisee will take action within five (5) days to cancel or assign to Franchisor or its designee as determined by Franchisor, all Franchisee’s right, title and interest in and to Franchisee’s telephone numbers, facsimile numbers and Internet addresses and will notify the telephone company and all listing agencies of the termination or expiration of Franchisee’s right to use any telephone number and Internet and e-mail addresses, and any regular, classified or other telephone directory listing associated with the Marks and to authorize a transfer of same to or at the direction of Franchisor. Franchisee acknowledges that, as between Franchisor and Franchisee, Franchisor has the sole rights to, and interest in, all telephone numbers, facsimile numbers, directory listings and Internet addresses used by Franchisee to promote the Business and/or associated with the Marks. Franchisee hereby irrevocably appoints Franchisor, with full power of substitution, as its true and lawful attorney-in-fact, which appointment is coupled with an interest, to execute these directions and authorizations as may be necessary or prudent to accomplish the foregoing. Attachment 7 evidences this appointment;

d.	Make no representation nor state that Franchisee is in any way approved, endorsed or licensed by Franchisor or associated or identified with Franchisor or the System in any manner;

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e.	Immediately take all steps necessary to amend or terminate any registration or filing of any d/b/a or business name or fictitious name or any other registration or filing containing the Marks so as to delete the Marks and all references to anything associated with the System;

f.	Provide Franchisor the option to purchase as set forth in Section 17; and

g.	Comply with the provisions of Sections 11.1(c), 11.1(d), and 15.

18.10       If, within thirty (30) days after termination or expiration of this Agreement by Franchisor, Franchisee fails to remove all displays of the Marks from the Business, Franchisor may enter the Business to effect removal. In this event, Franchisor will not be charged with trespass nor be accountable or required to pay for any displays or materials.

18.11       If , after termination or expiration of this Agreement, Franchisee has not promptly taken all steps necessary to amend or terminate any registration or filing of any business name or d/b/a or any other registration or filing containing the Marks, Franchisee hereby irrevocably appoints Franchisor as Franchisee’s true and lawful attorney for Franchisee, and in Franchisee’s name, place and stead and on Franchisee’s behalf, to take action as may be necessary to amend or terminate all registrations and filings, this appointment being coupled with an interest to enable Franchisor to protect the System.

18.12       Termination or expiration of this Agreement will not affect, modify or discharge any claims, rights, causes of action or remedies which Franchisor may have against Franchisee, whether these claims or rights arise before or after termination or expiration.

18.13       All obligations of the parties which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect notwithstanding this expiration or termination. In particular, but without limiting the generality of the foregoing, the provisions of Sections 11, 13, 15 and 17, hereof will survive termination or expiration of this Agreement.

18.14       In the event that this Agreement expires or is terminated for any reason whatsoever and Franchisor is the lender under any loan agreement (“Loan”) or the holder of any promissory note (“Note”) or the holder of any personal property, security interest, chattel mortgage, debenture or mortgage of any nature whatsoever (“Security Interest”) from Franchisee concerning assets used at any time by Franchisee in the Business or which are situated on the Business premises, this Loan, Note or Security Interest will, upon the effective date of termination or expiration, immediately become fully due and payable as to all principal and interest so loaned and secured.

18.15       If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement than is required hereunder, the prior notice or other action required by that law or rule is substituted for the notice requirements hereof. Those modifications to this Agreement is effective only in that jurisdiction and is enforced as originally made and entered into in all other jurisdictions.

18.16       In the event of termination of the Agreement for any reason whatsoever the parties will accept the default remedies contained herein as full and final satisfaction of all claims. The parties waive, if permitted by law, any claim against the other for punitive or exemplary damages; except for punitive or exemplary damages for violation of the Lanham Act, trademark infringement or dilution, unauthorized dissemination of the Confidential Information or Trade Secrets or arising under the indemnification set out in Section 13.

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18.17       The rights of the parties are cumulative and no exercise or enforcement by a party of any right or remedy hereunder will preclude the exercise or enforcement by that party of any other right or remedy herein contained, or to which it is entitled by law.

18.18       Nothing herein will prevent Franchisor or Franchisee from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies. If it is necessary for Franchisor to seek preliminary or permanent injunctive relief, Franchisor may do so without a bond.

18.19       THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THAT THE TERMS OF THIS AGREEMENT REGARDING TERMINATION OR EXPIRATION ARE INCONSISTENT WITH APPLICABLE STATE OR FEDERAL LAW, THE STATE OR FEDERAL LAW WILL GOVERN THE FRANCHISEE’S RIGHTS REGARDING TERMINATION OR EXPIRATION OF THIS AGREEMENT.

19.         NOTICES

a.	In order to be effective, all notices, approvals and consents required by this Agreement or related to it must be in writing. By giving a facsimile number and or an electronic mail address to the other party, the party providing that number or address agrees that notices, approvals and consents can be transmitted to them electronically as long as the method of electronic communication creates a record that can be retained, retrieved and reviewed by the recipient and can be directly reproduced on paper through an automated process.

b.	Notices, approvals and consents shall be deemed to have been received by the addressee at the earlier of when delivered to the addressee, when an acknowledgment of receipt is signed by the addressee or an agent of the addressee, the next weekday when sent to the addressee by facsimile transmission or by electronic mail, the next weekday after deposit with a recognized overnight express delivery service or 7 days after the deposit in the United States mail, when sent by certified mail, postage prepaid and properly addressed to the party to whom or which the notice is being sent.

c.	All notices of default must also be sent by hard copy via United States certified mail, postage prepaid and properly addressed to the party to whom or which the notice is being sent or by means of a recognized overnight express delivery service which can provide proof of receipt even if those notices have also been sent in a manner described in subsection (b) above. The notices of default will be effective when receipt is acknowledged as described in subsection (b) or when delivery is accomplished when sent as described in this subsection (c), whichever occurs earlier. If no acknowledgement is signed or delivery of the hard copy is refused or cannot be accomplished, the notice will be effective when delivery is attempted when sent as described in this subsection (c).

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d.	For purposes of notices, approvals, consents, payments, receipts or other communications, the parties designate the addresses listed at the beginning of this Agreement.

e.	Any party can change his, her or its address by giving written notice of the change to the other party as provided above.

20.       MEDIATION AND ARBITRATION

20.1       Mediation

a.	If there is ever a dispute or claim between the parties to this Agreement, either party’s Affiliates or others related to this Agreement, its inducement, interpretation or breach, except those involving the validity or infringement of the trademarks, trade secrets, intellectual property or other proprietary property Franchisor has licensed to Franchisee, before taking any further action the parties agree to refer the matter to mediation pursuant to the rules of the American Arbitration Association (“AAA”). The mediation will take place at the AAA office in or nearest to the city in which Franchisor’s principal business office is located at the time. Both parties agree to attend or to have a member of their senior management attend the mediation. Both parties agree that the person who attends the mediation will have the authority to settle the dispute on behalf of that party.

b.	Unless the parties both agree otherwise at the time, the mediation will be limited to one day with the costs of the mediation divided equally between the parties. If any party that is required to attend the mediation refuses to attend and participate in good faith, that party will be responsible for the costs incurred by the other party in connection with the mediation, including the costs of any action to compel attendance at a subsequent mediation, reasonable attorneys’ fees, mediation charges for the original and subsequent mediation, travel and living costs and so forth.

c.	Both parties agree that no legal or other action will be filed, except as permitted below, prior to the completion of the foregoing process unless a party refuses to participate in the mediation process. If a party does refuse to participate in the mediation, either expressly or by any other action or inaction, that party agrees not to bring an action of any type on his, her or its claims until after it gives at least 14 days prior written notice to the other party of his, her or its intent to bring such an action in order to permit the other party or parties to seek to enforce the mediation provisions set forth above.

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20.2       Arbitration of Disputes

a.	Except as otherwise provided in this Section, any controversy or dispute arising out of, or relating to the franchise or this Agreement including, any claim by Franchisee or any person in privity with or claiming through, on behalf of or in the right of Franchisee, concerning the entry into, performance under, or termination of, this Agreement or any other agreement entered into by Franchisor, or its subsidiaries or Affiliates, and Franchisee, any claim against a past or present employee, officer, director, member, shareholder or agent of Franchisor; any claim of breach of this Agreement; and any claims arising under state or federal laws, is submitted to final and binding arbitration as the sole and exclusive remedy for any controversy or dispute. “Persons in privity” with or claiming through, on behalf of or in the right of Franchisee include but are not limited to, spouses and other family members, heirs, executors, representatives, successors and assigns. Subject to this Section, the right and duty of the parties to this Agreement to resolve any disputes by arbitration is governed exclusively by the Federal Arbitration Act, as amended, and arbitration will take place according to the commercial arbitration rules of the American Arbitration Association in effect as of the date the demand for arbitration is filed. The parties agree that the arbitration will be held in the city in which Franchisor’s principal business office is located. However, arbitration will not be required to be used for any dispute which involves the Marks or any other issue where injunctive relief is an appropriate remedy, which issues may be submitted to a state or federal court nearest to where Franchisor’s principal business office is located. The parties expressly consent to personal jurisdiction in the selected city and agree that its court(s) will have exclusive jurisdiction over any of these issues not subject to arbitration.

b.	The parties will select one arbitrator from a panel of neutral arbitrators provided by the AAA and this arbitrator is chosen by the striking method. The parties will each bear all of their own costs of arbitration; however, the fees of the arbitrator is divided equally between the parties. The arbitrator will have no authority to amend or modify the terms of this Agreement. The award or decision by the arbitrator is final and binding on the parties and may be enforced by judgment or order of a court having subject matter jurisdiction in the state where the arbitration took place.

c.	Parties to arbitration under this Agreement will include, by consolidation, joinder or in any other manner, any person other than Franchisee and any person in privity with or claiming through, in the right of or on behalf of Franchisee or Franchisor, unless both parties consent in writing. If permitted by applicable law, no issue of fact or law is given preclusive or collateral estoppel effect in any arbitration hereunder, except if this issue may have been determined in another proceeding between Franchisor and Franchisee or any person in privity with or claiming through, in the right of or on behalf of Franchisee or Franchisor.

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d.	The parties agree that any arbitration arising out of a dispute relating to this Agreement is only a matter between Franchisor and Franchisee and no other franchisees. Franchisee agrees not to join or attempt to join other franchisees or licensees in any arbitration or attempted litigation against Franchisor.

20.3       Franchisor’s and Franchisee’s rights hereunder are cumulative and no exercise or enforcement by Franchisor or Franchisee or any right or remedy hereunder will preclude the exercise or enforcement by Franchisor or Franchisee of any other right or remedy hereunder or which Franchisor or Franchisee are entitled by law to enforce.

20.4       Except with respect to Franchisee’s obligation to indemnify Franchisor pursuant to Section 13.2, Franchisor and Franchisee waive, to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between Franchisor and Franchisee, the party making a claim is limited to recovery of any actual damages sustained by it.

20.5       Nothing contained in this Agreement will bar either party to this Agreement from obtaining a temporary restraining order or preliminary injunctive relief against threatened or actual conduct that would cause that party irreparable loss or damages. The sole remedy of the enjoined party, in the event of the entry of an injunction, will be the dissolution of the injunction, if warranted, after a hearing is held (all claims for damages by reason of the wrongful issuance of any this injunction being expressly waived by this Agreement). Franchisee also agrees that the court may issue a temporary restraining order or preliminary injunction that is mandatory in nature if this order or relief is necessary to ensure the operation of Franchisee’s pursuant to the terms of this Agreement.

21.       MISCELLANEOUS

21.1       Except if governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other applicable federal law, this Agreement is interpreted under the laws of the State of Florida, and any dispute between the parties is governed by and determined in accordance with the substantive laws of the State of Florida, which laws will prevail in the event of any conflict of law. Franchisee and Franchisor has negotiated regarding a forum in which to resolve any disputes which may arise between them and have agreed to select a forum to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving Franchisee, its officers or directors and Franchisor, its officers, directors, shareholders, members, employees or Affiliates, both parties agree that the exclusive venue for disputes between them is in Osceola County, the State of Florida and each waive any objection either may have to the personal jurisdiction of or venue in Osceola County, the State of Florida. Franchisee irrevocably submits to the jurisdiction of its courts and waives any objection Franchisee may have to either the jurisdiction or venue in its court.

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21.2       All provisions of this Agreement are severable and this Agreement is interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein; all partially valid and enforceable provisions is enforced if they are valid and enforceable.

21.3       If either party institutes a legal proceeding, including court proceedings or arbitration, and prevails entirely or in part in any action at law or in equity against the other party based entirely or in part on the terms of this Agreement, the prevailing party is entitled to recover from the losing party, in addition to any judgment, reasonable attorneys’ fees, court costs and all of the prevailing party’s expenses in connection with any such action.

21.4       No failure, forbearance, neglect or delay of any kind on the part of Franchisor in connection with the enforcement or exercise of any rights under this Agreement will affect or diminish Franchisor’s right to strictly enforce and take full benefit of each provision of this Agreement at any time, whether at law for damages, in equity for injunctive relief or specific performance, or otherwise. No custom, usage or practice with regard to this Agreement by Franchisee or Franchisor’s other franchisees will preclude the strict enforcement of this Agreement in accordance with its literal terms. No waiver by Franchisor of performance of any provision of this Agreement constitutes or be implied as a waiver of Franchisor’s right to enforce that provision at any future time. No interpretation, change, termination or waiver of any provision of this Agreement, and no consent or approval under this Agreement, is binding upon Franchisee or Franchisor or effective unless in writing signed by Franchisee and Franchisor’s CEO, or a Vice President, except that a waiver need be signed only by the party waiving.

21.5       This Agreement, together with the Operations Manual, any written related agreements, all Exhibits, Attachments, and the State-Specific Addendum attached to the Disclosure Document as Exhibit E, constitutes the entire understanding and agreement between Franchisee and Franchisor and supersedes all prior understandings, whether oral or written, pertaining to this Agreement, License, System or Business. However, nothing in this Agreement or any related Agreement is intended to disclaim the representations made in the Franchise Disclosure Document.

21.6       Neither party is liable for any loss or damage due to any delay in the due performance of the terms hereof (except for the payment of money) by reason of strikes, lockouts and other labor relations, fires, riots, wars, embargoes and civil commotion, or acts of God (“Force Majeure Event”). Any delay will extend performance only so long as this event is in progress except this Force Majeure Event will not affect or change Franchisee’s obligation to pay Royalty Fees or FMF contributions when due. Notwithstanding the foregoing, if there is a Force Majeure Event, Franchisor may elect to waive the Royalty Fees or FMF contributions during the period of delay caused by the Force Majeure Event or a shorter period.

21.7       Franchisee will sign and deliver any further instruments, contracts, forms and other documents, and will perform any further acts, as may be necessary or desirable, to carry out, complete and perform all terms, covenants and obligations herein contained. Franchisee hereby irrevocably appoints Franchisor as its attorney, and hereby empowers it to sign any instruments regarding the Marks for and in Franchisee’s name to give full effect to Sections 11, 13, 16, and 18 of this Agreement. Franchisee hereby declares that the powers of attorney herein granted may be exercised during any subsequent legal incapacity on its part.

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21.8       This Agreement is binding upon, and subject to Section 16 hereof, will inure to the benefit of, Franchisee’s successors and permitted assigns.

21.9       This Agreement may only be modified or amended by a written document signed by Franchisee and Franchisor. Franchisee acknowledges that Franchisor may modify its standards and specifications and operating and marketing techniques set forth in the Operations Manual unilaterally under any conditions and to the extent in which Franchisor deems necessary to protect, promote, or improve the Marks, and the quality of the System, but under no circumstances will these modifications be made arbitrarily without this determination. Notwithstanding anything herein to the contrary, The Franchisor will have the right unilaterally to reduce the scope of any covenants of Franchisee contained in this Agreement upon notice to Franchisee, whereupon Franchisee will comply therewith as so modified.

21.10       Periodically, Franchisor will have the right to delegate the performance of any portion or all of its obligations and duties under this Agreement to third parties, whether the same are agents of Franchisor or independent contractors which Franchisor has contracted with to provide these services. Franchisee agrees in advance to any delegation by Franchisor of any portion or all of its obligations and duties under this Agreement.

21.11       Whenever in this Agreement any charge, fee or other payment is to be adjusted by the Consumer Price Index (“the Index”), that adjustment will be based upon any increase between the date of this Agreement or such other time as may be set forth in the provision requiring the adjustment and the date on which the concerned payment is due in the Consumer Price Index for All Urban Consumers (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics, most immediately preceding the concerned dates. In no case will any adjustment occurring by virtue of this section result in the charge, fee or other payment that is subject to adjustment being adjusted below its original amount. If the Index is changed so that the base year or area differs from that in effect on the date of this Agreement, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Agreement, including any extensions or renewals hereof, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained had the Index not been discontinued or revised.

21.12       This Agreement will be executed in multiple copies, each of which will be deemed an original. The preambles are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between Franchisor and Franchisee relating to the subject matter of this Agreement. Nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. The headings of the several sections and paragraphs of this Agreement are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. The following provisions apply to and govern the interpretation of this Agreement, the parties’ rights under this Agreement, and the relationship between the parties:

a.	The term “Franchisee” as used herein is applicable to one or more persons, a corporation, limited liability company, a partnership or other business entity, as the case may be, and the singular usage (where applicable) includes the plural and the masculine and neuter usages (where applicable) include the other and the feminine. The term “Lease” will include a sublease, and a renewal or extension of a lease or sublease.

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b.	Subject to Franchisor’s rights under trademark laws, the parties’ rights under this Agreement and the relationship between the parties are governed by, and will be interpreted in accordance with Section 21.1. Franchisee and its Affiliates waive, to the fullest extent permitted by law, the rights and protections that might be provided through the laws of any other country or other jurisdiction.

c.	When calculating the date upon which or the time within which any act is to be done pursuant to this Agreement, the date which is the reference date in calculating this period is excluded; if the last day of this period is a nonbusiness day, the period in question will end on the next business day.

d.	The parties recognize, and any referee, arbitrator and judge, is affirmatively advised, that certain provisions of this Agreement reflect rights of Franchisor and Franchisee to take (or refrain from taking) certain actions in exercise of its business judgment based on its assessment of the long term interests of the System or Business as a whole. Where such right has been exercised, and is supported by the business judgment of Franchisor or Franchisee (“Business Judgment”), a referee, arbitrator or judge, cannot substitute his or her judgment for the judgment so exercised by Franchisor or Franchisee, even if another reasonable or even arguably preferable alternatives are available.

e.	Whenever this Agreement provides that Franchisor has a certain right, that right is absolute and the parties intend that its exercise of that right will not be subject to any limitation or review. Franchisor has the right to operate, administrate, develop, and change the System in any manner that is not specifically precluded by the provisions of this Agreement.

f.	Time is of the essence of this Agreement and of every part thereof.

22.       ACKNOWLEDGEMENT

BEFORE SIGNING THIS AGREEMENT, THE FRANCHISEE SHOULD READ IT AND THE DISCLOSURE DOCUMENT SUPPLIED TO THE FRANCHISEE CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL.

THE FRANCHISEE ACKNOWLEDGES THAT:

1.       NO STATEMENT, REPRESENTATION OR OTHER ACT, EVENT OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS DOCUMENT, AND IN ANY DISCLOSURE DOCUMENT SUPPLIED TO THE FRANCHISEE, IS BINDING ON THE FRANCHISOR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND

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2.       FRANCHISEE HAD A COMPLETE COPY OF THIS AGREEMENT IN ITS POSSESSION FOR A PERIOD OF TIME NOT LESS THAN FOURTEEN (14) DAYS, AND AT LEAST SEVEN (7) DAYS WITH ALL BLANKS FILLED IN, DURING WHICH TIME THE FRANCHISEE HAD THE OPPORTUNITY TO SUBMIT THIS AGREEMENT FOR PROFESSIONAL REVIEW AND ADVICE OF THE FRANCHISEE’S CHOOSING BEFORE FREELY EXECUTING THIS AGREEMENT. FRANCHISEE ACKNOWLEDGES THAT IT HAS HAD AMPLE TIME AND OPPORTUNITY TO INVESTIGATE THE FRANCHISOR’S BUSINESS AND TO CONSULT WITH LEGAL AND FINANCIAL ADVISORS OF ITS CHOICE.

3.       FRANCHISEE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE SYSTEM AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT AND ITS SUCCESS INVOLVES SUBSTANTIAL BUSINESS RISK AND WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESS PERSON AND ITS ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS. FRANCHISEE HEREBY ASSUMES THE RESPONSIBILITY FOR THE SUCCESS OR FAILURE OF THE BUSINESS VENTURE.

4.       FRANCHISEE UNDERSTANDS THAT FRANCHISOR HAS AFFILIATES, SOME OF WHICH OPERATE A LA ROSA REALTY BUSINESS, AND FRANCHISEE REPRESENTS THAT FRANCHISEE HAS NOT BEEN PROVIDED WITH ANY FINANCIAL OR OPERATING INFORMATION ABOUT ANY AFFILIATE OF FRANCHISOR, NOR HAS FRANCHISEE RELIED UPON ANY OTHER INFORMATION FRANCHISEE MAY HAVE OBTAINED FROM ANY OTHER SOURCE WITH REGARD TO THE FINANCIAL OR OPERATING CONDITIONS OF ANY AFFILIATE OF FRANCHISOR.

5.       FRANCHISOR HAS NOT PROVIDED ANY STATEMENT, REPRESENTATION OR OTHER ACT, EVENT OR COMMUNICATION OF ACTUAL, AVERAGE, PROJECTED, FORECASTED OR POTENTIAL PURCHASES, SALE, EARNINGS, INCOME OR PROFITS TO FRANCHISEE.

6.       FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED, ANY ASSURANCE, WARRANTY OR GUARANTEE, EXPRESSED OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS, EARNINGS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

FRANCHISOR	FRANCHISEE

LA ROSA FRANCHISING, LLC

By:	By:
Title:	Title:

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STATE-SPECIFIC ADDENDUM TO

LA ROSA FRANCHISING, LLC FRANCHISE AGREEMENT

This Addendum is effective on                                         , the same date as the Franchise Agreement between La Rosa Franchising, LLC, a Florida Limited Liability Company, (“Franchisor”) and                                                                           , a/an                                           , whose address is                                                                , who are the parties signing this Addendum.

The following modifications to this Agreement are applicable only where the Franchise Agreement is made with residents of the following states or where the franchise is to be operated within those states. The modifications will not apply except in the states indicated.

California:

California Business and Professions Code Sections 20000 through 20043, the California Franchise Relations Act, provide rights to franchisees concerning termination, nonrenewal or transfer of a franchise. If the Franchise Agreement contains a provision that is inconsistent with the law, the law will control.

The Franchise Agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law. (11 U.S.C.A. Sec. 101 et seq.)

The Franchise Agreement contains a covenant not to compete that extends beyond the termination of the franchise. These provisions may not be enforceable under California law.

You must sign a general release if you relocate, renew or transfer your franchise. California Corporations Code Section 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code Sections 31000 through 31516). Business and Professions Code Section 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code Sections 20000 through 20043).

Illinois:

Rather than being payable when you sign the Franchise Agreement, the initial franchise fee is payable when you open for business and when we have performed all of our initial services for you.

Where the jurisdictional requirements are met, the Illinois Franchise Disclosure Act applies to this Agreement. To the extent that this Agreement conflicts with that Act, the provisions of the Act will control and no waiver of the Act shall be effective.

Where the jurisdictional requirements are met, the jurisdiction and venue of any legal action will be in Illinois.

Where the jurisdictional requirements are met, the laws of the state of Illinois will govern this Agreement and its interpretation.

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The Illinois Franchise Disclosure Act provides that any condition, stipulation or provision purporting to bind any person acquiring any franchise to waive compliance with any provision of that Act or any other law of the State of Illinois is void. This shall not prevent any person from entering into a settlement agreement or executing a general release regarding a potential or actual lawsuit filed under any of the provisions of the Act, nor shall it prevent the arbitration of any claim pursuant to the provisions of Title 9 of the United States Code.

New York

Wherever in the Franchise Agreement Franchisee are required to sign a release in Franchisor’s favor, that release will not affect any claims Franchisee may have under Article 33 of the New York General Business Law.

Franchisee	Franchisor

LA ROSA FRANCHISINC, LLC.
a Florida Limited Liability Company

By:

Name:

Title:

2

ATTACHMENT 1
TO FRANCHISE AGREEMENT

TERRITORY

The Territory is described as follows:

Franchisee	Franchisor

LA ROSA FRANCHISINC, LLC.
a Florida Limited Liability Company

By:

Name:

Title:

ATTACHMENT 2
TO FRANCHISE AGREEMENT

GUARANTY AND ASSUMPTION OF FRANCHISEE’S OBLIGATIONS

In consideration of, and as an inducement to, the execution of the Franchise Agreement signed between and La Rosa Franchising, LLC (“Franchisor”)                                        , 20        (“Agreement”), each of the undersigned hereby personally and unconditionally.

Guarantees to Franchisor and its successors and assigns, for the Initial Term, including any Interim Period thereof, that                                                                        (“Franchisee”) will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and

Agrees to be personally bound by and personally liable for the breach of, each and every provision in the Agreement, including but not limited to the terms of Section 15.

Each of the undersigned waives the following:

12.       Acceptance and notice of acceptance by Franchisor of the foregoing undertaking;

13.       Notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

14.       Protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

15.       Any right he or she may have to require that any action be brought against Franchisee or any other person as a condition of liability; and

16.       Any and all other notices and legal or equitable defenses to which he or she may be entitled. Each of the undersigned consents and agrees that:

17.       His or her direct and immediate liability under this guaranty is joint and several;

18.       He or she will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so;

19.       This liability will not be contingent or conditioned upon pursuit by Franchisor of any remedies against Franchisee or any other person; and

20.       This liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may periodically grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which will in any way modify or amend this guaranty, which is continuing and irrevocable during the Initial Term, including any Interim Period thereof.

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IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature effective on the same day and year as the Agreement was signed.

GUARANTORS

Signature	Signature

Date:	Date:

Printed Name:	Printed Name:

Address	Address

Address	Address

Signature	Signature

Date:	Date:

Printed Name:	Printed Name:

Address	Address

Address	Address

2

ATTACHMENT 3
TO FRANCHISE AGREEMENT

CONSENT OF SPOUSE

The undersigned is the spouse of the Guardian identified in the Guaranty and Assumption of Franchisee’s Obligations dated as of                                           , 20      between his or her spouse and Franchisor (the “Guaranty Agreement”) to which this Consent of Spouse I attached. The undersigned hereby declares that he or she has read the Guaranty Agreement in its entirety and, being fully convinced of the wisdom and equity of the terms of the Guaranty Agreement, and in consideration of the premises and of the provisions of the Guaranty Agreement, the undersigned hereby expresses his or her acceptance of the same and does agree to its provisions.

The undersigned further agrees that in the event of the death of his or her spouse, the provisions of this Guaranty Agreement will be binding upon him or her.

The undersigned further agrees that he or she will at any time make, execute, and deliver such instruments and documents that may be necessary to carry out the provisions of the Guaranty Agreement.

This instrument is not a present transfer or release of any rights which the undersigned may have in any of the community property of his or her marriage.

SPOUSE:

Signature

Printed Name:

Date

ATTACHMENT 4
TO FRANCHISE AGREEMENT

ACKNOWLEDGMENT

Franchisee, and its shareholders and partners, as applicable, jointly and severally acknowledge that they have carefully read this Agreement and all other related documents to be executed concurrently or in conjunction with the execution hereof, that they have obtained the advice of counsel in connection with entering into this Agreement, that they understand the nature of this Agreement, and that they intend to comply herewith and be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

ACCEPTED on this                 day of                                                     , 20         .

FRANCHISOR:	FRANCHISEE:

LA ROSA FRANCHISING, LLC

Signature	Signature

Printed Name	Printed Name

Date	Date

INDIVIDUALS WITH AN INTEREST IN FRANCHISEE	INDIVIDUALS WITH AN INTEREST IN FRANCHISEE

Signature	Signature

Printed Name	Printed Name

Date	Date

ATTACHMENT 5

TO FRANCHISE AGREEMENT

STATEMENT OF OWNERSHIP

Franchisee:

Trade Name (if different from above):

Form of Ownership

(Check One)

☐ Individual	☐ Partnership	☐ Corporation	☐ Limited Liability Company

If a Partnership, provide name and address of each partner showing percentage owned, whether active in management, and indicate the state in which the partnership was formed.

If a Corporation, give the state and date of incorporation, the names and addresses of each officer and director, and list the names and addresses of every shareholder showing what percentage of stock is owned by each.

If a Limited Liability Company, give the state and date of formation, the name and address of the manager(s), and list the names and addresses of every member and the percentage of membership interest held by each member.

Franchisee acknowledges that this Statement of Ownership applies to the Real estate brokerage business authorized under the Franchise Agreement.

Use additional sheets if necessary. Any and all changes to the above information must be reported to Franchisor in writing.

Date:	Name:

ATTACHMENT 6
TO FRANCHISE AGREEMENT

AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS
(DIRECT DEBITS)

BY AND BETWEEN LA ROSA FRANCHISING, LLC AND

                                                                                           (“Franchisee”)

The undersigned depositor (“Depositor”) hereby authorizes La Rosa Franchising, LLC (“Company”) to initiate debit entries and/or credit correction entries to the undersigned’s checking and/or savings account(s) indicated below and the depository designated below (“Depository”) via Automated Clearing House (“ACH”) transfers or transactions to debit this account pursuant to Company’s instructions.

Depository	Branch

Address	City, State, Zip Code

Bank Transit/ABA Number	Account Number

This authority is to remain in full force and effect until Depository has received joint written notification from Company and Depositor of the Depositor’s termination of this authority in a time and manner as to afford Depository a reasonable opportunity on which to act. If an erroneous debit entry is initiated to Depositor’s account, Depositor will have the right to have the amount of the entry credited to this account by Depository, if (a) within fifteen (15) calendar days following the date on which Depository sent to Depositor a statement of account or a written notice pertaining to the entry or (b) forty-five (45) days after posting, whichever occurs first, Depositor will have sent to Depository a written notice identifying the entry, stating that the entry was in error and requesting Depository to credit the amount to this account. These rights are in addition to any rights Depositor may have under federal and state banking laws.

Depositor	Depository

By:	By:

Title:	Title:

Date:	Date:

ATTCHMENT 7
TO FRANCHISE AGREEMENT

COLLATERAL ASSIGNMENT OF TELEPHONE NUMBERS AND
TELEPHONE LISTINGS AND INTERNET ADDRESSES

THIS ASSIGNMENT s entered into this            day of                                                        , 20         , in accordance with the terms of the La Rosa Franchising, LLC Franchise Agreement (“Franchise Agreement”) between (“Franchisee”) and La Rosa Franchising, LLC (“Franchisor”), executed concurrently with this Assignment, under which Franchisor granted Franchisee the right to own and operate a real estate brokerage business (“Franchise Business”) located at                                                                                                                                                        .

FOR VALUE RECEIVED, Franchisee hereby assigns to Franchisor (1) those certain telephone numbers and regular, classified or other telephone directory listings (collectively, the (“Telephone Numbers and Listings”) and (2) those certain Internet website addresses (“URLs”) associated with Franchisor’s trade and service marks and used periodically in connection with the operation of the Franchise Business at the address provided above. This Assignment is for collateral purposes only and, except as specified herein, Franchisor will have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, unless Franchisor will notify the telephone company and/or the listing agencies with which Franchisee has placed telephone directory listings (all of these entities are collectively referred to herein as “Telephone Company”) and/or Franchisee’s internet service provider (“ISP”) to effectuate the assignment pursuant to the terms hereof.

Upon termination or expiration of the Franchise Agreement (without the extension of Franchisee’s rights to operate the Franchise Business), Franchisor will have the right and is hereby empowered to effectuate the assignment of the Telephone Numbers and Listings and the URLs, and, in this event, Franchisee will have no further right, title or interest in the Telephone Numbers and Listings and URLs, and will remain liable to the Telephone Company and the ISP for all past due fees owing to the Telephone Company and the ISP on or before the effective date of the assignment hereunder.

Franchisee agrees and acknowledges that as between Franchisor and Franchisee, upon termination or expiration of the Franchise Agreement, Franchisor will have the sole right to and interest in the Telephone Numbers and Listings and URLs, and Franchisee irrevocably appoints Franchisor as Franchisee’s true and lawful attorney-in-fact, which appointment is coupled with an interest, to direct the Telephone Company and the ISP to assign same to Franchisor, and sign any documents and take any actions as may be necessary to effectuate the assignment. Upon such event, Franchisee will immediately notify the Telephone Company and the ISP to assign the Telephone Numbers and Listings and URLs to Franchisor. If Franchisee fails to promptly direct the Telephone Company and the ISP to assign the Telephone Numbers, Listings, and URLs to Franchisor, Franchisor will direct the Telephone Company and the ISP to make the assignment contemplated under this Agreement to Franchisor. The parties agree that the Telephone Company and the ISP may accept Franchisor’s written direction, the Franchise Agreement or this Assignment as conclusive proof of Franchisor’s exclusive rights in and to the Telephone Numbers and Listings and URLs upon the termination or expiration and that this assignment is made automatically and effective immediately upon Telephone Company’s and ISP’s receipt of this notice from Franchisor or Franchisee. The parties further agree that if the Telephone Company or the ISP requires that the parties sign the Telephone Company’s or the ISP’s assignment forms or other documentation at the time of termination or expiration of the Franchise Agreement, Franchisor’s execution of these forms or documentation on behalf of Franchisee will effectuate Franchisee’s consent and agreement to the assignment. The parties agree that at any time after the date hereof they will perform any acts and sign and deliver any documents that may be necessary to assist in or accomplish the assignment described herein upon termination or expiration of the Franchise Agreement.

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ASSIGNEE:	ASSIGNOR:

LA ROSA FRANCHISING, LLC

Signature	Signature

By	By

2

ATTACHMENT 8
TO FRANCHISE AGREEMENT

BRANCH OFFICE AUTHORIZATION

THIS BRANCH OFFICE AUTHORIZATION is entered into this              day of                                              , 20     , in accordance with the terms of the La Rosa Franchising, LLC Franchise Agreement (“Franchise Agreement”) between (“Franchisee”) and La Rosa Franchising, LLC (“Franchisor”), under which Franchisor granted Franchisee the right to open a Branch Office for Franchisee’s Real estate brokerage business within its Territory, as set forth on Attachment 1 to the Franchise Agreement.

Franchisee has proposed to open a Branch Office at:                                                        , which is operated under the terms and conditions of the Franchise Agreement.

The Branch Office will open for business on or about:                                                       , 20     .

Franchisor authorizes Franchisee to operate a Branch Office at the location set forth above.

All capitalized terms not otherwise defined in this Attachment will have the same meanings as in the Franchise Agreement.

Except as set forth in this Attachment, nothing contained herein will modify or amend the Franchise Agreement.

ASSIGNEE:	FRANCHISEE:

LA ROSA FRANCHISING, LLC

Signature	Signature

By	By

Its	Its

FRANCHISEE REQUIRED AGREEMENTS

Please print and sign two copies and return both full, original copies to La Rosa Franchising, LLC.

Signature required on the following pages:

o	Franchise Agreement

o	Legal Representation

o	Witness

o	Attachment 1 Territory and Branch Offices

o	Attachment 2 Guaranty and Assumption of Franchisee’s Obligations

o	Attachment 3 Consent of Spouse

o	Attachment 4 Acknowledgement

o	Attachment 5 Statement of Ownership

o	Attachment 6 Direct Debits

o	Attachment 7 Telephone Numbers, Listings & Internet Addresses

o	Attachment 8 Branch Office Authorization (not required at signing of Agreement)

La Rosa Franchising, LLC

1420 Celebration Blvd.,

Suite 200

Celebration, FL 34747

Exhibit C to Franchise Disclosure Document

LA ROSA FRANCHISING, LLC LIST OF CURRENT FRANCHISEES
Florida

Clermont:	Davenport:
655 FL-50, Suite 104 Clermont, FL 34711 (407) 902-6236 Kim Nigrelli	43824 Highway 27 Davenport, FL 33837 (407)861-8009 Gihan Awad

Jacksonville: 12627 San Jose Blvd., Suite 506 Jacksonville, FL 32223 (904)606-1514 Dwight Anderson	7406 Fullerton St., Suite 102 Jacksonville, FL 32256 (904) 377-4270 Tom Stewart

Kissimmee: 3032 Dyer Blvd Kissimmee FL 34741 (407) 930-3530 Maria Flores	Lakeland: 145 Horizon Ct. Lakeland, FL 33813 (321) 325-4035 Ricky Miller

Longwood: 407 Wekiva Springs Rd., Suite 207 Longwood, FL 32779 (407) 910-2166 Carlos Bonilla	Miami: 12030 SW 129th Ct, Suite 106 Miami, FL 33186 (321) 578-3857 Marino Ynirio

Orlando: 8236 Lee Vista Blvd. Orlando, FL 32829 (407) 270-6841 Norkis Valdez	1805 W. Colonial Dr. Orlando FL 32804 (407) 902-6236 Rey Zapata

6735 Conroy Windermere Rd. Orlando FL 32835 (407) Kim Nigrelli	626 N. Alafaya Trail, Suite 207 Orlando, FL 32828 (407) 401-9076 Andres Hebra

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Tampa: 6708 N. Himes Ave. Tampa, FL 33614 ( Kevin Guzman	St. Augustine: 3149 US1 North, #7 St. Augustine, FL 32084 (904) 669-5546 Christina Bentley

St. Petersburg: 440 2nd St. N St. Petersburg, FL 33701 (727)289-1366 Whitney Roberts	Wesley Chapel: 3815 Maryweather Lane, Suite 101 Wesley Chapel, FL 33544 (321) 325-4121 Kevin Guzman

Winter Garden: 1165 Plant St., Suite 8 Winter Garden, FL 34787 (321) 325-4630 Abel Cruz

Franchise Agreements signed at 12/31/19 but outlets not yet open:

Apopka: Frank Delesline (407)408-0157	Orlando: Rodney Bailey (407) 965-6481

Puerto Rico: Carlos Bonilla (407) 910-2166

2

Exhibit D to Franchise Disclosure Document

LIST OF STATE AGENCIES AND AGENTS FOR SERVICE OF PROCESS

Franchise Law Administrators

California: Commissioner of Business Oversight 1515 K Street, Suite 200 Sacramento, California 95814	New York: New York State Department of Law Division of Economic Justice Investor Protection Bureau 28 Liberty Street New York, NY 10005

Hawaii: Commissioner of Securities Business Registration Division 335 Merchant Street, Room 203 Honolulu, Hawaii 96813	North Dakota: Securities Commissioner 600 East Boulevard Avenue State Capitol, Fifth Floor, Dept. 414 Bismarck, North Dakota 58505-0510

Illinois: Illinois Attorney General 500 South Second Street Springfield, Illinois 62706	Rhode Island: Director of Business Regulation Securities Division John O. Pastore Complex 1511 Pontiac Avenue, Building 69-1 Cranston, RI 02910

Indiana: Indiana Secretary of State 201 State House 200 West Washington Street Indianapolis, Indiana 46204	South Dakota: Director of the Division of Insurance Securities Regulation 124 S. Euclid, Suite 104 Pierre, South Dakota 57501

Maryland: Maryland Securities Commissioner 200 Saint Paul Place Baltimore, Maryland 21202-2020	Virginia: Clerk, State Corporation Commission 1300 East Main Street, First Floor Richmond, Virginia 23219

Michigan: Consumer Protection Division Antitrust and Franchise Unit Michigan Department of Attorney General 670 Law Building Lansing, MI 48913	Washington: Administrator of Securities Department of Financial Institutions Securities Division 150 Israel Rd, SW Tumwater, Washington 98501

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Minnesota:	Wisconsin:
Commissioner of Commerce	Commissioner of Securities
Department of Commerce Registration Division	345 W. Washington Ave., 4th Floor
85 Seventh Place East	Madison, Wisconsin 53703
St. Paul, Minnesota 55101

Agents for Service of Process

California: Department of Business Oversight 1515 K Street, Suite 200 Sacramento, CA 95814-4052	New York: New York Secretary of State 99 Washington Avenue Albany, New York 11231

Hawaii: Department of Commerce and Consumer Affairs Business Registration Division 335 Merchant Street Honolulu, HI 96813	North Dakota: Office of Securities Commissioner 600 East Boulevard, 5th Floor Bismarck, ND 58505

Illinois: Office of the Attorney General 500 South Second Street Springfield, IL 62706	Rhode Island: Division of Securities 1511 Pontiac Avenue, Bldg. 69-1 Cranston, RI 02920

Indiana: Indiana Securities Division Secretary of State 302 West Washington Street, Room E-111 Indianapolis, IN 46204	South Dakota: Director of the Division of Insurance Securities Regulation 124 S. Euclid, Suite 104 Pierre, South Dakota 57501

Maryland: Office of the Attorney General Division of Securities 200 Saint Paul Place, 20th Floor Baltimore, MD 21202-2020	Virginia: State Corporation Commission Division of Securities and Retail Franchising 1300 East Main Street, 9th Floor Richmond, VA 23219
Michigan: Consumer Protection Division Antitrust and Franchise Unit Michigan Department of Attorney General 670 Law Building Lansing, MI 48913	Washington: Department of Financial Institutions Securities Division 150 Israel Road SW Tumwater, WA 98501

Minnesota: Minnesota Department of Commerce 85 7th Place East, Suite 500 St. Paul, MN 55101	Wisconsin: State of Wisconsin Office of the Commissioner of Securities 345 West Washington Avenue, 4th Floor Madison, WI 53703

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Exhibit E to Franchise Disclosure Document

LA ROSA FRANCHISING, LLC

STATE-SPECIFIC ADDENDUM TO

LA ROSA FRANCHISNG, LLC FRANCHISE DISCLOSURE DOCUMENT

The following provisions are applicable to franchises in the State of California:

1.       Neither the franchisor nor any person in Item 2 of the Franchise Disclosure Document is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 78a et seq., suspending or expelling such persons from membership in that association or exchange.

2.       California Business and Professions Code Sections 2000 through 20043 provide rights to the franchisee concerning termination, transfer or non-renewal of a franchise. If the Franchise Agreement contains a provision that is inconsistent with the law, the law will control.

3       The Franchise Agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law. (11 U.S.C.A. Sec. 101 et seq.)

4       You must sign a general release if you renew or transfer your franchise. California Corporations Code Section 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code Sections 31000 through 31516). Business and Professions Code Section 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code Sections 20000 through 20043).

5.       The maximum interest rate in California is 10%.

6.       Section 31125 of the California Corporations Code requires us to give you a disclosure document, in a form containing the information that the Commissioner of Business Oversight may by rule or order require, before a solicitation of a proposed material modification of an existing franchise.

OUR WEBSITE, www.JoinLaRosa.com, HAS NOT BEEN REVIEWED OR APPROVED BY THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT. ANY COMPLAINTS CONCERNING THE CONTENT OF THIS WEBSITE MAY BE DIRECTED TO THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT AT www.dbo.ca.gov.

THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE BE DELIVERED TOGETHER WITH THE DISCLOSURE DOCUMENT.

IF LA ROSA FRANCHISING, LLC. DOES NOT DELIVER THIS FRANCHISE DISCLOSURE DOCUMENT ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT AT ANY OF ITS OFFICES.

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The following provisions are applicable to franchises in the state of Illinois:

1.       Rather than being payable when you sign the Franchise Agreement, the initial franchise fee is payable when you open for business and when we have performed all of our initial services for you. The Illinois Attorney General’s Office imposed this deferral requirement due to Franchisor’s financial condition.

2.       Our agent for service of process in Illinois is the Illinois Attorney General, 500 South Second Street, Springfield, Illinois 62706.

3.       In item v. of the chart set forth in Item 17, add the following: “but litigation must be in Illinois.”

4.       In item v. of the chart set forth in Item 17, add the following: “Illinois law applies to the Franchise Agreement.”

5.       Add the following paragraph to the RECEIPT: La Rosa Franchising, LLC authorizes the Illinois Attorney General to receive service of process for La Rosa Franchising, LLC in the state of Illinois.

6.       IF LA ROSA FRANCHISING, LLC DOES NOT DELIVER THIS FRANCHISE DISCLOSURE DOCUMENT ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO THE ILLINOIS ATTORNEY GENERAL’S OFFICE, 500 SOUTH SECOND STREET, SPRINGFIELD, ILLINOIS 62706 WHICH ADMINISTERS AND ENFORCES THE ILLINOIS FRANCHISE DISCLOSURE ACT.

The following provisions are applicable to franchises in the state of New York:

1.       No person identified in item 2 or an affiliate offering franchises under the franchisor's principal trademark:

(a).        Has an administrative, criminal or civil action pending against that person alleging: a felony, a violation of a franchise, antitrust or securities law, fraud, embezzlement, fraudulent conversion, misappropriation of property, unfair or deceptive practices or comparable civil or misdemeanor allegations. In addition, include pending actions, other than routine litigation incidental to the business, that are significant in the context of the number of franchisees and the size, nature or financial condition of the franchise system or its business operations. If so, disclose the names of the parties, the forum, nature and current status of the pending action. Franchisor may include a summary opinion of counsel concerning the action if the attorney's consent to the use of the summary opinion is included as part of this Disclosure Document.

(b).        Has been convicted of a felony or pleaded nolo contendere to a felony charge or, within the ten-year period immediately preceding the application for registration, has been convicted of or pleaded nolo contendere to a misdemeanor charge or has been the subject of a civil action alleging: violation of a franchise, antifraud or securities law, fraud, embezzlement, fraudulent conversion or misappropriation of property or unfair or deceptive practices or comparable allegations. If so, disclose the names of the parties, the forum and date of conviction or date judgment was entered; penalty or damages assessed and/or terms of settlement.

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(c).        Is subject to a currently effective injunctive or restrictive order or decree relating to the franchise or under a federal, State or Canadian franchise, securities, antitrust, trade regulation or trade practice law, resulting from a concluded or pending action or proceeding brought by a public agency or is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities and Exchange Act of 1934, suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or is subject to any currently effective order of any national securities exchange, as defined in the Securities and Exchange Act of 1934, suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or department, including, without limitation, actions affecting a license as a real estate broker or sales agent. If so, disclose the name of the person; the public agency, association or exchange, the public agency, association or exchange; the court or other forum; a summary of the allegations or facts found by the agency, association, exchange or court; and the date, nature, terms and conditions of the order or decree.

2.       Neither we, our affiliates, our predecessors officers or general partners during the 10-year period immediately before the date of the Disclosure Document; (a) filed as debtor or had filed against it a petition to start an action under the U.S. Bankruptcy Code; (b) obtained a discharge of its debts under the bankruptcy code; or (c) was a principal officer of a company or a general partner in a partnership that either filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code or that obtained a discharge of its debts under the U.S. Bankruptcy Code during or within 1 year after the officer or general partner of the franchisor held this position in the company or partnership. If so, disclose the name of the person and/or company that was the debtor under the Bankruptcy Code, the date of the action and the material facts.

3.       The following is added to Item 17.d.: You may terminate the Franchise Agreement on any grounds available by law.

4.       The following is added to Item 17.j.: However, no assignment will be made except to an assignee who in our good faith judgment is willing and financially able to assume our obligations under the Franchise Agreement.

5.       The following is added to Item 17.w.:The foregoing choice of law is not a waiver of any rights you have under Article 33 of the General Business law of the state of New York.

6.       Provisions in the Franchise Agreement requiring a franchisee to execute a general release of claims may not be enforceable under Article 33 of the General Business Law of New York and the regulations issued under it and are amended accordingly to the extent required by law.

7.       Under Article 33 of the New York State General Business Law, a provision in the Franchise Agreement restricting jurisdiction or venue to a forum outside of New York or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this law.

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8.       Our agent for service of process in New York is the New York Secretary of State, 99 Washington Avenue, Albany, New York 12231.

9.       IF LA ROSA FRANCHISING, LLC DOES NOT DELIVER THIS FRANCHISE DISCLOSURE DOCUMENT ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO NEW YORK STATE DEPARTMENT OF LAW, INVESTOR PROTECTION BUREAU, 28 LIBERTY STREET, 21ST FLOOR, NEW YORK, NEW YORK 10005, 212-416-8236.

The following provisions are applicable to franchises in the state of Virginia:

1.       In recognition of the restrictions contained in Sections 13.0-564 of the Virginia Retail Franchising Act, the Franchise Disclosure Document for LA ROSA FRANCHISING, LLC for use in the Commonwealth of Virginia shall be amended as follows:

2.       Pursuant to Section 1301-564 of the Virginia Retail Franchising Act, it is unlawful for a franchisor to cancel a franchise without reasonable cause. If any ground for default or termination stated in the franchise agreement does not constitute “reasonable cause”, as that term may be defined in the Virginia Retail Franchising Act or the laws of Virginia, that provision may not be enforceable.

3.       Our agent for service of process in the state of Virginia is the Clerk of the State Corporation Commission, 1300 East Main Street, 1st Floor, Richmond, Virginia 23219.

4.       IF LA ROSA FRANCHISING, LLC DOES NOT DELIVER THIS FRANCHISE DISCLOSURE DOCUMENT ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO THE VIRGINIA STATE CORPORATION COMMISSION, DIVISION OF SECURITIES AND RETAIL FRANCHISING, 1300 EAST MAIN STREET, 9th FLOOR, RICHMOND, VA 23219.

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Exhibit F to Franchise Disclosure Document
LA ROSA FRANCHISING, LLC

NONDISCLOSURE AND NONCOMPETITION AGREEMENT

This Nondisclosure and Noncompetition Agreement (“Agreement”) is made and entered into this       day                                                                       of, 20      , by and between La Rosa Franchising, LLC, a Florida limited liability company (“Company”), located at 1420 Celebration Blvd., Suite 200, Celebration, Florida 4747 ,                                                                                                       (“Associate”) , who resides or has a principal place of business at                                                                                           .

RECITALS

A.       The Company is engaged in the business of selling franchises for the operation of a business offering real estate brokerage services (“Franchise Business”). The Franchise Business is operated under the Company’s trademark “LA ROSA REALTY™” and other service marks, trademarks, logo types, designs, and other commercial symbols (collectively “Marks”);

B.       The Company has developed methods for establishing, operating and promoting Franchise Businesses pursuant to the Company’s distinctive business format, plans, methods, data, processes, supply systems, marketing systems, formulas, techniques, designs, layouts, operating procedures, Marks and information and know-how of the Company (“Confidential Information” and “Trade Secrets”) and any Confidential Information and Trade Secrets as may be further developed from periodically by the Company;

C.       The Company and its Affiliates have established substantial goodwill and an excellent reputation with respect to the quality of its System, which goodwill and reputation have been and will continue to be of major benefit to the Company;

D.       Associate desires to become involved with the Company or a franchisee of the Company in the capacity of an officer, partner, director, agent, manager, employee, Designated Business Manager or as a beneficial owner of the Franchise Business, or is an immediate family member of a principal owning an interest in the Franchise Business, and will become privileged as to certain Confidential Information and Trade Secrets. Associate may or may not have signed the Franchise Agreement or Guaranty and Assumption of Franchisee’s Obligations form; and

E.       Associate and the Company have reached an understanding with regard to nondisclosure by Associate of Confidential Information and Trade Secrets and with respect to noncompetition by Associate with the Company and other franchisees of the Company. Associate agrees to the terms of this Agreement as partial consideration for the Company’s willingness to allow Associate to engage in a business relationship with Company or a franchisee of the Company using the Company’s Confidential Information and Trade Secrets.

NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Associate and the Company, intending legally to be bound, agree as follows:

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1.	Definitions.

(a)       “Associate” means the individual or entity described on page 1 of this Agreement and the Associate’s managers, officers, beneficial owners, directors, employees, partners, members, principals and immediate family members.

(b)       “Competitive Business” as used in this Agreement means any business operating in competition with or similar to the Franchise Business; provided, however, Associate will not be prohibited from owning not more than a total of 5% of the stock of any company which is subject to the reporting requirements of the U.S. Securities and Exchange Act of 1934.

(c)       “Confidential Information” means all knowledge, know-how, standards, formulas, methods and procedures related to the establishment and operation of the Franchise Business and includes all records pertaining to customers, suppliers, and other service providers of, and/or related in any way to, the Franchise Business including, all databases (whether in print, electronic or other form), all names, addresses, phone numbers, e-mail addresses, customer purchase records, mail lists, manuals, promotional and marketing materials, marketing strategies and any other data and information which the Company or its Affiliates designates as confidential including all information contained in the Company’s Operations Manual, which may be provided as one or more separate manuals, written instructional guides, CD Rom, or other communications from the Company or its Affiliates, which may be changed or supplemented from periodically.

(d)       “Franchise Agreement” means the franchise agreement between Company and                                                                          dated                                                      , as amended or renewed from periodically.

(e)       “Territory” has the meaning defined in the Franchise Agreement.

(f)       “Term” has the meaning defined in the Franchise Agreement.

(g)       “Trade Secret(s)” means information, including a formula, pattern, compilation, program, device, method, technique or process related to the Franchise Business that both derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.       Confidential Information and Trade Secrets. Associate and the Company acknowledge that the Confidential Information and Trade Secrets which are developed and utilized in connection with the operation of the Franchise Business are unique and the exclusive property of the Company or its Affiliates. Associate acknowledges that any unauthorized disclosure or use of the Confidential Information and Trade Secrets would be wrongful and would cause irreparable injury and harm to the Company or its Affiliates. Associate further acknowledges that the Company or its Affiliates has expended a great amount of effort and money in obtaining and developing the Confidential Information and Trade Secrets, that the Company or its Affiliates has taken numerous precautions to guard the secrecy of the Confidential Information and Trade Secrets, and that it would be very costly for competitors to acquire or duplicate the Confidential Information and Trade Secrets.

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3.       Nondisclosure of Confidential Information and Trade Secrets. During the Term and any renewal Term of the Franchise Agreement and for a period of 2 years after the expiration or termination of the Franchise Agreement (unless the information is a Trade Secret in which case the requirements in this Section 3 will remain in place for as long as the information constitutes a Trade Secret), Associate will not at any time, publish, disclose, divulge or in any manner communicate to any person, firm, corporation, association, partnership or any other entity whatsoever or use, directly or indirectly, for its own benefit or for the benefit of any person, firm, corporation or other entity other than for the use of the Company or the Franchise Business, any of the Confidential Information or Trade Secrets of the Company or its Affiliates.

4.      Exceptions to Disclosing Confidential Information. Notwithstanding the foregoing, the restrictions on the disclosure and use of the Confidential Information will not apply to the following: (a) information that was in the public domain before being communicated to the Associate through no fault of the Associate; (b) information that entered the public domain after it was communicated to the Associate through no fault of the Associate; (c) information that was in the Associate’s possession free of any obligation of confidence at the time it was communicated to the Associate; or (d) the disclosure of the Confidential Information in judicial or administrative proceedings if the Associate is legally compelled to disclose the information, if the Associate has notified the Franchisor before disclosure and used the Associate’s best efforts, and afforded the Franchisor the opportunity, to obtain an appropriate protective order or other assurance satisfactory to the Franchisor of confidential treatment for the information required to be so disclosed.

5.       Noncompetition Covenant. Associate acknowledges that the Company must be protected against the potential for unfair competition by Associate’s use of the Confidential Information and Trade Secrets in direct competition with the Company. Associate further acknowledges that the Confidential Information and Trade Secrets would not have been divulged to the Associate absent the Associate’s agreement to strictly comply with the provisions of this Agreement. Associate therefore agrees that other than the Franchise Business licensed under the Franchise Agreement, Associate will not during the Term and renewal Term of the Franchise Agreement:

(a)       have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business;

(b)       perform services as a manager, officer, beneficial owner, director, principal, employee, partner, member, consultant, representative, agent or otherwise for a Competitive Business; or

(c)       divert or attempt to divert any business related to, or any customer or account of the Franchise Business, the Company’s business, the business of any Affiliate of the Company or any other franchisee’s business, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of the Company or another franchisee licensed by Company, to any Competitive Business by any direct inducement or otherwise.

6.       Non-Solicitation. During the Term of the Franchise Agreement, including any renewal or extension thereof and for a period of two (2) years thereafter, the Associate, will not attempt to attain an unfair advantage over the franchisee, other franchisees, the Franchisor or any Affiliates thereof by soliciting for employment any person who is, at the time of the solicitation, employed by the Franchisor, other franchisees or any Affiliates, nor will the Associate directly or indirectly induce or attempt to induce any person to leave his or her employment as aforesaid.

THE PARTIES HAVE ATTEMPTED IN THIS AGREEMENT TO LIMIT THE ASSOCIATE’S RIGHTS ONLY AS NECESSARY TO PROTECT THE COMPANY FROM UNFAIR COMPETITION. THE PARTIES HEREBY EXPRESSLY AGREE THAT IF THE SCOPE OF ENFORCEABILITY OF THE PROVISION OF SECTIONS 5 AND 6 ARE DISPUTED AT ANY TIME BY THE ASSOCIATE, A COURT OR ARBITRATOR, AS THE CASE MAY BE, MAY MODIFY SECTIONS 5 AND 6 IF IT DEEMS NECESSARY TO MAKE THESE PROVISIONS ENFORCEABLE UNDER APPLICABLE LAW. THE ASSOCIATE EXPRESSLY ACKNOWLEDGES THAT THE ASSOCIATE POSSESSES SKILLS AND ABILITIES OF A GENERAL NATURE AND HAS OTHER OPPORTUNITIES TO EXPLOIT THESE SKILLS. CONSEQUENTLY, ENFORCEMENT OF THE COVENANTS SET FORTH ABOVE WILL NOT DEPRIVE ASSOCIATE OF THE ABILITY TO EARN A LIVING.

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7.       Injunction. Associate hereby acknowledges and agrees that in the event of any breach or threatened breach of this Agreement, the Company will be authorized and entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief in addition to any other rights or remedies to which the Company may be entitled. Associate agrees that the Company may obtain this injunctive relief without posting a bond or bonds. Associate’s sole remedy, in the event of the entry of injunctive relief, will be dissolution of the injunctive relief, if warranted, upon a hearing duly had; provided, however, that all claims for damages by reason of the wrongful issuance of any injunction are expressly waived by Associate. In any litigation, arbitration or other proceeding concerning the entry of any requested injunction against Associate, Associate, for value, voluntarily waives any defenses Associate might otherwise have under the law of the jurisdiction in which the matter is being litigated, arbitrated or otherwise relating to any claimed “prior breach” on the part of the Company; it being specifically understood and agreed between the parties that no action or lack of action on the part of the Company will entitle or permit the Associate to disclose any Confidential Information and Trade Secrets in any circumstances.

8.       Effect of Waiver. The waiver by Associate or the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof.

9.       Binding Effect. This Agreement is binding upon and inure to the benefit of Associate and the Company and their respective heirs, executors, representatives, successors and assigns.

10.       Entire Agreement. This instrument contains the entire agreement of Associate and the Company relating to the matters set forth herein. It may not be changed verbally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

11.       Governing Law. This instrument is governed by and will be construed under the laws of the State of Florida.

12.       Jurisdiction and Venue. In the event of a breach or threatened breach by Associate of this Agreement, Associate hereby irrevocably submits to the jurisdiction of the state and federal courts of Florida, and irrevocably agrees that venue for any action or proceeding will be in the state and federal courts of Florida. Both parties waive any objection to the jurisdiction of these courts or to venue in the state and federal courts of Florida. Notwithstanding the foregoing, in the event that the laws of the state where the Associate resides prohibit the aforesaid designation of jurisdiction and venue, then that other state’s laws will control.

13.       Severability. If any provision of this Agreement is held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason, by any court of competent jurisdiction, government authority or otherwise, that holding, declaration or pronouncement will not affect adversely any other provisions of this Agreement which will otherwise remain in full force and effect.

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14.       Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party in the litigation, as determined by the court in a final judgment or decree, will pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation those costs, expenses and fees on any appeals), and if the successful party recovers judgment in any action or proceeding, the costs, expenses and attorneys’ fees will be included as part of the judgment.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first above written.

COMPANY	ASSOCIATE:

By:	By:

Title:	Title:

Date:	Date:

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Exhibit G to Franchise Disclosure Document

LA ROSA FRANCHISING, LLC

STATEMENT OF FRANCHISEE

[Note: Dates and Answers Must be Completed in the Prospective Franchisee’s Own Handwriting]

To make sure that no misunderstanding exists between you, the Franchisee, and us, La Rosa Franchising, LLC (also called “La Rosa Realty”, the “Franchisor” or “we”), and to make sure that no violations of law might have occurred, and understanding that we are relying on the statements you make in this document, you assure us as follows:

A.	The following dates are true and correct:

Date		Initials

1.	, 20	he date on which I received a Franchise Disclosure Document regarding the La Rosa Realty business.

2.	, 20	The date of my first meeting with Sales Director to discuss a possible purchase of a La Rosa Realty business

3.	, 20	The date on which I received a completed copy (other than signatures) of the Franchise Agreement which I later signed.

4.	, 20	The date on which I signed the Franchise Agreement.

5.	, 20	The earliest date on which I delivered cash, check or other consideration to the Sales Director or an officer of Franchisor.

B.	Representations.

1.       No oral, written, visual or other promises, agreements, commitments, representations, understandings, “side agreements,” options, right-of-first-refusal or otherwise have been made to or with me with respect to any matter (including but not limited to advertising, marketing, site location, operational, marketing or administrative assistance, exclusive rights or exclusive or protected territory or otherwise), nor have I relied in any way on same, except as expressly set forth in the Franchise Agreement or an attached written Addendum signed by me and

Franchisor, except as follows:

(If none, you should write NONE in your own handwriting and initial.)

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2.       No oral, written, visual or other promises, agreements, commitments, representation, understandings, “side agreements” or otherwise which expanded upon or were inconsistent with the Franchise Disclosure Document or the Franchise Agreement or any attached written addendum signed by me and an officer of Franchisor, were made to me by any person or entity, nor have I relied in any way on same, except as follows:

(If none, you should write NONE in your own handwriting and initial.)

3.       No oral, written, visual or other claim or representation (including but not limited to charts, tables, spreadsheets or mathematical calculations to demonstrate actual or possible results based on a combination of variables, such as multiples of price and quantity to reflect gross sales, or otherwise,) which stated or suggested a specific level or range of actual or potential sales, income, profits, cash flow, tax effects or otherwise (or from which these items might be ascertained) from the La Rosa Realty businesses, was made to me by any person or entity, nor have I relied in any way on any claim or representation, except as follows:

(If none, you should write NONE in your own handwriting and initial.)

4.       No contingency, prerequisite, reservation or otherwise exists with respect to any matter (including but not limited to my obtaining financing, or my fully performing any of my obligations), nor have I relied in any way on same, except as expressly set forth in the Franchise Agreement or any attached written Addendum signed by me and Franchisor:

(If none, you should write NONE in your own handwriting and initial.)

5.       The individuals signing for me constitute all of the executive officers, partners, shareholders, investors and/or principals. Each of these individuals has reviewed the Franchise Disclosure Document and all exhibits and carefully read, discussed, understands and agrees to the Franchise Agreement, each attached written Addendum and any personal guaranties.

6.       I have had an opportunity to consult with an independent professional advisor, such as an attorney or accountant, before signing any binding documents or paying any sums, and Franchisor has strongly recommended that I obtain this independent advice. I have also been strongly advised by Franchisor to discuss my proposed purchase of a Business with any existing Franchisor franchisees before signing any binding documents or paying any sums and Franchisor has supplied me with a list of all existing franchisees if any exist.

7.       I understand that a) entry into any business venture necessarily involves some unavoidable risk of loss or failure; b) while the purchase of a franchise may improve the chances for success, the purchase of a Business or any other franchise is a speculative investment; c) investment beyond that outlined in the Franchise Disclosure Document may be required to succeed; d) there exists no guaranty against possible loss or failure in this or any other business; and e) the most important factors in the success of any La Rosa Realty business, including the one to be operated by me, are my personal business skills, which include marketing, sales, and management, and require sound judgment and extremely hard work.

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I understand that Franchisor has Affiliates, including, La Rosa Realty New York, La Rosa Realty California, LLC, La Rosa Realty South Carolina, LLC , and La Rosa Realty Georgia, LLC, which operate a La Rosa Realty business, and I have not been provided with any financial or operating information about any Affiliate of Franchisor, nor have I relied upon any other information I may have obtained from any other source with regard to the financial or operating conditions of any Affiliate of Franchisor.

If there are any matters inconsistent with the statements in this document or if anyone has suggested that you sign this document without all of its statements being true, correct and complete, immediately inform La Rosa Franchising, LLC (Phone: 321-939-3748) and our President.

You understand and agree that we do not furnish, or authorize our salespersons, brokers or others to furnish any oral or written information concerning actual or potential sales, income, profits, cash flow, tax effects or otherwise (or information from which these items might be ascertained), from Affiliate-owned, franchised or non-franchised units, that no results can be assured or estimated, and that actual results will vary from unit to unit.

You understand and agree to all of the foregoing and represent and warrant that all of the above statements are true, correct and complete.

PROSPECTIVE FRANCHISEE:		SALES DIRECTOR:

	Date		Date

REVIEWED BY FRANCHISOR:

By:

Its:

Date:

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Exhibit H to Franchise Disclosure Document
LA ROSA FRANCHISING, LLC

GENERAL RELEASE

THIS GENERAL RELEASE (“Release”) is executed on                                                , 20           by                                                              (“Franchisee”) and by                                                                      (“Guarantors”) as a condition of [PICK ONE: the transfer of a La Rosa Realty franchise between Franchisee and La Rosa Franchising, LLC (“Franchisor”) [or] the transfer or renewal of a La Rosa Realty Franchise Agreement dated                                  (“Franchise Agreement”) between Franchisee and Franchisor [or] between dated                                               (“Franchise Agreement”) between Franchisee and La Rosa Franchising, LLC.

1.       Release by Franchisee and Guarantors. Franchisee (if Franchisee an entity, on                                  behalf of itself and its parent, subsidiaries and Affiliates and their respective past and present officers, directors, shareholders, agents and employees, in their corporate and individual capacities and, if Franchisee is an individual, on behalf of himself/herself and his/her heirs, representatives, successors and assigns) and Guarantors (on behalf of themselves and their respective heirs, representatives, successors and assigns) (collectively, “Franchisee Releasors”) freely and without any influence forever release and covenant not to sue Franchisor and its parent, subsidiaries and Affiliates and their respective past and present officers, directors, members, shareholders, agents and employees, in their corporate and individual capacities, (collectively “Franchisor Releasees”) with respect to any and all claims, demands, liabilities and causes of action of whatever kind or nature, whether known or unknown, vested or contingent, suspected or unsuspected (collectively, “Claims”), which any Franchisee Releasor ever owned or held, now owns or holds or may in the future own or hold, including, without limitation, claims arising under federal, state and local laws, rules and ordinances and claims arising out of, or relating to the Franchise Agreement and all other agreements between any Franchisee Releasor and any Franchisor Releasee, arising out of, or relating to any act, omission or event occurring on or before the date of this Release, unless prohibited by applicable law.

IF FRANCHISEE OR GUARANTORS ARE BASED IN CALIFORNIA: Franchisee and Guarantors (on behalf of the Franchisee Releasors) expressly agree that, with respect to this release, any and all rights granted under Section 1542 of the California Civil Code are expressly waived, to the extent applicable. That Section reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.       Risk of Changed Facts. Franchisee and Guarantors understand that the facts in respect of which the Release in Section 1 above is given may turn out to be different from the facts now known or believed by them to be true. Franchisee and Guarantors hereby accept and assume the risk of the facts turning out to be different and agree that the Release shall nevertheless be effective in all respects and not subject to termination or rescission by virtue of any such difference in facts.

6860.000/1490951.4

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3.       No Prior Assignment. Franchisee and Guarantors represent and warrant that the Franchisee Releasors are the sole owners of all Claims and rights released hereunder and that the Franchisee Releasors have not assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim released under Section 1 above.

4.       Covenant Not to Sue. Franchisee and Guarantors (on behalf of the Franchisee Releasors) covenant not to initiate, prosecute, encourage, assist, or (except as required by law) participate in any civil, criminal, or administrative proceeding or investigation in any court, agency, or other forum, either affirmatively or by way of cross-claim, defense, or counterclaim, against any person or entity released under Section 1 above with respect to any Claim released under Section 1 above.

5.       Complete Defense. Franchisee and Guarantors: (A) acknowledge that this Release shall be a complete defense to any Claim released under Section 1 above; and (B) consent to the entry of a temporary or permanent injunction to prevent or end the assertion of any such Claim.

6.       Successors and Assigns. This Release will inure to the benefit of and bind the successors, assigns, heirs and personal representatives of Franchisor and each Franchisee Releasor.

7.       Governing Law. This Release and all claims relating to this Release shall be governed by and construed under the law of the State of Florida. Franchisor, Franchisee and Guarantor shall file any controversy or claim whatsoever arising out of or relating to this Release or the enforcement of the promises in this Release or with regard to the interpretation, formation, or breach of this Release in the court where Franchisor’s principal offices are located. Franchisor may file any controversy or claim whatsoever arising out of or relating to this Release or the enforcement of the promises in this Release or with regard to the interpretation, formation, or breach of this Release in the court where its principal offices are located, where Franchisee or Guarantors reside or do business, or where the claim arose.

8.       Miscellaneous

A.       This Release constitutes the entire, full and complete agreement between the parties concerning the release of Claims by the parties and supersedes all prior or contemporaneous negotiations, discussions, understandings or agreements. Except as expressly set forth in this Agreement, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed in writing.

B.       The masculine gender shall be deemed to refer to and include the feminine and neuter, and the singular to refer to and include the plural, and vice versa.

C.       The terms of this Release shall remain confidential and may not be disclosed except when and to the extent necessary to comply with applicable federal, state, or local laws, court orders or regulations.

D.       All terms not defined in this Release shall have the meaning given to them in the

E.       Franchise Agreement.

F.       All captions in this Release are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision of this Agreement.

6860.000/1490951.4

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G.       This Release may be executed in counterparts, and each copy so executed and delivered shall be deemed an original.

IN WITNESS WHEREOF, Franchisee and Guarantors have executed this Release as of the date shown below.

FRANCHISEE:

(IF FRANCHISEE IS AN ENTITY)

Signature:

Print Name:

Title:

Date:

(IF FRANCHISEE IS AN INDIVIDUAL)

Signature:

Print Name:

Date:

GUARANTOR:

Signature:

Print Name:

Date:

GUARANTOR:

Signature:

Print Name:

Date:

[Attach additional signature pages as needed]

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Exhibit I to Franchise Disclosure Document

APSA Purchase Agreement

La Rosa Realty, LLC, a Florida limited liability company (the “Seller”), and                                           , a [STATE] [CORPORATION/LIMITED LIABILITY COMPANY] [AN INDIVIDUAL] (the “Buyer”).

The Seller owns and operates a residential and commercial real estate brokerage business known as “La Rosa Realty” located at                                                                           (the “Business”).

The Seller has agreed to sell and the Buyer has agreed to purchase the Purchased Assets (as defined below).

Therefore, the parties agree as follows:

1.       Sale of the Purchased Assets; Assumption of the Assumed Contracts. Subject to the provisions set forth in this agreement, as of midnight at the beginning of the date of this agreement (the “Effective Time”), the Seller hereby sells, conveys, assigns, and transfers to the Buyer the assets set forth on Schedule 1 (the “Purchased Assets”) free and clear of any and all liens and encumbrances, and the Buyer hereby accepts the sale, conveyance, assignment, and transfer of the Purchased Assets and assumes the Buyer’s obligations under the contracts listed on Schedule 1 (the “Assumed Contracts”). Buyer acknowledges that this sale does not include any right to the use of Seller’s trade name, trademarks or other intellectual property, and that this sale is conditioned upon Buyer contemporaneously entering into a franchise relationship with La Rosa Franchising, LLC, which franchise relationship separately licenses the use of the “La Rosa Realty” trade name, trademarks and other intellectual properties.

2.       No Other Assumption of Liabilities. Except for the Assumed Contracts, the Buyer does not assume any obligation or liability of the Seller, and the Seller or the Owner or both, as applicable, will continue to be liable for any and all liabilities of the Seller. The Buyer does not assume any liability under the Assumed Contracts arising before the Effective Time. The Seller will not be responsible for any liability that arises from the Buyer’s operation of the Business after the Effective Time.

3.       Purchase Price. The purchase price is $                           (the “Purchase Price”). The parties agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax purposes) in accordance with the allocation schedule attached to this agreement as Schedule 3. The Buyer shall pay the Purchase Price as follows:

(1)	$ deposit, which has already been paid, will be credited to the Buyer.

(2)	$ will be paid at the Closing by wire transfer.

4.       Representations and Warranties. The Seller represents and warrants to the Buyer that all of the representations and warranties set forth on Schedule 4 are true and correct in all respects as of the date of this agreement.

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5.        Reserved.

6.       Proration of Expenses. Any costs associated with operating the Business in the ordinary course, including but not limited to payroll expenses and utility or similar charges, payable with respect to the period in which the Effective Time falls will be prorated based on the actual number of days applicable to the pre-Effective Time and post-Effective Time occupancy and use. The Seller will be liable for the prorated amount of all such expenses during the period through the Effective Time, and the Buyer will be liable for the prorated amount of all such expenses during the period after the Effective Time.

7.       Survival. Except as otherwise provided in this agreement, the representations and promises of the parties contained in this agreement will survive (and not be affected in any respect by) the Effective Time for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.

8.       Further Actions. At any time and from time to time after the date of this agreement: (1) the Seller shall execute and deliver or cause to be executed and delivered to the Buyer such other instruments and take such other action, all as the Buyer may reasonably request, in order to carry out the intent and purpose of this agreement; and (2) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller such other instruments and take such other action, all as the Seller may reasonably request, in order to carry out the intent and purpose of this agreement.

9.       Governing Law; Venue. This agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws principles) of the State of.                                        Any suit, action, or other proceeding brought against any of the parties to this agreement or any dispute arising out of this agreement or the transactions contemplated hereby must be brought either in the courts sitting in                                           County,                             , or in the United States District Court for the District of                                           and by its execution and delivery of this agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.

10.       Assignment. No party may assign either this agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party, except that the Buyer may assign any or all of its rights under this agreement, in whole or in part, without obtaining the consent or approval of any other party, (1) to any current or future affiliate of the Buyer, (2) to any entity into which the Buyer may be merged or consolidated, (3) in connection with any acquisition, restructuring, merger, conversion, or consolidation to which the Buyer may be a party, or (4) to a lender to the Buyer or its affiliates as collateral security for current or future obligations owed by the Buyer or its affiliates to the lender.

11.       Notices. All notices and other communications under this agreement must be in writing and given by first class mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or personal delivery against receipt to the party to whom it is given, in each case, at the party’s address set forth in this section 11 or such other address as the party may hereafter specify by notice to the other parties given in accordance with this section. Any such notice or other communication will be deemed to have been given as of the date the applicable delivery receipt for such communication is executed as received or in the case of mail, three days after it is mailed.

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If to the Seller:
Attention:
If to the Buyer

Attention:

12.       Miscellaneous. This agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this agreement are merged in and are superseded and canceled by, this agreement. This agreement may not be modified or amended except by a writing signed by the parties. This agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this agreement falls on a day which is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this agreement are a material part of this agreement and are incorporated by reference herein.

Each of the undersigned has caused this bill of sale and assignment and assumption agreement to be duly executed and delivered as of the date first written above.

BUYER:
By:
Name:

Title:
SELLER:
La Rosa Realty, LLC
By:
Name:
Title:

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Schedule 1

Purchased Assets

“Purchased Assets” means all of the assets of the Seller used or useful in the operation of the Business, including the following assets, but specifically excluding the Excluded Assets:

a)       all customer lists related to the Business;

b)       all computers equipment (excluding any software other than the operating system) and related office equipment, and office supplies used by the Seller in the Business;

c)       fixtures and furniture used by the Seller in the Business;

d)       phone system and any other technological equipment used by the Business;

e)       the telephone number            ;

f)       the “Inventory,” as set forth on Exhibit A to this Schedule 1,

“Excluded Assets” means the following:

a)       all cash of the Seller;

b)       all accounts receivable of the Seller outstanding at the Effective Time; and

c)                  .

“Assumed Contracts” means the following contracts:

Exhibit A to Schedule 1

Inventory

[See attached.]

Schedule 3

Tax Allocation Schedule

Furniture Fixtures and Equipment $

Inventory $

Schedule 4

Representations and Warranties

1.       Capitalization. The Seller is the owner of the Business and no person has any existing right to purchase any equity of the Seller.

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2.       Consents. The Seller is not required to obtain the consent of any party to a contract or any governmental entity in connection with the execution, delivery, or performance by it of this agreement or the consummation of the transactions contemplated in this agreement, other than                                                                                         .

3.       Compliance with Laws. With respect to the operation of the Business by the Seller before the Effective Time, the Seller and its employees and officers are and at all times have been in compliance in all material respects with each law applicable to the Seller or to the operation of the Business.

4.       Taxes. The Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due under the tax returns or under any assessment that has become payable or for which the Buyer may otherwise have any transferee liability. All monies required to be withheld by the Seller from employees for income taxes and social security and other payroll taxes have been collected or withheld and either paid to the respective governmental bodies or set aside in accounts for such purpose.

5.       Litigation. There are no claims or suits pending or, to the Seller’s knowledge, threatened by or against the Seller (1) relating to or affecting the Business or Purchased Assets or (2) by or against any employee of the Seller relating to or affecting the Business or Purchased Assets. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Seller is a party or is subject with respect to any of the Purchased Assets is subject.

6.       Financial Information; Ordinary Course. The financial information the Seller provided to the Buyer is accurate, correct, and complete, is in accordance with the books and records of the Seller, and presents fairly the results of operation and financial condition of the Seller’s Business. The Seller has operated the Business in the ordinary course before the Effective Time.

7.       Title; Condition of Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances. Pursuant to this agreement, the Seller conveys to the Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens and encumbrances. All equipment and signs are in working order and the premises will pass all inspections necessary to conduct the Business.

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STATE EFFECTIVE DATES

The following states require that the Franchise Disclosure Document be registered or filed with the state or be exempt from registration: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin.

This document is effective and may be used in the following states, where the document is filed, registered, or exempt from registration, as of the Effective Date stated below:

State	Effective Date
California	August 5, 2020
Illinois	Pending
New York	Pending
Virginia	August 26, 2020

Other states may require registration, filing, or exemption of a franchise under other laws, such as those that regulate the offer and sale of business opportunities or seller-assisted marketing plans.

Exhibit K to Franchise Disclosure Document

LA ROSA FRANCHISING, LLC

RECEIPTS

RECEIPT

This disclosure document summarizes certain provisions of the franchise agreement and other information in plain language. Read this disclosure document and all agreements carefully.

If La Rosa Franchising LLC offers you a franchise, it must provide this disclosure document to you 14 calendar-days before you sign a binding agreement with, or make a payment to, the franchisor or an Affiliate in connection with the proposed franchise sale.

If La Rosa Franchising LLC does not deliver this disclosure document on time or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington DC 20580 and your appropriate state agency/

The franchise seller with whom you have dealt in connection with this franchise offer is Mark Gracy, 1420 Celebration Blvd., Suite 200, Celebration, FL 34747, Telephone: (321)939-3748.

The issuance date for this Franchise Disclosure Document is March 2, 2020.

I have received a disclosure document dated March 2, 2020, that, in addition to this Receipt, included the following Exhibits:

Financial Statements	Nondisclosure and Noncompetition Agreements
Franchise Agreement	Statement of Franchisee
List of Current Franchisees	General Release
List of State Agencies and Administrators	APSA Purchase Agreement
State-Specific Addendum

Prospective Franchisee	Prospective Franchisee
(Print Name)	(Print Name)

Signature	Signature

Date	Date

The prospective franchisee must sign both copies of this Receipt, retaining one for the prospective franchisee’s records. The other copy must be sent ail to Mark Gracy, La Rosa Franchising, LLC, 1420 Celebration Blvd., Suite 200, Celebration, FL 34747.

RECEIPT

This disclosure document summarizes certain provisions of the franchise agreement and other information in plain language. Read this disclosure document and all agreements carefully.

If La Rosa Franchising LLC offers you a franchise, it must provide this disclosure document to you 14 calendar-days before you sign a binding agreement with, or make a payment to, the franchisor or an Affiliate in connection with the proposed franchise sale.

If La Rosa Franchising LLC does not deliver this disclosure document on time or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington DC 20580 and your appropriate state agency/

The franchise seller with whom you have dealt in connection with this franchise offer is Mark Gracy, 1420 Celebration Blvd., Suite 200, Celebration, FL 34747, Telephone: (321)939-3748.

The issuance date for this Franchise Disclosure Document is March 2, 2020

I have received a disclosure document dated March 2, 2020, that, in addition to this Receipt, included the following Exhibits:

Financial Statements	Nondisclosure and Noncompetition Agreements
Franchise Agreement	Statement of Franchisee
List of Current Franchisees	General Release
List of State Agencies and Administrators	APSA Purchase Agreement
State-Specific Addendum

Prospective Franchisee	Prospective Franchisee
(Print Name)	(Print Name)

Signature	Signature

Date	Date

The prospective franchisee must sign both copies of this Receipt, retaining one for the prospective franchisee’s records. The other copy must be sent ail to Mark Gracy, La Rosa Franchising, LLC, 1420 Celebration Blvd., Suite 200, Celebration, FL 34747.